As filed with the Securities and Exchange Commission on April 8, 2022.

Registration No. 333-240261

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

FS CREDIT REAL ESTATE INCOME TRUST, INC.

(Exact name of registrant as specified in governing instruments)

201 Rouse Boulevard

Philadelphia, PA 19112

(215) 495-1150

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Forman

FS Credit Real Estate Income Trust, Inc.

201 Rouse Boulevard

Philadelphia, PA 19112

(215) 495-1150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309-3424

(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Prospectus

Maximum Offering of $2,750,000,000 in Shares of Common Stock

FS Credit Real Estate Income Trust, Inc. is a Maryland corporation formed to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed- rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including commercial mortgage-backed securities, unsecured debt of listed and non-listed real estate investment trusts (“REITs”), collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, residential mortgage-backed securities and portfolios of single family home mortgages. We conduct our operations as a REIT for U.S. federal income tax purposes.

We are managed by our adviser, FS Real Estate Advisor, LLC (“FS Real Estate Advisor” or the “adviser”), a subsidiary of our sponsor, Franklin Square Holdings, L.P. (“FS Investments” or the “sponsor”), a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto Capital Management, LLC (“Rialto” or the “sub-adviser”) to act as the sub-adviser.

We are offering on a continuous basis up to $2,750,000,000 in shares of common stock, consisting of up to $2,500,000,000 in shares of common stock in our primary offering and up to $250,000,000 in shares of common stock pursuant to our distribution reinvestment plan. We are offering to sell any combination of five classes of shares of our common stock, Class T, Class S, Class D, Class M and Class I shares, with a dollar value up to the maximum offering amount. Class F and Class Y shares will only be offered in this offering pursuant to our distribution reinvestment plan. The share classes have different selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. The per share purchase price for each class of common stock will vary and will generally equal our prior month’s net asset value (“NAV”) per share for such class of shares, as determined monthly, plus applicable selling commissions and dealer manager fees. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. This is a “best efforts” offering, which means that FS Investment Solutions, LLC, the dealer manager of this offering (the “dealer manager”), will use its best efforts but is not required to sell any specific amount of shares in this offering.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 35 for risks to consider before buying our shares, including:

•	You will not have the opportunity to evaluate our future investments before we make them.

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us is likely the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis, subject to certain limitations. Our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described above) and is not based on any public trading market. Because the valuation of our investments is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	We cannot guarantee that we will continue to make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•	We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we pay to the adviser and its affiliates.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	There are limits on the ownership and transferability of our shares.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and the amount of cash available for distribution to our stockholders could materially decrease.

None of the Securities and Exchange Commission (the “SEC”), the Attorney General of the State of New York or any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock is prohibited.

	Price to the Public(1)	Selling Commissions	Dealer Manager Fees	Proceeds to Us, Before Expenses
Maximum Primary Offering(2)	$2,500,000,000	$31,400,966	$2,415,459	$2,466,183,575
Class T Shares, Per Share	$24.99	$0.75	$0.13	$24.11
Class S Shares, Per Share	$25.22	$0.89	—	$24.33
Class D Shares, Per Share	$25.02	—	—	$25.02
Class M Shares, Per Share	$25.09	—	—	$25.09
Class I Shares, Per Share	$24.46	—	—	$24.46
Maximum Distribution Reinvestment Plan(2)	$250,000,000	—	—	$250,000,000

(1)

The price per share shown for each of our classes of shares is the April 1, 2022 transaction price, which is equal to such class’s NAV as of February 28, 2022, plus applicable upfront selling commissions and dealer manager fees. Shares of each class will be issued on a monthly basis at the then-current transaction price, which is generally equal to the prior month’s NAV per share for such class, plus applicable upfront selling commissions and dealer manager fees.

(2)

Assumes that 1/5 of the gross offering proceeds are from the sale of each of our Class T, Class S, Class D, Class M and Class I shares. For Class T shares sold in the primary offering, investors pay selling commissions of up to 3.0% of the transaction price and dealer manager fees of 0.5% of the transaction price, however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. For Class S shares sold in the primary offering, investors pay selling commissions of up to 3.5% of the transaction price. We also pay stockholder servicing fees over time to the dealer manager, subject to limitations on underwriting compensation, equal to 0.85%, 0.85%, 0.3% and 0.3% per annum of the aggregate NAV of our outstanding Class T, Class S, Class D and Class M shares, respectively. The stockholder servicing fee for Class T shares will be comprised of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. No stockholder servicing fees will be paid with respect to the Class I, Class F or Class Y shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We also pay or reimburse certain organization and offering expenses. See “Estimated Use of Proceeds,” “Compensation” and “Plan of Distribution.”

The date of this prospectus is April 8, 2022.

FS Investment Solutions, LLC

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus, including any documents incorporated by reference herein, and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A.

•

Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor. Your check should be made payable, or wire transfer directed, to “FS Credit Real Estate Income Trust, Inc.” After you have satisfied the applicable minimum initial purchase requirements for the class of stock you are purchasing ($5,000 for Class T, Class S, Class D and Class M shares; $1,000,000 for Class I shares, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates), additional purchases must be in increments of $500, except for purchases made under our distribution reinvestment plan.

By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

See “Plan of Distribution—Purchase Price” for a description of the purchase price for each class of shares sold in this offering.

Subscriptions to purchase our common stock may be made on an ongoing basis, but investors may only purchase our common stock pursuant to accepted subscriptions as of the first calendar day of each month, and to be accepted, (i) a subscription must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and (ii) payment of the full purchase price of our common stock being subscribed must be made at least five business days prior to the first calendar day of the month (unless waived by the dealer manager or otherwise agreed to between the dealer manager and the applicable participating broker-dealer).

For example, if you wish to purchase shares as of the first calendar day of November, your subscription agreement and payment must be received in good order at least five business days before the first calendar day of November. The transaction price will be made available during October and generally will equal the NAV per share of the applicable class as of the last calendar day of September. Your purchase price will equal the transaction price plus applicable upfront selling commissions and dealer manager fees. If accepted, your subscription will be effective as of the first calendar day of November.

Subscriptions will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website at www.fsinvestments.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to subscribers as discussed below). Subscribers are not committed to purchase shares at the time their subscriptions are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your subscription before you are committed to purchase the shares. Generally, you will not be provided with direct notice of the

i

transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Any subscription may be canceled at any time before it has been accepted. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering. If for any reason we reject the subscription, we will return the check or wire, without interest or deduction, within ten business days of rejecting it.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keogh plans and 401(k) plans. In the case of investments made through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor.

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan, although we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we accept is $5,000 for Class T, Class S, Class D and Class M shares and $1,000,000 for Class I shares, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in the offering may impose greater suitability standards than those set forth above and the state-specific suitability standards set forth below.

Alabama: Alabama investors may not invest more than 10% of their liquid net worth in us and our affiliates.

California: California investors may not invest more than 10% of their net worth in our shares. An investment by a California investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitation.

Idaho: Idaho investors must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

Iowa: Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) must limit their aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing 10% investment concentration limit.

Kansas: It is recommended by the Office of Kansas Securities Commissioner that Kansas investors limit their aggregate investments in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

Kentucky: Kentucky investors may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated non-publicly traded REITs.

Maine: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts: Massachusetts investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

Missouri: Missouri investors may not invest more than 10% of their liquid net worth in our shares.

Nebraska: In addition to the suitability standards above, a Nebraska investor must limit his or her aggregate investment in shares of us and other non-publicly traded REITs to 10% of the investor’s net worth (exclusive of home, home furnishings, and automobiles). Investors who are “accredited investors” as defined in 17 C.F.R. 230.501 are not subject to the foregoing concentration limit.

New Jersey: New Jersey investors must have either (a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered, Federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.

New Mexico: New Mexico investors may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment trusts.

North Dakota: North Dakota investors must have a net worth of at least ten times their investment in us.

Ohio: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor may not invest more than 10% of his or her liquid net worth in shares of us, our affiliates and other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities.

Oregon: Oregon investors may not invest more than 10% of their net worth in this offering.

Pennsylvania: Pennsylvania investors may not invest more than 10% of their net worth in us. The minimum offering amount of this offering in Pennsylvania is $10 million.

Puerto Rico: In addition to the general suitability standards, a Puerto Rico investor may not invest more than

10% of such investor’s liquid net worth in us, our affiliates and other non-traded REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Tennessee: Tennessee investors who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their net worth in us.

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For the purposes of these suitability standards, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

•	meet the minimum income and net worth standards established in your state;

•	are in a financial position appropriate to enable you to realize the potential benefits described in the prospectus;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•

have an apparent understanding of the fundamental risks of the investment, the risk that you may lose your entire investment, the limited liquidity of our common stock, the restrictions on transferability of our common stock and the tax consequences of the investment.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which enhances the broker-dealer standard of conduct beyond existing suitability standards. Broker-dealers must comply with Regulation Best Interest commencing June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more or less restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition to Regulation Best Interest, certain states, including Massachusetts, have adopted or may adopt state-level standards which seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states. In comparison to the standards of Regulation Best Interest, the Massachusetts fiduciary standard, for example, requires broker-dealers to adhere to the duties of utmost care and loyalty to customers. These standards require a broker-dealer to make recommendations without regard to the financial or any other interest of any party other than the retail customer, and that broker-dealers must make all reasonably practicable efforts to avoid conflicts or interest, eliminate conflicts that cannot reasonably be avoided, and mitigate conflicts that cannot reasonably be avoided or eliminated. In addition to Regulation Best Interest and state fiduciary standards of conduct, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest and state fiduciary standards on broker-dealers cannot be determined at this time as little administrative or case law exists regarding those standards and the full scope of their applicability is uncertain.

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ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the SEC. Periodically, as material developments occur, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described under “Incorporation by Reference” and “Available Information.”

IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented monthly with respect to the transaction price per share for each share class and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward- looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward- looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and accompanying answers related to our structure, our management, our business and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

What is FS Credit Real Estate Income Trust, Inc.?

We are a Maryland corporation formed in 2016 to originate, acquire and manage real estate-related debt investments primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans and (ii) commercial real estate securities, including commercial mortgage-backed securities, or CMBS, unsecured debt of listed and non-listed real estate investment trusts, or REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, residential mortgage-backed securities, or RMBS, and portfolios of single family home mortgages. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. As of March 1, 2022, we hold loans and other investments with a value of $4.5 billion, comprised primarily of senior secured floating rate loans. The portfolio was well-diversified among property types, with 57.5% in multifamily, 11.9% in office, 8.1% in industrial, 1.5% in mixed use, 6.2% in hospitality, 7.0% in retail, 5.3% in self-storage and 2.5% in various other property types.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate-related investments;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•

is required to pay dividends to investors of at least 90% of its annual REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP); and

•

is able to qualify to be taxed as a REIT for U.S. federal income tax purposes and therefore avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In this prospectus, we refer to an entity that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017.

What is a perpetual-life REIT?

We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate investments and other real estate-related assets, the shares of common stock of which are generally intended to be sold and repurchased by the issuer on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of similarly structured, perpetual- life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate and real estate-related assets. As a perpetual-life, publicly-offered REIT, we intend to offer a similar investment option to a broader universe of investors through this offering. While we are not obligated by our charter or otherwise to effect a liquidity event within a certain amount of time, our board of directors may determine at some point in the future to pursue a liquidity event, including a listing of our common stock on a national securities exchange, the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity.

How is an investment in shares of your common stock different from an investment in a listed REIT?

We do not intend to list our shares for trading on a national securities exchange for the foreseeable future. We believe that a non-listed structure is more appropriate for the long-term nature of the assets in which we intend to invest. This structure allows us to operate with a long-term view, similar to that of private investment funds, instead of managing to quarterly market expectations. An investment in our common stock generally differs from an investment in a listed REIT because: (1) the prices of shares of listed REITs are determined by the public market, which may cause a listed REIT’s stock price to fluctuate at a premium or discount to NAV based on factors such as supply and demand, economic preferences and other market forces, while our offering price is subject to adjustment in accordance with our share pricing policy as a result of changes in the NAV of our shares, which is based on the value of our investments as determined in good faith by our adviser; therefore, our stockholders will not be subject to the daily share price volatility associated with the public markets; (2) unlisted investments in real estate debt have historically demonstrated a lower correlation to traditional asset classes, such as stocks and bonds, as compared to the correlation exhibited by listed REITs; and (3) shares of listed REITs are liquid and easily transferable, while shares of our common stock cannot readily be sold and have significant restrictions on their ownership, transferability and repurchase. The determination of our NAV is inherently subjective and our NAV may decrease over time, including as a result of declining asset values.

Why should I invest in a company that is focused on commercial real estate loans and commercial real estate-related debt securities?

We believe that the absence of many historical sources of debt financing for the commercial real estate market has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns. Furthermore, we believe there is unmet demand for transitional lending for the acquisition of commercial real estate properties that require renovation or repositioning, as many traditional lenders only make loans secured by more stabilized real estate properties. These transitional loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties as well as commercial real estate assets traded in the securitized markets. The de-leveraging and risk assessment taking place among the large commercial and investment banks and traditional credit providers has left real estate owners with limited options for obtaining debt financing. As a result, the pricing of real estate debt capital has increased and the terms and structure of real estate loans, including borrower recourse, have generally become more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by commercial real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of commercial real estate face maturities on loans that have been syndicated or securitized, or both, and may have difficulty, due to the loan structure and servicing standards, in obtaining extensions even for performing, stabilized assets. You and your financial advisor should determine whether investing in a company that focuses on commercial real estate mortgage loans and commercial real estate-related debt securities would benefit your investment portfolio.

What competitive strengths do you derive from your adviser and the sub-adviser?

We are externally managed by our adviser, FS Real Estate Advisor, whose principal executive offices are located at 201 Rouse Boulevard, Philadelphia, PA 19112. Our adviser is an affiliate of FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage FS Investments’ other investment vehicles, including business development companies, or BDCs, and closed-end funds. FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by FS Investments and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, will allow FS Real Estate Advisor to successfully execute our investment strategy. See “Management” for more information on the experience of the members of the senior management team.

Our adviser has engaged Rialto, which together with Rialto Capital Group Holdings, Inc. and its subsidiaries, or the Rialto Entities, is a leading real estate investment and asset management company, to perform services on behalf of our adviser for us primarily related to the selection of our investments and to assist with the day-to-day management of our investment operations. From 2009 through December 31, 2021, Rialto has participated in approximately $14.7 billion of equity investments. Out of this total amount of investments, approximately $12.1 billion related to debt investments. More specifically, during this time period, Rialto, on behalf of its clients or directly on its balance sheet, invested in real estate loans at various levels of the capital structure (such as senior, senior subordinate or mezzanine) with a total original principal balance of over $9.1 billion and in pools of CMBS with an aggregate unpaid principal balance of over $17.3 billion.

We capitalize on Rialto’s significant and broad experience managing various real estate strategies across equity and debt. We also capitalize on its national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of December 31, 2021, Rialto’s commercial real estate platform, which had (together with the Rialto Entities) approximately 254 professionals operating from 14 offices across the United States and Europe, had approximately $9.2 billion in assets under management. Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a competitive advantage for us in executing upon our investment strategy.

What are the risks of an investment in your shares?

An investment in our shares involves significant risk. These risks include, among others: (1) there is no public trading market for shares of our common stock and your ability to dispose of your shares is likely limited to our share repurchase plan; (2) the amount of distributions we make is uncertain, and we may pay distributions from sources such as borrowings or offering proceeds, which means we would have less cash available for investments and your overall returns may be reduced; (3) you will not have the opportunity to evaluate future investments we will make prior to purchasing shares of our common stock; (4) your purchase and repurchase price for shares of our common stock are generally based on our prior month’s NAV (subject to material changes as described above), and are not based on any public trading market; and (5) we pay substantial fees and expenses to our adviser and its affiliates for this offering, which were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. You should read the “Risk Factors” section of this prospectus, which includes a detailed discussion of material risks that you should consider before you invest in our common stock.

Do you currently own any investments?

Yes, see “Investment Portfolio” for a detailed discussion of our current investments.

What are the differences between the various classes of common stock being offered?

We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. In addition, Class F and Class Y shares are only being offered pursuant to our distribution reinvestment plan. The differences among the share classes relate to selling commissions, dealer manager fees and ongoing stockholder servicing fees and, therefore, each class may receive different distributions. See “Description of Shares” and “Plan of Distribution” for a more detailed discussion of the differences between our various classes of shares.

Assuming a NAV per share of $25.00 and assuming applicable stockholder servicing fees are paid until the 8.75%, 7.25% or 1.25% of gross proceeds limit, as applicable, described in “Compensation—Stockholder Servicing Fees” is reached, we expect that a one-time investment in 400 shares of each class of our shares in our primary offering (representing an aggregate NAV of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Gross Purchase Price	Upfront Selling Commissions	Upfront Dealer Manager Fees	Annual Stock- holder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$10,350	$300	$50	$85	$556 (6.5 years)	$906 (6.5 years)
Class S	$10,350	$350	$0	$85	$556 (6.5 years)	$906 (6.5 years)
Class D	$10,000	$0	$0	$30	$125 (4.2 years)	$125 (4.2 years)
Class M	$10,000	$0	$0	$30	$725 (24.2 years)	$725 (24.2 years)
Class I	$10,000	$0	$0	$0	$0	$0

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D shares, Class M shares and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D, Class M or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D, Class M or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors and (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers. If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the selling commissions, dealer manager fees and ongoing stockholder servicing fees attributable to the Class T, Class S, Class D and Class M shares, as applicable. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.

What is the per share purchase price?

The per share purchase price for each class of our shares of common stock will equal the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable selling commissions and dealer manager fees. Although the offering price for shares of our common stock is generally based on the prior month’s NAV per share, the NAV per share of such stock as of the date on which your purchase is settled may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan, in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. Each class of shares may have a different NAV per share because stockholder servicing fees and advisory fees differ with respect to each class. See “Plan of Distribution— Purchase Price” for more details on the purchase price of our shares and “Operating Information—Historical NAV Per Share” for information on our historical NAV per share.

Will I be charged a sales load?

If you purchase Class T or Class S shares, you may be charged an upfront sales load, subject to reductions for certain categories of purchasers. Investors in Class T shares may pay upfront selling commissions of up to 3.0% of the transaction price per Class T share and dealer manager fees of 0.5% of the transaction price per Class T share, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Investors in Class S shares may pay upfront selling commissions of up to 3.5% of the transaction price per Class S share. Selling commissions and dealer manager fees may be lower for certain participating broker-dealers and may vary from one participating broker-dealer to another. Stockholders will not pay selling commissions or dealer manager fees on Class D, Class M or Class I shares or when purchasing shares of any class pursuant to our distribution reinvestment plan. Ongoing stockholder servicing fees are payable with respect to our Class T, Class S, Class D and Class M shares. See “Plan of Distribution.”

When is the transaction price available each month?

Generally, within 15 calendar days after the last calendar day of each month, we determine our NAV per share for each share class as of the last calendar day of the prior month, which is generally the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We disclose the transaction price for each month when available on our website at www.fsinvestments.com and in prospectus supplements filed with the SEC.

Generally, you will not be provided with direct notice of the transaction price when it becomes available. Therefore, if you wish to know the transaction price prior to your subscription being accepted you must check our website or our filings with the SEC prior to the time your subscription is accepted.

However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available. In such cases, you will have at least three business days from delivery of such notice before your subscription is accepted. See “How to Subscribe.”

May I withdraw my subscription once I have made it?

Yes. Subscribers are not committed to purchase shares at the time their subscriptions are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your subscription by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone line, 877-628-8575.

When will my subscription be accepted?

Subscriptions will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) publicly available by posting it on our website at www.fsinvestments.com and filing a prospectus supplement with the SEC (or in certain cases after we have delivered notice of such price directly to you as discussed above). As a result, you will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw your subscription before you are committed to purchase the shares.

If I buy shares, will I receive distributions and, if so, how often?

To qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, for each year we will be required to distribute dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level, and we have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions. We currently pay distributions monthly and expect to continue paying distributions monthly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. With a limited prior operating history, we cannot assure you that we will be able to pay distributions or that distributions will increase over time.

The per share amount of distributions on Class T, Class S, Class D and Class M shares will likely be lower than Class I, Class F and Class Y shares because we deduct ongoing stockholder servicing fees from the distributions with respect to the Class T, Class S, Class D and Class M shares. In addition, because advisory fees are calculated based on the NAV of our Class T, Class S, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We may fund distributions, without limitation as to amount, from any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. Funding distributions from sources other than cash flow from operations is likely to occur in the early stages of our offering before proceeds from the offering are fully invested. To the extent that we pay our required distributions and such distributions exceed our current and accumulated earnings and profits, such excess distributions will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions.”

May I reinvest my distributions in additional shares of common stock?

Yes. We have adopted a distribution reinvestment plan for our stockholders that allows our stockholders to elect to reinvest any cash distributions we may declare in additional shares of our common stock. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Selling commissions and dealer manager fees will not be charged with respect to shares purchased under our distribution reinvestment plan; however, all outstanding Class T, Class S, Class D and Class M shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing stockholder servicing fees. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Unless a stockholder specifically elects to participate in the distribution reinvestment plan, that stockholder will receive cash distributions. Stockholders who elect to receive distributions in the form of shares of common stock will be subject to the same federal, state and local tax consequences as stockholders who receive their distributions in cash. If you participate in our distribution reinvestment plan, you will be treated for federal income tax purposes as if you received a distribution (taxable as described in the following Q&A) in an amount equal to the value of the additional shares you receive, so that you may have a tax liability that you will have to fund from other sources. See “Distribution Reinvestment Plan.” We may terminate or suspend the distribution reinvestment plan at our discretion upon ten business days’ written notice to you; and participants may terminate their participation in the distribution reinvestment plan with ten business days’ written notice to us.

Will I be taxed on the distributions I receive?

The federal income tax treatment of distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will depend upon the extent they are from current or accumulated earnings and profits and, accordingly, treated as dividends and upon whether any portion of such distributions are designated as “qualified dividend income” or capital gain dividends, both of which are taxed at capital gains rates that do not exceed 20% for non-corporate stockholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends are treated as ordinary income, and are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for qualified dividend income from taxable corporations. For taxable years beginning before January 1, 2026, distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends are taxed as ordinary income but are eligible for a deduction of up to 20% of the amount of the dividend in the case of U.S. non-corporate stockholders.

In certain circumstances, we may designate a portion of our distributions as qualified dividend income, but we do not expect to designate a substantial portion of our distributions as qualified dividend income. We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets.

A portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Can I request that my shares be repurchased?

Yes. Stockholders may request on a monthly basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan. However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each month. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we only repurchase shares as of the opening of the last calendar day of that month (each such date, a “repurchase date”). Repurchases will be made at the transaction price in effect on the repurchase date. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) by the transfer agent on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the repurchase date. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern Time) on the last business day of the applicable month.

The total amount of aggregate repurchases of shares is limited to no more than 2% of our aggregate NAV per month of all classes of shares then participating in our share repurchase plan and no more than 5% of our aggregate NAV per calendar quarter of all classes of shares then participating in our share repurchase plan. To date, we have satisfied all repurchase requests each month since the commencement of our share repurchase plan with exception of the months of March, April and May 2020 when repurchase requests exceeded the monthly repurchase limit and shares repurchased at the end of the month were repurchased on a pro rata basis. In June 2020, repurchase requests would have exceeded the quarterly cap, but our board of directors increased the cap and as a result, all repurchase requests were satisfied.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of assets that cannot generally be liquidated quickly. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for share repurchases, we intend to, subject to any limitations and requirements relating to our qualification as a REIT, generally maintain under normal circumstances an allocation to securities, cash, cash equivalents and other short-term investments, which may be up to 20% of our assets. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate related-loans or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests. See “Net Asset Value Calculation and Valuation Guidelines” for a description of how our aggregate NAV is calculated and “Share Repurchases” for a full description of our share repurchase plan and its limitations.

What kind of offering is this?

We are offering up to $2,750,000,000 in shares of common stock on a best efforts basis. In a best efforts offering, the broker-dealers and other financial representatives participating in the offering are only required to use their best efforts to sell the shares of our common stock and do not have a firm commitment or obligation to purchase any shares. Therefore, we may not sell all or any of the shares we are offering. We are offering up to $2,500,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 shares of our common stock under our distribution reinvestment plan. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our distribution reinvestment plan.

This is our second public offering of common stock. Our initial public offering of common stock commenced on September 11, 2017 and terminated upon the commencement of this offering. In our initial public offering, we received gross offering proceeds of $388,266,257.

It is our intent to conduct a continuous public offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, other regulators, review such amendment until it is declared effective, if at all.

For whom may an investment in your shares be appropriate?

An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•

seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income- oriented portfolio focused on senior loans secured by commercial real estate in the United States;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to repurchase any shares of our common stock and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion, and the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases—Repurchase Limitations.”

Who can purchase shares in this offering?

Residents of most states may buy shares of our common stock pursuant to this prospectus if they have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Our suitability standards also require that a potential investor: (i) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of FS Real Estate Advisor and Rialto and (e) the tax consequences of the investment.

Our affiliates may also purchase shares of our common stock. The selling commissions and dealer manager fees paid by stockholders may vary in the dealer manager’s discretion. In addition, the dealer manager may waive or reduce selling commissions and/or dealer manager fees in its discretion for any stockholder, including our affiliates.

Is there a minimum initial investment requirement?

Yes. The minimum initial investment for our Class T, Class S, Class D and Class M shares is $5,000 and the minimum initial investment for our Class I shares is $1,000,000, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates. Once you have satisfied the minimum initial purchase requirement for any class of our shares, any additional purchases of shares of such class in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Are there any special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “Certain ERISA Considerations” describes certain rules that may be relevant in connection with the purchase of shares by retirement plans subject to ERISA or Section 4975 of the

Internal Revenue Code of 1986, as amended, or the Code. Prospective investors that are employee benefit plans or other plans should read that section of the prospectus very carefully.

Will I receive information regarding the performance of my investment?

Yes. We intend to provide you with periodic updates on our performance and your investment in us, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S; and

•

confirmation statements after transactions affecting your balance, except reinvestment in distributions in our shares and certain transactions through minimum account investment or withdrawal programs.

Depending on legal requirements, we may post this information on our website, www.fsinvestments.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov. Our website and the information contained at or connected to our website do not constitute a part of this prospectus.

We disclose the transaction price for each month when available on our website at www.fsinvestments.com.

When will I be provided with tax information?

We intend to mail your Form 1099-DIV tax information, if required, by January 31 of each year.

Who can help answer my questions?

If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial representative or the dealer manager at:

FS Investment Solutions, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

(877) 628-8575

Attention: Investor Services

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in shares of our common stock.

Unless otherwise noted, the terms “we,” “us,” “our” and the “Company” refer to FS Credit Real Estate Income Trust, Inc. In addition, the terms “FS Real Estate Advisor” and the “adviser” refer to FS Real Estate Advisor, LLC, the term “FS Investments” refers to Franklin Square Holdings, L.P. and not its affiliates, the terms “Rialto” and the “sub-adviser” refers to Rialto Capital Management, LLC, and the terms “FS Investment Solutions” and the “dealer manager” refer to FS Investment Solutions, LLC.

FS Credit Real Estate Income Trust, Inc.

We are a Maryland corporation formed to originate, acquire and manage a portfolio of primarily senior loans secured by commercial real estate primarily in the United States. We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, RMBS and portfolios of single family home mortgages. As of March 1, 2022, we hold originated and acquired loans and other investments with a value of $4.5 billion, comprised primarily of senior secured floating rate loans. The portfolio was well-diversified among property types, with 57.5% in multifamily, 11.9% in office, 8.1% in industrial, 1.5% in mixed use, 6.2% in hospitality, 7% in retail, 5.3% in self-storage and 2.5% in various other property types.

Subject to regulatory approval of our filings for additional public offerings, we intend to sell shares of our common stock to the public on a continuous basis and for an indefinite period of time. We sell our shares at a price based on the NAV of our underlying assets, as calculated by our adviser. Although shares of our common stock will not be listed for trading on a stock market or other trading exchange, we provide our investors with limited liquidity through a share repurchase plan whereby, subject to certain limitations, stockholders may request on a monthly basis that we repurchase all or any portion of their shares. The repurchase price per share for each class of common stock submitted for repurchase is equal to the transaction price on the applicable repurchase date (which will generally be equal to our prior month’s NAV per share). As a perpetual-life, non-listed REIT, our investment strategy is not restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event”. We believe that our portfolio allocation to certain real estate-related securities and other liquid assets allows us under normal market conditions to satisfy monthly repurchase requests under our share repurchase plan, and therefore enables our stockholders to obtain liquidity for their investment in us as needed.

We elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017. We intend to conduct our operations so that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Our office is located at 201 Rouse Boulevard, Philadelphia, PA 19112 and our telephone number is (215) 495-1150. We maintain a toll-free information line at 877-628-8575 where you can obtain our monthly transaction price per share for each share class. You may find additional information about us at our website, www.fsinvestments.com. The contents of our website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

An investment in shares of our common stock involves significant risk. You should carefully consider the information found in “Risk Factors” before deciding to invest in shares of our common stock. The following are some of the risks involved in an investment in us:

•	You will not have the opportunity to evaluate our future investments before we make them.

•

The purchase and repurchase price for shares of our common stock is generally based on our prior month’s NAV (subject to material changes as described herein) and is not based on any public trading market. Because the valuation of our investments is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•

Since there is no public trading market for shares of our common stock, repurchase of shares by us is likely the only way to dispose of your shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a monthly basis. Our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•

We cannot guarantee that we will continue to make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•

We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser face conflicts of interest as a result of, among other things, the obligation to allocate investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we pay to the adviser and its affiliates.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	There are limits on the ownership and transferability of our shares.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and the amount of cash available for distribution to our stockholders could materially decrease.

Investment Objectives

Our primary investment objectives are to:

•	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

•	provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt.

Investment Strategy

Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. Our focus on debt investments emphasizes the payment of current returns to investors and the preservation of invested capital, as well as capital appreciation. We directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this provides us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.

Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.

We are focused on senior floating-rate mortgage loans, including those that are secured by first priority mortgages on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties that require renovation or repositioning before more permanent financing can be obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties as well as commercial real estate assets traded in the securitized markets.

In addition to senior, floating-rate mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, RMBS and portfolios of single family home mortgages.

Our investment strategy capitalizes on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of December 31, 2021, Rialto’s commercial real estate platform, which had (together with the Rialto Entities) approximately 254 professionals operating from 14 offices across the United States and Europe, had approximately $9.2 billion in assets under management. Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a competitive advantage for us in executing upon our investment strategy.

See the “Investment Objectives and Strategies” section of this prospectus for a more complete description of our investment policies and the investment limitations imposed by our charter.

Our Board of Directors

We are managed by FS Real Estate Advisor and our executive officers under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors also sets our policies and makes major decisions as required under Maryland law. We currently have an eight- member board of directors, a majority of whom are independent under the provisions of our charter. Our directors are elected annually by our stockholders.

FS Real Estate Advisor

FS Real Estate Advisor is a subsidiary of FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Investments was founded in 2007 and has established itself as a leader in the world of alternative investments. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage FS Investments’ other affiliated registered investment companies and BDCs.

Our president and chief executive officer, Michael C. Forman, has led FS Real Estate Advisor since its inception. In 2007, he co-founded FS Investments with the goal of delivering alternative investment funds, advised by what FS Investments believes to be best-in-class institutional asset managers, to individual investors nationwide. In addition to leading FS Real Estate Advisor, Mr. Forman currently serves as chairman and/or chief executive officer of all the FS Investments’ funds and their affiliated investment advisers.

In addition to managing our investments, the managers, officers and other personnel of FS Real Estate Advisor also currently manage the following entities (together with us, the “Fund Complex”) through affiliated investment advisers:

Name	Entity	Investment Focus	Gross Assets (in thousands)(1)
FS KKR Capital Corp.	BDC	Primarily invests in senior secured loans, second lien secured loans and, to a lesser extent, subordinated loans of private U.S. companies.	$17,228,274

FS Energy and Power Fund	BDC	Primarily invests in debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry.	$2,460,476

FS Global Credit Opportunities Fund(2)	Closed-end management investment company	Primarily invests in secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments.	$2,375,963

FS Series Trust	Open-end management investment company	Primarily invests in a broad spectrum of alternative investment strategies with low correlation to equity and fixed income markets.	$180,154

FS Credit Income Fund	Closed-end management investment company	Primarily invests in debt obligations and, to a lesser extent equity obligations.	$527,994

Name	Entity	Investment Focus	Gross Assets (in thousands)(1)
FS Tactical Opportunities Fund	Closed-end private fund	Primarily invests in debt, and to a lesser extent, equity securities with a focus on special situations credit and capital structured solutions.	$62,056

Chiron Capital Allocation Fund(3)	Open-end mutual fund	Invests in equity, debt, precious metals and cash investments in markets around the globe.	$1,627,000

(1)	As of December 31, 2021.
(2)	FS Global Credit Opportunities Fund closed its continuous public offerings to new investors.
(3)	Includes Chiron Capital Allocation Fund, Chiron SMid Opportunities Fund and Chiron Global Opportunities Fund.

FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by FS Investments and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, allows FS Real Estate Advisor to successfully execute our investment strategy. See “Management” for biographical information regarding FS Real Estate Advisor’s senior management team.

Subject to our board of directors’ oversight, we rely on our adviser to manage our day-to-day activities and to implement our investment strategy. Our adviser performs its duties and responsibilities under an advisory agreement with us as a fiduciary of ours and our stockholders. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one year periods.

Our board of directors has approved broad investment guidelines that delegate to FS Real Estate Advisor the authority to execute originations, acquisitions and dispositions of assets on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. These investment decisions are made by FS Real Estate Advisor and require the approval of its investment committee. The members of FS Real Estate Advisor’s investment committee are Michael Kelly, Robert Lawrence, Robert Haas and David Weiser. Pursuant to a sub-advisory agreement between FS Real Estate Advisor and Rialto, Rialto acts as the sub-adviser, and makes investment recommendations for our benefit to FS Real Estate Advisor. Our board of directors, including a majority of our independent directors, oversees and monitors the performance of FS Real Estate Advisor.

Rialto

FS Real Estate Advisor has engaged Rialto to act as the sub-adviser. Rialto assists FS Real Estate Advisor in identifying investment opportunities and makes investment recommendations for approval by FS Real Estate Advisor according to guidelines set by FS Real Estate Advisor. Rialto also oversees the management of our investment portfolio.

Founded in 2007, Rialto is an integrated investment and asset management and operating business with, including the Rialto Entities, approximately 254 professionals operating from 14 offices across the United States and Europe as of December 31, 2021. The professional team includes specialists in acquisitions, underwriting, real estate asset management, property management, leasing and development services, loan asset management and workouts, loan origination, finance, reporting, legal and special servicing. Rialto was previously 100% owned by Lennar Corporation (NYSE: LEN and LEN.B), or Lennar. On November 30, 2018, Rialto and the

other Rialto Entities were acquired by funds managed by Stone Point Capital, LLC, or Stone Point, a financial services-focused private equity firm based in Greenwich, Connecticut, in partnership with Rialto’s management team.

From 2009 through December 31, 2021, Rialto has participated in approximately $14.7 billion of equity investments. Out of this total amount of investments, approximately $12.1 billion related to debt investments. More specifically, during this time period, Rialto, on behalf of its clients or directly on its balance sheet, invested in real estate loans at various levels of the capital structure (such as senior, senior subordinate or mezzanine) with a total original principal balance of over $9.1 billion and in pools of CMBSs with an aggregate unpaid principal balance of over $17.3 billion. As of December 31, 2021, Rialto had approximately $9.2 billion in assets under management.

Rialto’s executive management team includes seasoned professionals with significant experience in real estate, distressed debt, property and securities investing through multiple real estate market cycles. Since the early 1990s, members of Rialto’s executive management team have been among the most active acquirers of portfolios of real estate loans and assets from banks, government entities and other financial institutions and investors in structured real estate debt securities, including commercial mortgage-backed securities.

Rialto’s resources and expertise have allowed it to take advantage of an array of real estate investment opportunities arising from the 2007-2009 dislocation and subsequent improvement of real estate markets, including investments in senior and subordinated debt, structured real estate debt securities (such as commercial backed securities) and portfolios of distressed real estate loans and assets from banks, government entities and other financial institutions. Below is a summary of Rialto’s principal investment management vehicles that have completed fundraising during the five years ended December 31, 2021(1) ($ in thousands):

Name(2)	Inception Year	Investment Focus	Commitment	Gross Assets(3)
Rialto Real Estate Fund III Debt, LP	2015	Real estate loans and securities, including: newly issued B-pieces of CMBS, non-performing and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, and preferred equity and other high yield debt and opportunistic credit investments located primarily in the United States.	$1,522,000	$1,626,507

Rialto Real Estate Fund III Property, LP	2015	Commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies.	$365,000	$299,883

Rialto CMBS Partners Fund, LP	2019	Secondary and new issue CMBS acquisitions.	$124,500	$183,758

Name(2)	Inception Year	Investment Focus	Commitment	Gross Assets(3)
Rialto Real Estate Fund IV Debt, LP	2019	Real estate loans and securities, including: newly issued B-pieces of CMBS, non-performing and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, and preferred equity and other high yield debt and opportunistic credit investments located primarily in the United States.	$1,889,000	$1,298,451

Rialto Relative Value Credit Fund, LP	2020	Secondary and new issue CMBS acquisitions	$180,000	$115,873

Rialto Real Estate Fund IV Property, LP	2020	Commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies.	$706,000	$360,320

(1)

This prospectus is not an offer to invest in any such private funds. Rialto also manages other funds, accounts and investment entities for individual and institutional investors in the total amount of $1.6 billion as of December 31, 2021.

(2)	Rialto earns fees for its role as a manager of these vehicles and for providing asset management and other services to these vehicles and other third parties.
(3)	Includes debt instruments reflected in accordance with GAAP at their purchase price, adjusted for amortization of purchase discounts, asset impairments and other items.

Rialto Real Estate Fund III—Debt, LP (“RREF III—Debt”)

RREF III - Debt, with over $1.5 billion in capital commitments, held its initial closing in October 2015. RREF III - Debt targeted real estate loans and securities, including newly issued or secondary B-pieces of CMBS, nonperforming and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, preferred equity and other high yield debt and opportunistic credit investments located primarily in the United States. As of December 31, 2021, RREF III - Debt had invested over $1.6 billion of equity (including recycling) in 72 transactions including (i) 61 CMBS B-piece transactions (89% of original invested equity) with an aggregate unpaid principal balance of approximately $58.7 billion; (ii) seven structured credit transactions (9% of original invested equity) with an aggregate original principal balance of approximately $234.8 million; and (iii) four preferred equity transactions (2.1% of invested equity); (iv) one portfolio investment (0.2% of original invested equity) with an aggregate unpaid principal balance of approximately $8.5 million.

Rialto Real Estate Fund III—Property, LP (“RREF III—Property”)

RREF III—Property launched in 2015 and closed on April 29, 2017, with $365 million of capital commitments (including $40 million from a then affiliate of Rialto). RREF III—Property targeted commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies. As of December 31, 2021, RREF III—Property had invested $418 million of equity (including recycling) in 26 transactions with a total transaction size of over $1.4 billion.

Rialto CMBS Partners Fund, LP (“CMBS Fund”)

The CMBS Fund closed on its $124.5 million of capital commitments in September 2019 and focuses primarily on secondary CMBS bond acquisitions. As of December 31, 2021, the CMBS Fund invested $123 million of equity in 10 CMBS B-piece bonds (100% of invested equity) with an aggregate unpaid principal balance of approximately $9.4 billion.

Rialto Real Estate Fund IV - Debt, LP (“RREF IV - Debt”)

RREF IV - Debt, with over $1.9 billion in capital commitments (including $96 million from affiliates of Rialto), held its initial closing on September 13, 2019. RREF IV- Debt’s investment strategy focuses on real estate loans and securities, including newly issued or secondary B-pieces of CMBS, non-performing and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, preferred equity and other high yield debt and opportunistic credit investments located primarily in the United States. As of December 31, 2021, RREF IV - Debt had invested over $800 million of equity (including recycling) in 54 transactions including (i) $413 million of Fund equity in 17 new-issue conduit CMBS and SASB investments with an aggregate unpaid principal balance of $13.9 billion; (ii) $88 million of Fund equity in 15 secondary conduit CMBS investments with an aggregate unpaid principal balance of $27.5 billion; (iii) $117 million of Fund equity in 11 high yield credit investments with an aggregate unpaid principal balance of $429 million; (iv) 3 high yield subordinate credit investments with an aggregate unpaid principal balance of $105 million; (v) $15 million of Fund equity in 2 real estate asset-backed portfolio financings; (vi) $73 million of Fund equity in 6 distressed loan portfolios/rescue capital investments with an aggregate unpaid principal balance of $169 million.

Rialto Relative Value Credit Fund, LP (“RRVC Fund”)

The RRVC Fund closed on its $180.0 million of capital commitments in October 2020 and focuses primarily on secondary and new issue CMBS bond acquisitions. As of December 31, 2021, the RRVC Fund invested $134.8 million of equity across 34 transactions, new-issue and secondary market conduit CMBS securities, single asset-single borrower (“SASB”) CMBS securities, and securitized B-Notes (100% of invested equity) with an aggregate unpaid principal balance of approximately $142.4 billion.

Rialto Real Estate Fund IV - Property, LP (“RREF IV - Property”)

RREF IV - Property launched in 2020 and closed on March 12, 2020, with $706 million of capital commitments (including $209 million from affiliates of Rialto). RREF IV - Property’s investment strategy focuses on commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies. As of December 31, 2021, RREF IV - Property had invested $276 million of equity (including recycling) in 15 transactions with a total transaction size of over $1.12 billion including (i) $90 million for 7 innovation real estate investments (life sciences / biotech / R&D); (ii) $30 million for 2 industrial portfolios; (iii) $23 million for 1 selfstorage portfolio; (iv) $86 million for 3 office properties; $47 million for 2 mixed-use properties.

Capital Contributions and Commitments

Michael C. Forman and David J. Adelman, the principals of FS Investments, have contributed an aggregate of $200,000 to purchase 8,000 shares of our Class F common stock as our initial capitalization. These principals will hold these shares of common stock for so long as FS Real Estate Advisor or its affiliate remains our adviser.

We conducted a private placement of our Class F shares, in which the sponsor and certain of its directors, employees, partners, officers and affiliates, and other investors designated by the sponsor purchased Class F shares at the then-current NAV per Class F share. As of March 1, 2022, FS Investments and its affiliates own approximately $22.728 million in our Class F shares.

FS Investments, together with its affiliated investors, agreed to maintain an investment of at least $10 million in our common stock until we reached $750 million in net assets. FS Investments previously committed that, for so long as FS Investments served as our adviser, FS Investments, together with its affiliated investors, would maintain an investment of at least $10 million in our common stock until we reached $750 million in net assets. As of April 1, 2022, we have greater than $1.4 billion in net assets and this commitment has expired.

Our Dealer Manager

FS Investment Solutions, our dealer manager, is distributing shares of our common stock in this offering on a best efforts basis. Our dealer manager was formed in 2007 and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and is an affiliate of our adviser. Our dealer manager coordinates our distribution effort, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing the offering.

Structure

The following chart shows our current ownership structure and our relationship with FS Real Estate Advisor, Rialto and FS Investment Solutions.

*	Includes individuals and entities affiliated with FS Real Estate Advisor.

Shares of Common Stock

We are offering to the public five classes of shares of our common stock: Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. In addition, we are offering Class F and Class Y shares through our distribution reinvestment plan. The minimum initial investment in our Class T, Class S, Class D and Class M shares is $5,000 and the minimum initial investment in our Class I shares is $1,000,000, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates. The minimum subsequent investment in shares of any class is $500 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.

Class T and Class S shares are available through brokerage and transactional-based accounts. Class D, Class M and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D, Class M or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D, Class M or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors or (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers.

For Class T shares, selling commissions of up to 3.0% of the transaction price per Class T share and dealer manager fees of 0.5% of the transaction price per Class T share will be paid at the time of sale, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). For Class S shares, selling commissions of up to 3.5% of the transaction price per Class S share will be paid at the time of sale (subject to certain reductions for certain purchasers). We expect that all selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive. No selling commissions or dealer manager fees will be charged on the sale of Class D, Class M or Class I shares or any shares issued pursuant to the distribution reinvestment plan.

Class T, Class S, Class D and Class M shares will be subject to a stockholder servicing fee equal to 0.85%,

0.85%, 0.3% and 0.3% per annum, respectively, of the aggregate NAV of our outstanding shares of the applicable class. The stockholder servicing fee for Class T shares will be comprised of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker- dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. No stockholder servicing fees will be charged on the Class I shares. See “Compensation—Stockholder Servicing Fees” for a detailed description of the stockholder servicing fee. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class S, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class S, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

Class F and Class Y Shares of Common Stock

We are offering Class F and Class Y shares in this offering pursuant to our distribution reinvestment plan. We previously conducted a private offering of our Class Y shares to certain accredited investors. Class Y shares are not subject to stockholder servicing fees or the base management fee but are subject to a performance fee as described in “Compensation.” As a result, Class Y shares are expected to have a higher NAV per share or receive higher distributions than our other share classes.

We previously conducted a private placement of Class F shares to certain individuals and entities affiliated with FS Real Estate Advisor. See “—Capital Contributions and Commitments” above for additional information. Class F shares are not subject to stockholder servicing fees or any advisory fees or and as a result are expected to have a higher NAV per share or receive higher distributions than our other share classes.

Fees and Expenses

We pay our adviser and our dealer manager the fees and expense reimbursements described below in connection with performing services for us. Our adviser has engaged the sub-adviser to perform certain services for us on our adviser’s behalf. Our adviser compensates the sub-adviser for such services, and we reimburse the sub-adviser for certain expenses incurred by the sub-adviser in performing services for us to the extent such expenses are reimbursable pursuant to the advisory agreement. We do not intend to pay acquisition, disposition or financing fees to our adviser or the sub-adviser in connection with the purchase or sale of our investments, although our charter permits us to do so.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Organization and Offering Stage

Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

We pay the dealer manager upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price per Class T share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker- dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). We pay the dealer manager upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker- dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.

No selling commissions or dealer manager fees are payable on the sale of Class D, Class M or Class I shares or on shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T and Class S shares sold and the transaction price of each Class T and Class S share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $31.4 million and $2.4 million, respectively, if we sell the maximum amount in our primary offering and 1/5 of our offering proceeds are from the sale of each of our Class T and Class S shares.

Stockholder Servicing Fees—The Dealer Manager

Subject to limitations described below, we pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or by broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per

Actual amounts depend upon the NAV of our Class T, Class S, Class D and Class M shares, the number of Class T, Class S, Class D and Class M shares outstanding and when such shares are purchased. For Class T, Class S, Class D and Class M shares, stockholder servicing fees will equal approximately $4.1 million, $4.1 million, $1.5 million and $1.5 million

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

per annum, respectively, if we sell the maximum amount in our primary offering. In each case, we are assuming that, in our primary offering, 1/5 of our offering proceeds are from the sale of each of our five classes of common stock being sold in this offering, that the NAV per share of such shares is constant at $25.00 and none of our stockholders participate in our distribution reinvestment plan.

• with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV our outstanding S shares;

• with respect to our outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares; and

• with respect to our outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares.

We do not pay a stockholder servicing fee with respect to our Class I, Class F or Class Y shares.

Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it. Because stockholder servicing fees are a class- specific expense

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

and are calculated based on the NAV of our Class T, Class S, Class D and Class M shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying stockholder servicing fees with respect to any Class T and Class S shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to any Class M and Class D shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 7.25% and 1.25%, respectively (or a lower limit for shares sold by certain participating broker- dealers or financial institutions), of the gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap.

At the end of such month that the sales charge cap is reached, each Class T share, Class S share, Class D share or Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

paid due to potential changes in the NAV of our shares, this fee would be paid with respect to Class T shares over approximately 6.5 years from the date of purchase, with respect to Class S shares over approximately 6.5 years from the date of purchase, with respect to Class D shares over approximately 4.2 years from the date of purchase and with respect to Class M shares over approximately 24.2 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

In addition, we will cease paying stockholder servicing fees on each Class T share, Class S share, Class D share and Class M share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in a transaction in which holders of Class T shares, Class S shares, Class D shares and Class M shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for stockholder servicing fees or distributions payable on our shares.

For a description of the services required from the participating broker-dealer or

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
servicing broker-dealer, see “Plan of Distribution—Compensation of Dealer Manager and Participating Broker- Dealers—Stockholder Servicing Fees—Class T, Class S, Class D and Class M Shares.”

Organization and Offering Expenses— Our Adviser

Our adviser advanced all of our organization and offering expenses on our behalf until we raised $250 million of gross proceeds in our public offerings. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees.

Although such amounts may be subject to reimbursement, our adviser and sub-adviser have each agreed to defer the recoupment of any organization and offering expenses that may be reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determines that we have achieved economies of scale sufficient to ensure that we can bear a reasonable level of expenses in relation to our income. After such time, our adviser may be reimbursed for any organization and offering expenses that it or our sub-adviser has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised thereafter.

After the termination of the primary offering and again after termination of the offering under our distribution

If we sell the maximum amount in our primary offering, we estimate our organization and offering expenses with respect to this offering will be $16.88 million. As of December 31, 2021, 2021, our adviser has incurred $13.62 million in organization and offering expenses on our behalf in connection with our initial public offering and follow-on offering that we have not reimbursed.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
reinvestment plan, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses (including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering.

Operational Stage
Operating Expenses— Our Adviser and the Sub-Adviser	We reimburse any operating expenses paid by or on behalf of our adviser, the sub-adviser or their respective affiliates, subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fees) during any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors. We do not reimburse our adviser or the sub-adviser for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as our executive officers.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. See “Management—Expense Limitation Agreement.”

Advisory Fees—Our Adviser	Base management fee: Our adviser receives a base management fee equal to 1.25% of our NAV per annum for our Class T, Class S, Class D, Class M and Class I shares, payable quarterly and in arrears. The payment of all or any portion of the base management fee accrued with respect to any quarter may be deferred by	Not determinable at this time.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
our adviser, without interest, and may be taken in any such other quarter as our adviser may determine. In calculating our base management fee, we use our NAV before giving effect to accruals for such fee, stockholder servicing fees or distributions payable on our shares. The base management fee is a class-specific expense. No base management fee is paid on our Class F or Class Y shares.

Performance fee: Our adviser may be entitled to a performance fee, which is calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of shares of our common stock other than Class F shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings.

For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

stockholders of Class T, Class S, Class D, Class M, Class I and Class Y shares, computed in accordance with GAAP (provided that net income (loss) attributable to Class Y stockholders shall be reduced by an amount equal to the base management fee that would have been paid if Class Y shares were subject to such fee), including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our adviser and our independent directors and approved by a majority of our independent directors.

The performance fee is a class-specific expense. No performance fee is paid on our Class F shares.

Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of all base management fees and performance fees payable to the adviser.

Our advisor may elect to receive its base management fee and performance fee in (i) cash, (i) Class I shares, (iii) performance-contingent Class I share awards, or Class I PCRs, or (iv) a combination of cash, Class I shares, or Class I PCRs. See “Management—The Advisory Agreement—Fees and Expenses” for more information.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Acquisition Expense Reimbursement—Our Adviser and the Sub-Adviser	We reimburse our adviser and the sub-adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired. In no event shall such expenses exceed an amount equal to 6% of the loan amount or contract purchase price of the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Origination Fees—Our Adviser and the Sub-Adviser	Our adviser or the sub-adviser may retain from the borrower origination fees up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing.	Actual amounts depend on whether our adviser or the sub-adviser are engaged to perform such service.

Fees from Other Services—Our Adviser, the Sub-Adviser and/or their affiliates	We may retain third parties, or our adviser, the sub-adviser or their respective affiliates, for necessary services relating to our investments or our operations, including administrative services, valuation services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/ brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to our adviser, the sub-adviser, or their affiliates for any such services will not reduce the advisory fees. Actual amounts depend on whether such affiliates are actually engaged to perform such services.	Any such arrangements will be at market terms and rates. The sub-adviser provides periodic valuations of certain investments held by us and is entitled to a fee of $1,000 per valuation.

Conflicts of Interest

Our adviser, our dealer manager, the sub-adviser and certain of their affiliates may experience conflicts of interest in connection with the management of our business affairs and this offering, including, but not limited to, the following:

•

Our adviser, the sub-adviser and their managers, directors, officers and other personnel have to allocate their time between us and other investment programs and business activities in which they may be involved;

•	The terms of our advisory agreement and dealer manager agreement were not negotiated at arm’s length;

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, our adviser receives advisory fees (which it will share with the sub-adviser) and may receive other compensation in connection with the management of our portfolio;

•	The base management fee that we pay to our adviser is based upon our NAV, and our adviser is responsible for the calculation of our monthly NAV;

•	Because our dealer manager is an affiliate of our adviser, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review;

•

The sub-adviser has obligations to other investment vehicles which it manages or advises that may prevent it from presenting to our adviser and to us investment opportunities that might be of interest to us; and

•

The sub-adviser has affiliates that originate commercial mortgage loans, and we may purchase portfolios of loans, or securities backed by loans, that were originated by affiliates of the sub-adviser or engage in other transactions with its affiliates.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate these potential conflicts, as well as “Risk Factors—Risks Related to Conflicts of Interest.”

Estimated Use of Proceeds

We intend to use substantially all of the proceeds from this offering, net of expenses, to originate, acquire and manage a portfolio of real estate-related investments in accordance with our investment objectives and using the strategies described in this prospectus. We anticipate that any remaining proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses, the repurchase of shares under our share repurchase plan and the repayment of indebtedness under various financing arrangements we may enter into. However, we have not established limits on the use of proceeds from this offering or the amount of funds we may use from available sources to make distributions to our stockholders. We seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment objectives, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell the maximum amount we are offering. If we sell only a portion of the amount we are offering, we may be unable to achieve our investment objectives. Pending investment of the proceeds raised in this offering, we intend to invest the net proceeds primarily in cash, cash equivalents or short-term securities. See “Estimated Use of Proceeds.”

NAV Calculation

Our adviser is responsible for the calculation of our NAV. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our investments will be valued.

In order to calculate our NAV at the end of each month, our adviser allocates any change in our aggregate NAV (whether an increase or decrease) among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our monthly NAV includes, without limitation, accruals of our net portfolio income, interest expense, advisory fees, stockholder servicing fees, distributions, any applicable organization and offering costs, expense reimbursement and unrealized/realized gains and losses on assets. The net portfolio income is calculated and accrued on the basis of data extracted from (1) the quarterly budget for each investment and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events when our adviser becomes aware of such events and the relevant information is available and (3) material originations, acquisitions and dispositions of investments occurring during the month. On an ongoing basis, based on information provided by our adviser, the sub-adviser and independent valuation services, our adviser adjusts the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of accruals for which financial information is available.

Pursuant to our advisory agreement, our adviser advanced all of our organization and offering expenses on our behalf until we raised $250 million of gross proceeds in our public offerings. Although such amounts may be subject to reimbursement thereafter, our adviser and sub-adviser have each agreed to defer the recoupment of any organization and offering expenses that may be reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determines that we have achieved economies of scale sufficient to ensure that we can bear a reasonable level of expenses in relation to our income. After such time, our adviser may be reimbursed for any organization and offering expenses that it or our sub-adviser has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised thereafter.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, our adviser incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of shares of our common stock and accruals of class-specific expenses such as stockholder servicing fees and advisory fees. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month. NAV is intended to reflect our estimated value on the date that NAV is determined, and NAV of any class at any given time will not reflect any obligation to pay future stockholder servicing fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, has no effect on the NAV of any class. “See Net Asset Value Calculation and Valuation Guidelines” for more information on how we calculate NAV and the limits on this calculation.

Relationship between our NAV and our Transaction Price

Generally, our transaction price equals our prior month’s NAV. The transaction price is the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price is generally based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.

Leverage

We use prudent levels of leverage to provide additional funds to support our investment activities. In addition to our financing facilities described in “Operating Information—Indebtedness,” we may in the future incur additional debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which is approximately 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See “Investment Objectives and Strategies—Financing Strategy and Financial Risk Management” for more details regarding our leverage policies.

The amount of leverage we employ for particular assets depends upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at the then-current time. We endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

As of December 31, 2021, our ratio of leverage to total net assets was 309%. On March 15, 2022, our board of directors, including a majority of independent directors, approved our borrowings in excess of 300%. Our board of directors determined that such excess borrowing was justified based on the following factors: (1) our investments, including those made in the fourth quarter of 2021, are primarily in senior mortgages, which provide a more favorable risk profile as compared to equity REITs; (2) in December 2021, we closed on $819 million in originations and achieved a current advance rate of roughly 77%; (3) our use of commercial real estate collateralized loan obligations to finance originations is a lower risk leverage option compared to other sources of leverage; (4) in the fourth quarter of 2021, we closed on our third collateralized loan obligation transaction with an advance rate of over 81%, reducing mark-to-market risk in our portfolio by removing loans from the repurchase facilities; (5) our adviser’s recommendation that using increased leverage on higher quality assets provides better downside protection than investing in higher yielding assets that are subordinated or have less favorable credit profiles; and (6) increased leverage will better align us with leverage levels used by competitors in the mortgage REIT space. Our board of directors will continue to review our ratio of leverage to total net assets on a quarterly basis, as required by our charter.

The amount of our indebtedness as of March 15, 2022 is 233% of our net assets.

1940 Act Considerations

We are not registered, and do not intend to register our company or any of our subsidiaries, as an investment company under the 1940 Act.

We conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries that (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), we do not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we are primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

Through our subsidiaries we originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the total assets of our subsidiaries will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exception from the definition of investment company.

Existing SEC no-action positions regarding the requirements of Section 3(c)(5)(C) were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exception from the definition of investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. For more information on issues related to compliance with the 1940 Act, see “Investment Objectives and Strategies—Operating and Regulatory Structure—1940 Act Considerations.”

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not applicable to emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•

submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•

disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to opt out of this transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies.

We will remain an emerging growth company until the earliest of: (1) December 31, 2023; (2) the last date of the fiscal year during which we have total annual gross revenues of $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

Additionally, because we are deemed a “non-accelerated filer” under the Exchange Act, we are exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. For so long as we remain an emerging growth company, we will not be required to provide an auditor’s attestation report, even if we list our shares on a national securities exchange and meet the other conditions to becoming an “accelerated filer.”

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. So long as we are externally managed by our adviser and we do not reimburse our adviser or our sponsor for the compensation they pay to our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to an Investment in Us

You will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We are not able to provide you with any information relating to any future investments that we may acquire. Because we have not held our current investments for a long period of time, it may be difficult for you to evaluate our success in achieving our investment objectives. We will continue to seek to invest substantially all of the future net offering proceeds from this offering, after the payment of fees and expenses, to originate, acquire and manage a portfolio of primarily senior loans secured by commercial real estate primarily in the United States. However, because you are unable to evaluate the economic merit of our future investments before we make them, you have to rely entirely on the ability of FS Real Estate Advisor and Rialto to select suitable and successful investment opportunities. Furthermore, FS Real Estate Advisor and Rialto have broad discretion in selecting the types of loans we will invest in, and you do not have the opportunity to evaluate potential investments. These factors increase the risk that your investment in shares of our common stock may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We intend to repurchase shares on a monthly basis at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share), and not based on the price at which you initially purchased your shares. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify or suspend our share repurchase plan at any time.

We may choose to repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the total amount of shares that we repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange. If the full amount of all shares of our common stock requested to be repurchased in any given month are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

Additionally, the vast majority of our assets will consist of assets that cannot generally be liquidated quickly. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real estate-related assets or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, our share repurchase plan could remain suspended for a significant period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Share Repurchases—Repurchase Limitations.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

The total amount of shares that we repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter. Repurchase requests that exceed the monthly repurchase limits will be repurchased on a pro rata basis. Economic events affecting the U.S. and global economies, such as the general negative performance of the real estate sector, the turbulence in the stock market related to the COVID-19 pandemic, and the current military conflict in Ukraine, could cause our stockholders to seek to have us repurchase their shares pursuant to our share repurchase plan. Repurchase requests for the months of March, April and May 2020 exceeded the monthly repurchase limit. As a result, shares repurchased at the end of each month were repurchased on a pro rata basis and each stockholder that requested to have shares repurchased in March received approximately 65.7% of the requested amount, in April received 73.6% of the requested amount and in May received 93.6% of the requested amount. In June 2020, repurchase requests would have exceeded the quarterly cap, but our board of directors increased the cap and as a result, all repurchase requests were satisfied. Even if we are able to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be adversely affected.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to acquire or originate commercial real estate debt and other targeted investments as offering proceeds become available, income from such investments and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With a limited operating history, we cannot assure you that we will be able to pay distributions or that distributions will increase over time. We cannot give any assurance that returns from the investments that we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real estate debt, mortgage, transitional or subordinated loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify or maintain our qualification as a REIT, which may materially adversely affect your investment.

We may pay distributions from sources other than our cash flow from operations, which may cause us to have less funds available for investment in assets and your overall return may be reduced.

Our organizational documents permit us to pay distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions. If we fund distributions from borrowings, the net proceeds from this offering or other sources, we will have fewer funds available for investment in assets and your overall return may be reduced.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

We compete to originate and acquire real estate debt investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire securities and other assets, than we do. We cannot be sure that our adviser will be successful in obtaining suitable investments on financially attractive terms or that, if our adviser makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. If we, through our adviser and the sub-adviser, are unable to find suitable investments promptly, we will hold the proceeds from this offering in short-term, low risk, highly- liquid, interest-bearing investments. We expect we will earn yields substantially lower than the interest income that we anticipate receiving from investments in the future that meet our investment criteria. As a result, any distributions we make while our portfolio is not fully invested in assets meeting our investment criteria may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested in assets meeting our investment criteria. In the event we are unable to locate suitable investments in a timely manner, we may be unable or limited in our ability to make distributions and we may not be able to achieve our investment objectives.

We depend upon key personnel of our adviser, the sub-adviser and their respective affiliates.

We are an externally managed REIT and therefore we do not have any internal management capacity or employees. Our officers are also employees of our adviser. We depend to a significant degree on the diligence, skill and network of business contacts of certain of our executive officers and other key personnel of our adviser and the sub-adviser to achieve our investment objectives, all of whom would be difficult to replace. Our adviser, with the assistance of the sub-adviser, is responsible for evaluating, negotiating, structuring, closing and monitoring our investments in accordance with the terms of the advisory agreement.

We depend upon the senior professionals of our adviser and the sub-adviser to maintain relationships with potential sources of investments, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. We cannot assure you that these individuals will continue to be employed by our adviser or the sub-adviser or that they will continue to be available to us to provide investment advice. If these individuals, including the members of our adviser’s investment committee, do not maintain their existing relationships with our adviser, maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow or manage our investment portfolio. We believe that our future success depends, in large part, on FS Real Estate Advisor’s and Rialto’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition to employ and retain such personnel is intense, and we cannot assure you that FS Real Estate Advisor or Rialto will be successful in doing so. In addition, individuals with whom the senior professionals of our adviser or the sub-adviser have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

If our adviser or the sub-adviser is unable to manage our investments effectively, we may be unable to achieve our investment objectives.

Our ability to achieve our investment objectives depends on our ability to manage our business and to grow our business. This depends, in turn, on our adviser’s and the sub-adviser’s ability to identify, invest in and monitor assets that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis depends upon our adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our adviser has substantial responsibilities under the advisory agreement, certain, of which it has engaged the sub-adviser to perform. The personnel of our adviser and the sub-adviser are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Failure by us, our adviser, sub-adviser, joint venture partners, consultants and other service providers to implement effective information and cyber security policies, procedures and capabilities could disrupt our business and harm our results of operations.

We have been, and likely will continue to be, subject to computer hacking, acts of vandalism or theft, malware, computer viruses or other malicious codes, phishing, employee error or malfeasance, catastrophes, unforeseen events or other cyber-attacks. To date, we have seen no material impact on our business or operations from these attacks or events. Any future externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability. We and our adviser, sub-adviser, joint venture partners, consultants, and other service providers are dependent on the effectiveness of our respective information and cyber security policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. The ever-evolving threats mean we and our third-party service providers and vendors must continually evaluate and adapt our respective systems and processes and overall security environment. There is no guarantee that these measures will be adequate to safeguard against all data security breaches, system compromises or misuses of data. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to our business, compliance with those requirements could also result in additional costs.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that, to the extent permitted by Maryland law, no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct or, in the case of our directors who are also our executive officers or affiliates of our adviser, for simple negligence or misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, executive officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Management—Indemnification.”

Uncertainty with respect to the financial stability of the United States and several countries in the European Union could have a significant adverse effect on our business, financial condition and results of operations.

Our business and operations are currently dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues and military conflicts (including the recent outbreak of hostilities between Russia and Ukraine), deflation, Federal Reserve short term rate decisions, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the Chinese economy, the United States mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with the continuing negative impact of the COVID-19 pandemic on the global economy, volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the commercial real estate market for some time. Adverse conditions in the commercial real estate industry could harm our business and financial condition by, among other factors, the tightening of the credit markets, decline in the value of our assets and continuing credit and liquidity concerns and otherwise negatively impacting our operations.

Risks Related to This Offering and Our Corporate Structure

No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, prospectively or retroactively, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of shares of our common stock, after applying certain rules of attribution. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares—Restriction on Ownership of Shares of Our Stock.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved broad investment guidelines with which we must comply, but these guidelines provide our adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Our investors will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,050,000,000 shares of common stock. Pursuant to our charter, a majority of our entire board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval. After an investor purchases shares, our board of directors may elect to sell additional shares in the future, issue equity interests in private offerings or issue share-based awards to our independent directors. To the extent we issue additional equity interests after an investor purchases our shares, an investor’s percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, an investor may also experience dilution in the book value and fair value of his or her shares.

Our ability to conduct our continuous offering successfully depends, in part, on the ability of the dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The success of our continuous public offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents to sell our shares. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through our continuous public offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.

Commencing June 30, 2020, broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend this offering to certain retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

Your investment return may be reduced if we are required to register as an investment company under the 1940 Act.

We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the 1940 Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the 1940 Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were to become obligated to register ourselves or any of our subsidiaries as an investment company, the requirements imposed on registered investment companies would make it unlikely that we would be able to operate our business as currently contemplated and as described herein.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

Through our subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, participations in mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the assets of our subsidiaries will be investments that will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exception from registration. Existing SEC no-action positions regarding the requirements of Section 3(c)(5)(C) were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exception from the definition of investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. Moreover, if we are required to register as an investment company, the requirements imposed on registered investment companies under the 1940 Act would make it unlikely that we would be able to operate our business as currently contemplated and as described in this prospectus. For more information on issues related to compliance with the 1940 Act, see “Investment Objectives and Strategies—Operating and Regulatory Structure—1940 Act Considerations.”

Purchases and repurchases of our shares of our common stock are not made based on the current NAV per share of our common stock.

Generally, our offering price per share and the price at which we make repurchases of our shares is equal to the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and dealer manager fees. The NAV per share as of the date on which you submit your subscription or repurchase request may be significantly different than the offering price you pay or the repurchase price you receive. In addition, we may offer and repurchase shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In such cases, the offering price and repurchase price will not equal our NAV per share as of any time.

Valuations and appraisals of our real estate-related debt and other targeted investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

For the purposes of calculating our NAV, our investments are initially valued at amortized cost upon their acquisition which we expect to represent fair value at that time. Thereafter, the valuations of our real estate- related debt and other investments, as necessary, will be conducted in accordance with our valuation guidelines and, depending on the asset type, will continue to be valued at amortized cost or will take into consideration valuations by the sub-adviser and by independent third party valuation services. See “Net Asset Value Calculation and Valuation Guidelines.” Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Although our valuation guidelines are designed to accurately and fairly determine the value of our assets, determinations, appraisals and valuations are only estimates, and ultimate realization depends on conditions beyond our adviser’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not, however, retroactively adjust the valuation of such assets, the price of shares of our common stock or the price we paid to repurchase shares of our common stock. Because the repurchase price per share for each class of common stock is equal to the transaction price on the applicable repurchase date (which is generally equal to our prior month’s NAV per share), you may receive less than realizable value for your investment.

No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to our valuation guidelines.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price for shares of common stock. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. In addition, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation guidelines at least annually and may, at any time, adopt changes to our valuation guidelines. See “Net Asset Value Calculation and Valuation Guidelines” for more details regarding our valuation guidelines.

Our NAV per share may suddenly change if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.

Some of our more illiquid investments are not appraised more frequently than once per quarter. As such, when these new appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. These changes in an investment’s value may be as a result of investment- specific events or as a result of more general changes to real estate values resulting from local, nation or global economic changes, including as a result of the COVID-19 pandemic. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on senior floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable, including as a result of economic fallout from the COVID-19 pandemic. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Risks Related to Conflicts of Interest

There are significant potential conflicts of interest that could affect our investment returns.

As a result of our arrangements with FS Investments, our adviser, our adviser’s investment committee and the sub-adviser, there may be times when FS Investments, our adviser, the sub-adviser or such persons have interests that differ from those of our stockholders, giving rise to a conflict of interest.

The members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by our adviser or its affiliates. Similarly, our adviser, the sub-adviser or their respective affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may prevent them from presenting attractive investment opportunities to us or otherwise may not be in the best interests of us or our stockholders. For example, the members of our adviser’s investment committee have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by our adviser and its affiliates. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among us and other investment funds or accounts advised by or affiliated with our adviser. Similarly, the sub-adviser and its affiliates manages or serves as the advisor to separately managed accounts, investment funds and other investment vehicles that invest in real estate-related assets and there are certain contractual limitations on the investment opportunities that Rialto may present to us. See “Conflicts of Interest-Conflicts Involving Rialto.” Our adviser and the sub-adviser will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their allocation policies. In addition, not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

Our adviser and the sub-adviser will face a conflict of interest because the fees they and the dealer manager will receive are based in part on our NAV, which our adviser is responsible for determining, and which may reflect valuations performed by our adviser and the sub-adviser.

Our adviser, the sub-adviser and the dealer manager receive various fees based on our NAV, which is calculated by our adviser, and which may reflect valuations performed by our adviser and the sub-adviser. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net income and liabilities. Therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our adviser, the sub-adviser and their respective affiliates may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

Our adviser, sub-adviser, sponsor and dealer manager and their respective officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our adviser, sub-adviser, sponsor and dealer manager and their respective officers and employees who serve as our executive officers or otherwise as our key personnel and their respective affiliates who serve as key personnel, general partners, sponsors, managers, owners and advisers of other investment programs, including investment funds sponsored by FS Investments or by Rialto, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

We may engage in transactions with an affiliate of the sub-adviser; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase CMBS or other investment vehicles that include mortgage loans originated by an affiliate of the sub-adviser or engage in other transactions with an affiliate of the sub-adviser. While all decisions to purchase CMBS or engage in other transactions in these circumstances are made by our adviser, who is un-affiliated with the sub-adviser, such transactions would benefit affiliates of the sub-adviser. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties given our adviser’s dependency on the sub-adviser to implement our investment strategy and manage our investment portfolio.

The interests and incentives of the sub-adviser may not always be aligned with our interests.

Subject to certain investment limitations, we may make an investment in an asset or property in which another client or an affiliate of the sub-adviser holds an investment in a different class of debt or equity securities or obligations. For example, we may acquire an interest in a senior mortgage loan on a particular property with respect to which a client or an affiliate of the sub-adviser holds or acquires mezzanine debt, a companion loan or other additional debt or an equity interest or other type of interest. These transactions may cause such client or affiliate of the sub-adviser which holds or acquires the mezzanine debt, companion loan or other additional debt or interest, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, ours. As a result, such transactions could pose potential conflicts of interest should an event arise that requires Rialto to take an action that will impact us and its other client or affiliate in different ways. While the sub-adviser has policies in place that are designed to manage the potential conflicts of interest between the sub-adviser’s obligations to us and its fiduciary duties to other clients, not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

In addition, since Rialto and its affiliates, and Stone Point and its affiliates engage in a broad spectrum of real estate related activities, they may have direct or indirect interests in real properties that are in the same markets as, and compete with, certain of the real properties underlying our investments. Consequently, personnel of Rialto or its affiliates who perform services on our behalf may also perform services related to real properties that compete with the real properties underlying our investments.

Having acquired multiple deals from loan contributors and issuing banks, Rialto’s affiliates have developed extensive relationships which provide a source of potential opportunities for clients as well as Rialto and its affiliates. However, it is further possible that such business opportunities could present conflicts between our interests and that of Rialto and its affiliates.

Affiliates of the sub-adviser will participate in various capacities in asset-backed securities transactions which may be target investments and they will derive ancillary benefits from such transactions.

We may invest in asset-backed securities transactions, including CMBS transactions, in which certain affiliates of the sub-adviser or other clients will directly or indirectly sell commercial mortgage loans or other assets (and, therefore, certain affiliates of the sub-adviser will participate in such asset-backed securities transactions as a sponsor and/or mortgage loan seller). In addition, the investor in the B-piece of a CMBS pool typically has the right to appoint the special servicer for the loans that are serviced under that pool’s pooling and servicing agreement, or Pooling and Servicing Agreement. Rialto Capital Advisors, LLC, or RCA, an affiliate of the sub-adviser, has been appointed as the special servicer for asset-backed securities transactions in which we invest. Typically, the special servicer is primarily responsible for making decisions and performing certain servicing functions with respect to mortgage loans as to which specified events (such as a default or an imminent default) have occurred and for reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions. RCA is remunerated for these services, and such remuneration will not offset other fees payable to the adviser, sub-adviser or their respective affiliates. Affiliates of RCA may also be entitled to fees where an affiliate serves as a sponsor of a CMBS pool, and such remuneration will not offset other fees payable to the sub-adviser and its affiliates from us. Affiliates of the sub-adviser also may participate in asset-backed securities transactions in which we invest in other capacities or roles. Affiliates of the sub-adviser participate in asset-backed securities transactions in which we invest as a mortgage loan seller, a sponsor, a special servicer and/or in other capacities or roles and, therefore, have derived ancillary benefits from such transactions, and their respective incentives may not be aligned with our interests. In particular, in such transactions affiliates of the sub-adviser will receive compensation, commissions, payments, rebates, remuneration and/or business opportunities in connection with or as a result of their participation in such asset-backed securities transactions (which may continue even after an investment is disposed of).

The pooling and servicing agreements of CMBS pools and other pools of mortgage loans typically require the special servicer to service and administer loans in such pools in the best interest of all classes of certificate holders and without regard to any other relationship or interest that the special servicer or any of its affiliates may have with respect to the related properties or borrowers (such as an interest of a Rialto client as a lender on other debt) or any investment in the pool. In these or similar circumstances, RCA or the other party that is acting as special servicer would be required to put the interests of all classes of investors in the pool of mortgage loans ahead of the interests of only our company, and the special servicer may be required to take certain actions that would be adverse to our interests. Any such conflicts of interest would need to be resolved in accordance with the applicable mechanisms in the relevant pooling and servicing agreement, such as those pertaining to the resignation of the special servicer. Pooling and servicing agreements entered into starting with the third quarter of 2015 require the special servicer to recuse itself by resigning as special servicer with respect to the loan in connection with which the conflict arose.

The interests and incentives of property managers and borrowers may not always be aligned with our interests.

Many property managers for the properties securing our loans or their affiliates may manage additional properties, including properties that may compete with those properties. Affiliates of the property managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the properties securing our loans may accordingly experience conflicts of interest in the management of those properties. There can be no assurance that a property manager will not divert potential tenants from a property owned or managed by it and securing one of our loans to a competing property that is owned or managed by it or an affiliate.

Many of the borrowers under our loans may own other properties and, in some cases, those other properties may compete with the property securing a loan we hold. There can be no assurance that a borrower or an affiliate of a borrower will not divert potential tenants from a property owned by such borrower and securing one of our loans to a competing property that is owned by such borrower or one of its affiliates.

If a property is leased in whole or substantial part to the borrower under a loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant will not adversely impact the value of the related loan we hold (or in a CMBS pool for which we hold certificates). Insofar as a borrower affiliate leases space at a property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the loan, as it can directly interrupt the cash flow from the property if the borrower’s or its affiliate’s financial condition worsens.

Our adviser and the sub-adviser face conflicts of interest relating to the fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

We pay our adviser a base management fee regardless of the performance of our portfolio. Our adviser shares the fees it receives from us with the sub-adviser. Our adviser’s entitlement to the base management fee, which is not based upon performance metrics or goals, might reduce our adviser’s or the sub-adviser’s incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the base management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee we may pay to our adviser is based on our “Core Earnings” (see “Compensation—Advisory Fees”). The sub-adviser is entitled to receive a portion of the performance fee. The performance fee may create an incentive for our adviser or the sub-adviser to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee.

Because the base management fee is based on our NAV, our adviser and sub-adviser may also be motivated to accelerate investments in order to increase NAV or, similarly, delay or curtail share repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to our adviser.

The fees we pay in connection with our operations and this offering and the agreements entered into with our adviser, dealer manager and their affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The advisory agreement and dealer manager agreement were negotiated between related parties. Consequently, their terms, including fees payable to our adviser and dealer manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third parties. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the advisory agreement and dealer manager agreement because of our desire to maintain our ongoing relationship with our adviser and its affiliates. Any such decision, however, may breach our fiduciary obligations to our stockholders.

Pursuant to the advisory agreement, we have agreed to indemnify our adviser and the sub-adviser for certain liabilities, which may lead our adviser or the sub-adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the advisory agreement, our adviser and the sub-adviser will not assume any responsibility to us other than to render the services called for under the agreement, and neither of them will be responsible for any action of our board of directors in following or declining to follow our adviser’s advice or recommendations. Under the terms of the advisory agreement, our adviser, its officers, members, personnel, and any person controlling or controlled by our adviser, and under the sub-advisory agreement, the sub-adviser, its officers, members, personnel, and any person controlling or controlled by the sub-adviser, will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except those resulting from acts constituting bad faith, fraud, misfeasance, intentional misconduct, gross negligence or reckless disregard of our adviser’s duties under the advisory agreement. In addition, we have agreed to indemnify our adviser and the sub-adviser and each of their respective officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the advisory agreement, provided that the following conditions are met: (i) the adviser, sub-adviser or their affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest, (ii) the adviser, sub-adviser or their affiliates were acting on our behalf or performing services for us, (iii) such liability or loss was not the result of negligence or misconduct by the adviser, sub-adviser or their affiliates and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. These protections may lead our adviser or the sub-adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in firm commitment underwritten offerings.

The dealer manager is one of our affiliates. As a result, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a firm commitment underwritten public securities offering, which may increase the risks and uncertainty you face as a stockholder.

Risks Related to Our Assets

We may not be able to identify assets that meet our investment criteria.

We cannot assure you that we will be able to identify assets that meet our investment criteria, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

The lack of liquidity of the investments we make in real estate loans and investments, other than certain of our investments in CMBS and RMBS, may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in transactions that are exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, subordinated loans and transitional and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our adviser has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and are subject to risk of default.

While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors, which we adopted without your consent. Therefore, our investments in our target assets may at times be secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of shares of our common stock and accordingly reduce our ability to make distributions to our stockholders.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

Our portfolio includes transitional loans to borrowers who are typically seeking relatively short-term funds to be used in an acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a transitional loan often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it would adversely affect our results of operations and financial condition.

Construction loans involve an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Construction loans are funded in tranches, usually based on completion by the borrower of certain construction milestones. We will need to maintain a certain amount of funds available for future disbursements that could otherwise be used to acquire assets, invest in future business opportunities or make distributions to stockholders or we may be forced to sell assets at depressed prices or borrow funds to fund our loan commitment. This could have an adverse effect on our results of operations and ability to make distributions to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these assets.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

The commercial mortgage loans we intend to originate and acquire and the mortgage loans underlying investments in CMBS are subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,

•	tenant mix;

•	success of tenant businesses, including as a result of the COVID-19 pandemic;

•	property management decisions;

•	property location, condition and design;

•	competition from comparable types of properties;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	changes in national, regional or local economic conditions or specific industry segments, including the credit and securitization markets;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	inability to pass increases in costs of operations along to tenants;

•	costs of remediation and liabilities associated with environmental conditions;

•	the potential for uninsured or underinsured property losses;

•	in the case of transitional mortgage loans, limited cash flows at the beginning;

•	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The COVID-19 pandemic may adversely affect our investments and operations.

The impact of COVID-19 on the U.S. and world economies is uncertain and could result in a world-wide economic downturn that may lead to corporate bankruptcies in the most affected industries and has caused an increase in labor disruptions (including both unemployment and labor shortages in certain market sectors).

As a result of our investments being secured entirely by properties located in the United States, COVID-19 will impact our investments and operating results to the extent that its spread within the United States reduces occupancy, increases the cost of operation or results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of COVID-19 may negatively impact the ability of such properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our investments and operating results. In particular, with respect to our investments secured by hospitality properties, a variety of factors related to COVID-19 have, and may in the future, cause a decline in business and leisure travel, including but not limited to (i) restrictions on travel imposed by governmental entities and employers, (ii) the postponement or cancellation of industry conventions and conferences, music and arts festivals and other large public gatherings, and (iii) negative public perceptions of travel and public gatherings in light of the real and perceived risks associated with COVID-19.

The extent to which the COVID-19 pandemic impacts our investments and operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, vaccination rates and the actions taken to contain COVID-19 or treat its impact, among others.

Events outside of our control, including public health crises, could negatively affect our borrowers and our results of operations.

Periods of market volatility have occurred and could continue to occur in response to pandemics, military conflicts (including the recent outbreak of hostilities between Russia and Ukraine) or other events outside of our control. These types of events have adversely affected, and could continue to adversely affect operating results for us and for our borrowers. For example, the COVID-19 pandemic has resulted in the following in many affected jurisdictions, including the United States: (i) restrictions on travel and the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories, resulting in significant disruption to many businesses, (ii) increased defaults by borrowers, (iii) volatility in credit markets and (iv) rapidly evolving action by government officials to slow the spread of COVID-19 and provide stimulus to the economy. In addition to these developments having adverse consequences for us and our borrowers, the operations of FS Real Estate Advisor and Rialto could be adversely impacted, including through quarantine measures and travel restrictions imposed on its personnel or service providers based or temporarily located in affected locations, or any related health issues of such personnel or service providers.

As the potential impact of COVID-19 is difficult to predict, the extent to which COVID-19 could negatively affect our and our borrowers’ operating results or the duration of any potential business disruption is uncertain. Impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the continuance and severity of the COVID-19 pandemic and the actions taken by governmental authorities and other entities to contain the spread of COVID-19 or treat its impact, all of which are beyond our control. These potential impacts, while they remain uncertain, could adversely affect our and our borrowers’ operating results.

We are currently operating in a period of capital markets disruption and economic uncertainty, which increases the risk of an investment in our company.

The U.S. capital markets experienced extreme volatility and disruption following the global outbreak of COVID-19 in March 2020. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. These and future market disruptions or illiquidity are expected to have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also are expected to increase our funding costs, limit our ability to raise capital in our public offering, and limit our ability to secure new indebtedness. These events have limited and could continue to limit our originations of new loans, our ability to grow and our ability to pay distributions to our stockholders, and could have a material negative impact on our operating results and the values of our investments. While recent government stimulus measures worldwide have reduced volatility in the financial markets, volatility may return as such measures are phased out, and the long-term impacts of such stimulus on fiscal policy and inflation remain unknown.

In addition, U.S. and global capital markets have experienced volatility as a result of the recent outbreak of hostilities between Russia and Ukraine, and its long-term impact remains unknown. This risk may be magnified, due to the significant sanctions and other restrictive actions taken against Russia by the United States and other countries in response to Russia’s February 2022 invasion of Ukraine, as well as the cessation of all business in Russia by many global companies.

Investments we may make in CMBS may be subject to losses.

Investments we may make in CMBS may be subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a subordinated loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, subordinated loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed security, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.

Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).

If our adviser or the sub-adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

Our adviser and the sub-adviser value our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. Our adviser’s and the sub-adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our adviser or the sub-adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate, and therefore the valuation of any underlying security relating to loans made by us, is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in construction loans, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.

Investments we may make in corporate bank debt and debt securities of commercial real estate operating or finance companies are subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations. We also invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

These investments also subject us to the risks inherent with real estate-related investments, including:

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

Investment ratings that we may use are relative and subjective.

In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Our investments may not conform to conventional loan standards applied by traditional lenders and may be either not rated or rated as non-investment grade by one or more rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of shares of our common stock. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

The B Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B Notes. B Notes are mortgage loans typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) contractually subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to B Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Subordinated loan assets in which we may invest involve greater risks of loss than senior loans secured by income-producing properties.

We may invest in subordinated loans, which take the form of loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our subordinated loan. If a borrower defaults on our subordinated loan or debt senior to our loan, or in the event of a borrower bankruptcy, our subordinated loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, subordinated loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to subordinated loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Residential mortgage loans, RMBS and other pools of residential mortgage loans that we may acquire are subject to different types of risks than commercial mortgage loans and CMBS.

We may invest directly in residential mortgage loans and may purchase RMBS and/or interests in other pools of residential mortgage loans. RMBS evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the RMBS and other pools of residential mortgage loans in which we may invest are subject to all of the risks of the respective underlying mortgage loans.

Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, environmental disasters, acts of terrorism, government shutdowns, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we may invest in non-agency RMBS, which are backed by residential real property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. In the event of any default under a mortgage loan we hold directly we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral (which, for many residential and other real estate properties, has already significantly declined and may decline further in the future) and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the return on our investments. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We may also invest in RMBS or other pools of residential mortgage loans that include or are backed by collateral consisting of subprime residential mortgage loans. “Subprime” mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have a high debt-to-income ratio, and mortgage loans made to borrowers whose income is not required to be disclosed or verified.

The RMBS and CMBS in which we invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of RMBS and CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. RMBS and CMBS are also subject to several risks created through the securitization process. Subordinate RMBS and CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate RMBS and CMBS will not be fully paid. Subordinate RMBS and CMBS are also subject to greater credit risk than those RMBS and CMBS that are more highly rated.

We may purchase securities backed by subprime or alternative documentation residential mortgage loans, which are subject to increased risks.

We may invest in non-agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting “prime mortgage loans.”

These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans and alternative documentation, or Alt A, mortgage loans, the performance of non-agency RMBS backed by subprime mortgage loans and Alt A mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Though we do not intend to invest directly in residential mortgage loans, we may invest in pools of residential mortgage loans or RMBSs.

Delays in liquidating defaulted commercial real estate debt investments could reduce our investment returns.

The occurrence of a default on a commercial real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e. , a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and financial condition.

We are subject to the risk that the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Any such prepayments of our securities or loans could adversely impact our results of operations and financial condition.

We are subject to the risks relating to increases in prepayment rates of debt underlying CMBS.

CMBS are indirectly subject to the risks associated with prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on mortgage loans.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many CMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these CMBS may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact investments in at least two ways. First, particular investments may experience outright losses, as in the case of interest-only securities in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to hedges that may have been constructed for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many CMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. In addition, in the case of “premium” securities, prepayments at par may result in losses.

A replacement of LIBOR by SOFR or other alternative benchmark rate(s) may affect interest expense related to borrowings under our credit facilities and interest income under our investments.

Other than certain of our investments and related repurchase transactions that already use SOFR as a benchmark rate, we otherwise generally receive interest payments on our investments and pay interest under our credit facilities based on LIBOR, which is the subject of recent national, international and regulatory guidance and proposals for reform.

In a speech on July 27, 2017, Andrew Bailey, the Chief Executive of the Financial Conduct Authority of the United Kingdom, or FCA, announced the FCA’s intention to cease sustaining LIBOR after 2021. On March 5, 2021, the ICE Benchmark Administration Limited, which is supervised by the FCA, announced that it will cease publication of the predominant tenors of U.S. Dollar denominated LIBOR (1-month, 3-month and 6-month) after June 30, 2023. There is no assurance that LIBOR will continue to be published until any particular date, and it is unclear if a new method of calculating LIBOR will be established, or if an alternative reference rate will be established. The Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, identified Secured Overnight Financing Rate, or SOFR, a new index calculated by short-term repurchase agreements, backed by Treasury securities, as its preferred alternative to U.S. dollar LIBOR in derivatives and other financial contracts. Although there have been issuances utilizing SOFR, it is unknown whether SOFR will attain and retain market acceptance as a replacement for U.S. Dollar LIBOR.

There are many uncertainties regarding a transition from LIBOR to SOFR or any other alternative benchmark rate that may be established, including, but not limited to, the timing of any such transition, the need to amend all contracts with LIBOR as the referenced rate and, given the inherent differences between LIBOR and SOFR or any other alternative benchmark rate, how any transition may impact the cost and performance of impacted securities, variable rate debt and derivative financial instruments. In addition, SOFR or another alternative benchmark rate may fail to gain or retain market acceptance, which could adversely affect the return on, value of and market for securities, variable rate debt and derivative financial instruments linked to such rates.

The effect of the establishment of alternative reference rates cannot be predicted at this time, and the transition away from LIBOR and other current reference rates to alternative reference rates is complex and could have a material adverse effect on our business, financial condition and results of operations. Factors such as the pace of the transition to replacement rates, the specific terms and parameters for and market acceptance of any alternative reference rate, prices of and the liquidity of trading markets for products based on alternative reference rates, and our ability to transition and develop appropriate systems and analytics for one or more alternative reference rates could also have a material adverse effect on our business, financial condition and results of operations. We may also need to renegotiate any credit or similar agreements extending beyond June 30, 2023 with our portfolio investments that utilize LIBOR as a factor in determining the interest rate and certain of our existing credit facilities to replace LIBOR with the new standard that is established. If the agreements with our portfolio companies are unable to be renegotiated, our investments may bear interest at a lower rate, which would decrease investment income and potentially the value of such investments.

Some of our portfolio investments may be recorded at estimated fair value and, as a result, there may be uncertainty as to the value of these investments.

In accordance with our valuation guidelines, some of our portfolio investments for which no secondary market exists will be valued at least quarterly at fair value, or more frequently as necessary, which includes consideration of unobservable inputs. Because such valuations are subjective, the fair value of certain of such assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of shares of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Risks Related to Debt Financing

For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

We use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings, which may include repurchase agreements and CLOs. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in shares of our common stock. If the value of our assets increases, leverage would cause the net asset value attributable to each of the classes of our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to FS Real Estate Advisor.

We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our total “net assets” (as defined in our charter and in accordance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 or the NASAA REIT Guidelines), which is generally expected to be approximately 75% of the aggregate cost of our investments. Further, we can, and have, incurred financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

Changes in interest rates may affect our cost of capital and net investment income.

Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we will initially have to purchase or develop such expertise.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to FS Real Estate Advisor and may result in a substantial increase of the amount of such performance fees. See “Conflicts of Interest.”

We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.

We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than those currently utilized by us, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.

We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.

Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.

We have utilized and may in the future utilize non-recourse securitizations to finance our investments, which may expose us to risks that could result in losses.

We have utilized and may in the future utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.

We use repurchase agreements to finance our investments, which may expose us to risks that could result in losses.

We use repurchase agreements as a form of leverage to finance our purchase of commercial and multifamily real estate loans and commercial mortgage-backed securities. Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

Risks Related to Taxation

Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

We believe that we have been organized and have operated in a manner that have enabled us to qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017 and will permit us to continue to qualify. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax and applicable state and local income tax on our taxable income at regular corporate income tax rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify.

Legislative, regulatory or administrative changes could adversely affect us, our stockholders or our borrowers.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our stockholders or our borrowers.

On December 22, 2017, tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law, generally applying in taxable years beginning after December 31, 2017. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning before January 1, 2026.

Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to you of an investment in shares of our common stock.

You are urged to consult with your tax advisor with respect to the impact of any regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

We may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to stockholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company, or RIC, or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income, our stockholders will be subject to special tax rules with respect to their allocable shares of our excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our stockholders. If a stockholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income. If a stockholder is a non-U.S. person, excess inclusion income would be subject to a 30% withholding tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

We have issued collateral loan obligations, or CLOs, through a REIT subsidiary that we hold through an intervening partnership. The CLO arrangements are taxable mortgage pools, but the subsidiary REIT structure is intended to prevent any excess inclusion income from being allocated to us or our stockholders, although the IRS might take a different view.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities, or MBS, as well as stock of another REIT. The remainder of our investment in securities (other than qualified assets under the 75% asset test or securities of a taxable REIT subsidiary of ours) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. If our subsidiary REIT failed to qualify as a REIT, we would not satisfy the 10% value asset test. In addition, in general, no more than 5% of the value of our assets (other than securities that are qualified assets under the 75% asset test or securities of a taxable REIT subsidiary of ours) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by stock and securities of one or more taxable REIT subsidiaries, or TRSs, and no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments.” See “Material U.S. Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools (see “Material U.S. Federal Income Tax Considerations—Effect of Subsidiary Entities—Taxable Mortgage Pools”), (2) we are a “pension held REIT,” (3) a U.S. tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) any residual real estate mortgage investment conduits, or REMIC, interests we buy or taxable mortgage pool in which we hold the “equity interests” and that is treated as or qualified REIT subsidiary generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt stockholder and, in the case of condition (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each year dividends equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to make distributions to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.

Our taxable income may substantially exceed our net income as determined based on GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, MBS and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements. We may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirement in certain circumstances.

In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirement. Thus, compliance with the REIT distribution requirement may hinder our ability to grow, which could adversely affect the value of our common stock. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.

Rules enacted as part of the Tax Cut and Jobs Act may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of the relevant debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirement.

Our ownership of and relationship with any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limits could jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. In addition, the TRS rules impose a 100% excise tax on IRS adjustments to certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any domestic TRS that we may form or acquire would pay U.S. federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us by such domestic TRS. We will monitor the value of our interests in TRSs to ensure compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in certain financial assets will not qualify as “real estate assets” or generate “qualifying income” for purposes of the 75% asset and gross income qualification requirements, and, as a result, our ability to make such investments will be limited.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements, as described in “Material U.S. Federal Income Tax Considerations—Asset Tests” and “Material U.S. Federal Income Tax Considerations—Gross Income Tests.” Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities, or ABS, will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.

Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

Any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. See “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General.” In addition, any domestic TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to be taxed as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors prospectively or retroactively, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or 9.8% in value of the outstanding shares of stock of all classes and series. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”

Dividends paid by C corporations to domestic stockholders that are individuals, trusts and estates currently are generally taxed at a maximum federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. stockholders in taxable years beginning before January 1, 2026. Non-corporate investors in REITs may perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations whose dividends are taxed at the lower rates as qualified dividend income.

We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.

Under IRS Revenue Procedure 2017-45, as a publicly offered REIT we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in common stock of the REIT. As long as at least 20% (modified pursuant to Rev. Proc. 2021-53 to 10% for distributions declared on or after November 1, 2021 and on or before June 30, 2022) of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving such dividends will be required to include the full amount of the dividend income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain income may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes and to what extent those securities constitute real estate assets for purposes of the asset tests and produce income which qualifies under the 75% gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Our ability to invest in and dispose of “to be announced” securities could be limited by our REIT qualification, and we could fail to qualify as a REIT as a result of these investments.

We may purchase RMBS issued by government-sponsored entities, or Agency RMBS, through “to-be-announced” forward contracts, or TBAs, or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for any dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.

Unless we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBAs and any other non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter. Furthermore, until we are advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of our total gross income for each calendar year. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter, or (ii) our income and gains from the disposition of TBAs, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Our investments in construction loans may require us to make estimates about the fair value of land improvements that may be challenged by the IRS.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the gross income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not challenge our estimate of the loan value of the real property.

There may be tax consequences to any modifications to our borrowings, any hedging transactions and other contracts to replace references to LIBOR.

We are parties to loan agreements with LIBOR- based interest rates and may enter into derivatives and hold or acquire assets with LIBOR-based terms. We may have to renegotiate such LIBOR-based instruments to replace references to LIBOR. Under current law, certain modifications of terms of LIBOR-based instruments may have tax consequences, including deemed taxable exchanges of the pre-modification instrument for the modified instrument. Recently finalized Treasury Regulations , effective March 7, 2022, treat certain modifications that would be taxable events under current law as non-taxable events. The Treasury Regulations also permit REMICs to make certain modifications without losing REMIC qualification. The Treasury Regulations do not discuss REIT-specific issues of modifications to LIBOR-based instruments. The IRS has also issued Revenue Procedure 2020-44, which provides additional guidance to facilitate the market’s transition from LIBOR rates. This guidance clarifies the treatment of certain debt instruments modified to replace LIBOR-based terms. We will attempt to migrate to a post-LIBOR environment without jeopardizing our REIT qualification or suffering other adverse tax consequences but can give no assurances that we will succeed.

Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.

If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we’ve made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be subject to corporate income tax. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from sale of such property to be subject to the prohibited transaction tax.

Risks Related to Retirement Plans

If the fiduciary of an employee benefit plan subject ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to liability, including civil penalties.

There are special considerations that apply to investing in our shares on behalf of “benefit plan investors,” as defined in ERISA § 3(42), including a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in shares of our Class T, Class S, Class D, Class M or Class I common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or similar law may result in the imposition of liability, including civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount involved.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in our Class T, Class S, Class D, Class M or Class I shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including our adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about the proceeds raised in this offering for each class. Information is provided assuming that we sell the maximum amount registered in the primary offering, or $2,500,000,000, and there are no sales under our distribution reinvestment plan. The tables assume that 1/5 of the gross proceeds are from the sale of each of Class T shares, Class S shares, Class D shares, Class M shares and Class I shares. The amount of net proceeds may be more or less than the amount depicted in the tables below depending on the public offering prices of shares of common stock from time to time and the actual number of shares of each class of common stock we sell in this offering.

We intend to use substantially all of the proceeds from this offering, net of fees and expenses, to make investments in accordance with our investment strategy and policies described in this prospectus. We anticipate that the remainder of the proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses, the repurchase of shares under our share repurchase plan and the repayment of indebtedness under various financing arrangements we may enter into. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, in its sole discretion, to fund distributions from any source, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fees by FS Real Estate Advisor. Generally, our policy will be to pay distributions from our cash flows from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.

We have not established limits on the use of proceeds from this offering. We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment criteria, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell all the shares we are registering. If we sell only a portion of the shares we are registering, we may be unable to achieve our investment objectives or sufficiently diversify our portfolio. Pending such use, we intend to invest the net proceeds of our offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our intention to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes.

The tables below assume that all Class T and Class S shares are sold with the maximum upfront selling commissions and in the case of Class T shares, maximum upfront dealer manager fees. All or a portion of the selling commissions or dealer manager fees reflected in the tables below may be reduced or eliminated in connection with certain categories of purchasers. See “Plan of Distribution.” The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Less:
Selling commissions	$14,492,754	2.90%
Dealer manager fees	$2,415,459	0.48%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$479,716,787	95.94%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1) .	$500,000,000	100.00%
Less:
Selling commissions .	$16,908,213	3.38%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$479,716,787	95.94%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Less:
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$496,625,000	99.33%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class M shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Less:
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$496,625,000	99.33%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds	$500,000,000	100.00%
Less:
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$496,625,000	99.33%

(1)

Gross offering proceeds include upfront selling commissions and dealer manager fees that the dealer manager is entitled to receive (including any amounts that may be reallowed to participating broker- dealers). With respect to our Class T, Class S, Class D and Class M shares, we pay a stockholder servicing fee over time of 0.85% of NAV per annum, 0.85% of NAV per annum, 0.3% of NAV per annum and 0.3% of NAV per annum, respectively. The stockholder servicing fee for Class T shares will be comprised of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. Shares will be subject to other fees and expenses. See “Compensation” for more information.
(2)

Our adviser advanced all of our organization and offering expenses on our behalf until we raised $250 million of gross proceeds in our public offerings. Although such amounts may be subject to reimbursement thereafter, our adviser and sub-adviser have each agreed to defer the recoupment of any organization and offering expenses that may be reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determines that we have achieved economies of scale sufficient to ensure that we can bear a reasonable level of expenses in relation to our income. After such time, our adviser may be reimbursed for any organization and offering expenses that it or our sub-adviser has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised thereafter.

The total underwriting compensation in connection with this offering, including selling commissions, dealer manager fees and stockholder servicing fees, cannot exceed the limitations prescribed by FINRA and, therefore, could be up to 10% of the gross offering proceeds of our primary offering. See “Plan of Distribution.”

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

•	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

•	preserve and protect invested capital;

•	realize appreciation in NAV from proactive investment management and asset management; and

•	provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this prospectus.

Investment Strategy

Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. Our focus on debt investments emphasizes the payment of current income to investors and the preservation of invested capital, as well as capital appreciation. We directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this provides us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.

Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy allows us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.

We are focused on senior floating-rate mortgage loans, including those that are secured by a first priority mortgage on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties involving renovation or reposition before more permanent financing is obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than comparable loan-to-value loans secured by more stabilized real estate properties or commercial real estate assets traded in the securitized markets.

In addition to transitional mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies, RMBS and portfolios of single family home mortgages.

We capitalize on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of December 31, 2021, Rialto’s commercial real estate platform, which had (together with the Rialto Entities) approximately 254 professionals operating from 14 offices across the United States and Europe, had approximately $9.2 billion in assets under management. From

2009 through December 31, 2021, Rialto and the other Rialto Entities had acquired/managed over 10,000 loans, invested approximately $14.7 billion of equity capital in real estate and is special servicer for over $130 billion of commercial real estate loans.

Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, is a competitive advantage for us in executing upon our investment objectives.

We target investments that are secured by institutional quality real estate and that offer attractive risk-adjusted returns based on the underwriting criteria established and employed by our adviser. We focus on in-place and future cash flows, debt yields, debt service coverage ratios, loan-to-values, property quality and market and sub-market dynamics. All investment decisions are with a view to maintaining our qualification as a REIT and our exception from the definition of investment company under the 1940 Act.

Our Target Assets

The assets in which we intend to invest will include the following types of commercial real estate loans and other debt-oriented investments, including, but not limited to:

•

Whole Mortgage Loans. We may originate or purchase whole loans secured by first mortgage liens on commercial properties which provide mortgage financing to commercial property developers and owners. We will focus on loans secured by transitional properties, but we may also originate or purchase loans secured by more stabilized properties. The loans will generally have maturities ranging from one to ten years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche, or an A Note, and retaining the subordinated tranche, or a B Note. We may receive extension fees, modification fees or other similar fees in connection with our whole mortgage loans.

•

Subordinated Mortgage Loans, or B Notes. We may originate or acquire B Notes in negotiated transactions with the originators and in the secondary market. B Notes are typically privately negotiated loans that are secured by first mortgages on a single commercial properties or groups of related commercial properties and subordinated to A Notes secured by prior positions in the same first mortgages on the same properties or groups of properties. The subordination of a B Note typically is evidenced by an intercreditor agreement with the holder of the related A Note. A B Note is subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A Note.

•

Mezzanine Loans. We may originate or purchase mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are junior to mortgage loans secured by first or second mortgage liens on the property but are senior to the borrower’s equity in the property. Upon default, the subordinated lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage holders liens on the property. We may receive extension fees, modification or similar fees in connection with our mezzanine loans.

•

CMBS. CMBS are securities which are collateralized by commercial mortgage loans. We may invest in below investment grade CMBS (rated lower than BBB- on the S&P scale or the Fitch scale, or Baa3 on the Moody’s scale), and unrated CMBS. We may also invest in investment grade CMBS, which are rated BBB- on the S&P scale or the Fitch scale or Baa3 on the Moody’s scale or higher. In general, we intend to invest in CMBS that will yield high current interest income and where we consider the loss adjusted yields to be in line with market and our within our return parameters. The yields on CMBS depend on the timely payment of interest and principal of the underlying mortgage loans, and defaults by the borrowers of such loans may ultimately result in underperformance or loss on the CMBS. In the event of a default of a loan by an individual borrower within a CMBS securitization, the trustee for the benefit of the holders of the CMBS typically only has recourse to the underlying mortgaged property. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, and in particular the subordination of the junior classes of the CMBS. We do not obtain appraisals on the underlying assets of CMBS.

•	Other Loans and Investments. To a lesser extent, we may invest in other real estate-related investments, including:

•

Real Estate Securities and Non-Real Estate Securities. We may also make investments in other real estate-related debt and equity securities, including RMBS securities, unsecured debt of listed and unlisted REITs, collateralized debt obligations and equity or equity-linked securities. We may also make investments in securities not related to real estate, such as asset-backed securities, United States Treasuries, unsecured corporate debt, and credit default swaps on CMBS or corporate indexes such as CMBX and CDX. However, our investments in these types of securities will be limited by, among other things, our desire not to be required to register under the 1940 Act. We do not obtain appraisals on the underlying assets of RMBS.

•

Warehouse Loans. We may originate or purchase loans made to originators of commercial or residential mortgage loans to enable them to accumulate mortgage loans until they can be sold for inclusion on securitizations. We may receive extension fees, modification fees or other similar fees in connection with our warehouse loans.

•

Portfolios of Single Family Home Mortgages. We may purchase portfolios of loans secured by mortgages on single family homes, either to hold the loans as investment assets or with a view to selling them to sponsors of securitization vehicles.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets we believe are in our best interests, in each case, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exception from the definition of investment company under the 1940 Act. Such other assets may include, among other things, other real estate-related debt investments, such as loans to REITs and real estate operating companies, or REOCs, and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps, or CDSs, and other derivative securities; collateralized debt obligations, or CDOs; real property investments; and non-real estate-related debt investments.

Market Opportunity

Commercial real estate is a capital-intensive business that relies heavily on debt capital to develop, acquire, maintain and refinance commercial properties. We believe that demand for commercial real estate debt financing, together with decreases in the supply of traditional financing sources, present compelling opportunities to generate attractive risk-adjusted returns for lenders with access to capital and with broad institutional capabilities. We believe that our adviser and the sub-adviser are well positioned to allow us to capitalize on these opportunities through their expertise and capabilities valuing real estate collateral and evaluating market trends in order to help us identify value and generate attractive risk-adjusted returns in opportunities that competitors might reject.

We believe that significant regulatory changes following the financial crisis of 2008 and 2009 have reduced the capacity and appetite of many traditional lenders, including banks and securitization programs, for commercial real estate debt investments. Among the factors that we expect will continue to limit lending and increase debt costs for traditional financing sources are the Dodd-Frank Act, and Basel III, which include provisions for higher bank capital charges on certain types of real estate loans and enhanced risk-retention requirements for CMBS that may increase securitization costs and reduce competition from CMBS lenders.

Given the continuous need for capital to finance commercial real estate transactions, together with the exit or retrenchment of many traditional providers of real estate financing and regulatory pressures that we expect will continue for the foreseeable future, we believe commercial real estate debt investments provide attractive relative yields, especially in today’s low interest rate environment. Investors with institutional resources and experienced professional management teams in place will, we believe, be well positioned to analyze and profit from opportunities that require both localized market knowledge and an understanding of the issues presented by the complex global real estate capital markets.

Temporary Strategies

As market conditions evolve over time, we expect to adjust our investment strategy to adapt to such changes as appropriate. We believe there are significant opportunities among our target assets that currently present attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to aggressively manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions. Our ability to execute our investment strategy is enhanced through our access to our sponsor’s, adviser’s and sub-adviser’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators.

Financing Strategy and Financial Risk Management

We use prudent levels of leverage as part of our financing strategy. We believe we will be able to obtain both competitive interim and term financing through our sponsor’s relationships with top tier financial institutions. We intend to continue to employ conservative levels of borrowing in order to provide more funds available for investment. See “Operating Information—Indebtedness” for information about our indebtedness.

Over time, in addition to those financings described in “Operating Information—Indebtedness,” we may use other forms of leverage, including secured and unsecured warehouse and other credit facilities, securitizations, resecuritizations, and public and private, secured and unsecured debt issuances by us or our subsidiaries.

Our leverage may not exceed 300% of our total net assets (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing unless a majority of our independent directors vote to approve any borrowing in excess of this amount. Subject to this limitation, the amount of leverage we may employ for particular assets will depend upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at that time. Our decision to use leverage to finance our assets will be at the discretion of our adviser and will not be subject to the approval of our stockholders. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

As of December 31, 2021, our ratio of leverage to total net assets was 309%. On March 15, 2022, our board of directors, including a majority of independent directors, approved our borrowings in excess of 300%. Our board of directors determined that such excess borrowing was justified based on the following factors: (1) our investments, including those made in the fourth quarter of 2021, are primarily in senior mortgages, which provide a more favorable risk profile as compared to equity REITs; (2) in December 2021, we closed on $819,100 in originations and achieved a current advance rate of roughly 77%; (3) our use of commercial real estate collateralized loan obligations to finance originations is a lower risk leverage option compared to other sources of leverage; (4) in the fourth quarter of 2021, we closed on our third collateralized loan obligation transaction with an advance rate of over 81%, reducing mark-to-market risk in our portfolio by removing loans from the repurchase facilities; (5) our adviser’s recommendation that using increased leverage on higher quality assets provides better downside protection than investing in higher yielding assets that are subordinated or have less favorable credit profiles; and (6) increased leverage will better align us with leverage levels used by competitors in the mortgage REIT space. Our board of directors will continue to review our ratio of leverage to total net assets on a quarterly basis, as required by our charter. As of March 15, 2022 our leverage was 233% of net assets.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities, including the following:

•

We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

•

We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities).

•

We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title. We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the adviser, the sub-adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

•

We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

•

We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, the adviser, the sub-adviser or our affiliates.

•

We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, the adviser, the sub-adviser or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our sponsor, the adviser, the sub-adviser or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.

•	We will not engage in the business of underwriting or the agency distribution of securities issued by other person.

•

We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

•

We will not acquire equity securities not listed on a national securities exchange or traded in an over-the counter market unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares—Restrictions on Roll-up Transactions.”

Liquidity Events

We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s then-current NAV per share, plus any applicable upfront selling commissions and dealer manager fees. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, subject to limitations described elsewhere in this prospectus. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Many REITs that are listed on a national securities exchange are considered “self-managed,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our adviser, to perform management functions on their behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement does not prohibit us from acquiring the business conducted by the adviser (including all of its assets).

Operating and Regulatory Structure

REIT Qualification

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017. We believe that we have been organized and operated in a manner that allows us to qualify for taxation as a REIT under the Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our stockholders and the diversity of ownership of our stock. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Risk Factors—Risks Related to Taxation.”

1940 Act Considerations

We are not registered, and do not intend to register as an investment company under the 1940 Act. Under Section 3(a)(1) of the 1940 Act, an issuer is not deemed to be an “investment company”, in relevant part, if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•

it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities, securities issue by employees’ securities companies and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (relating to private investment companies).

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of these subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect that more than 40% of our assets will be “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

We expect that most of our subsidiaries will be able to rely on Section 3(c)(5)(C) of the 1940 Act for an exception from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of non-qualifying or non-real estate-related assets). What we buy and sell is therefore limited to these criteria.

Qualifying assets for the purpose of Section 3(c)(5)(C) include mortgage loans and other assets, such as whole- pool Agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. We also may invest in transitional loans, construction loans, or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. These restrictions will, however, limit our ability to invest in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in non-real estate-related assets.

We intend to treat first mortgage loans as qualifying real estate assets, as long as such loans are “fully secured” by real estate at the time we acquire the loan. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

We intend to treat participation interests in whole mortgage loans as qualifying real estate assets only if the interest is a participation in a mortgage loan, such as a B Note, that meets certain criteria. Consistent with SEC staff guidance, a B Note will be treated as a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior participation at par plus accrued interest, thereby acquiring the entire mortgage loan.

We intend to treat investments in construction loans as qualifying real estate assets. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans, and any such guidance may require us to change our strategy. We will treat the other real estate-related loans described in this prospectus, such as transitional loans, as qualifying real estate assets if such loans are fully secured by real estate.

We intend to treat as real estate-related assets non-Agency RMBS, CMBS, debt and equity securities of companies primarily engaged in real estate businesses, Agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain our ability to rely on Section 3(c)(5)(C) or Section 3(c)(6). To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

MANAGEMENT

Pursuant to our charter and bylaws, our business and affairs are managed under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The responsibilities of our board of directors include, among other things, oversight of our investment activities, oversight of our financing arrangements and corporate governance activities. Our board of directors has an audit committee and may establish additional committees from time to time as necessary, provided the majority of the members of the committee are independent. Each director has been elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director, nor will we ever have fewer than three directors. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director is to be removed. Neither FS Real Estate Advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of FS Real Estate Advisor, any director or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by any such persons will not be included.

Our charter has been reviewed and ratified by a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Board of Directors and Executive Officers

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three. Our bylaws further provide that the number of directors many not be more than 15. We have eight directors, five of whom are considered independent directors. For so long as the sub-advisory agreement is in effect, the sub-adviser has the right to cause our adviser to designate one person to serve on our board, subject to approval by our board of directors (which may not be unreasonably withheld or delayed.) Our charter provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director, pending the election of such independent director’s successor. An “independent director” is defined in our charter in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or executive officers, or executive officers of our adviser. At least one of our independent directors is required to have at least three years of relevant real estate experience and at least one of our independent directors is required to be a financial expert with at least three years of financial experience.

Our board of directors currently consists of Michael C. Forman, David J. Adelman, Jeffrey Krasnoff, Ryan N. Boyer, James W. Brown, Karen D. Buchholz, Terence J. Connors and John A. Fry. Ms. Buchholz and Messrs. Boyer, Brown, Connors and Fry serve as our independent directors. Members of our board of directors will be elected annually at our annual meeting of stockholders. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under Section 402 of the Sarbanes-Oxley Act.

Through its direct oversight role, and indirectly through its committees, our board of directors performs a risk oversight function for us consisting of, among other things, the following activities: (1) at regular and special board of directors meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations; (2) reviewing and approving, as applicable, our compliance policies and procedures, including our valuation guidelines to be used in connection with the calculation of our net asset value; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our adviser, sub-adviser, dealer manager and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto. Our directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our policies and procedures to ensure that such policies and procedures are carried out. Our board of directors does not currently have a lead independent director. Our board of directors, after considering various factors, has concluded that this structure is appropriate given our current size and complexity.

Our directors will not be required to devote all of their time to our business and will only be obligated to devote the time to our affairs as their duties may require. It is not expected that our directors will be required to devote a substantial portion of their time to discharge their duties as directors.

Directors and Executive Officers

Information regarding our board of directors and executive officers is set forth below. The address for each director and executive officer is c/o FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

NAME	AGE*	POSITION HELD
Michael C. Forman	60	Chairman, President and Chief Executive Officer
Edward T. Gallivan, Jr.	59	Chief Financial Officer
Stephen S. Sypherd	44	Vice President, Treasurer and Secretary
James Volk	59	Chief Compliance Officer
David J. Adelman	49	Director
Jeffrey Krasnoff	66	Director
Ryan N. Boyer	50	Independent Director
James W. Brown	70	Independent Director
Karen D. Buchholz	54	Independent Director
Terence J. Connors	67	Independent Director
John A. Fry	61	Independent Director

*	As of January 1, 2022.

Michael C. Forman has served as our president and chief executive officer since our inception in 2016, as our chairman since July 2017 and as the chairman and chief executive officer of FS Real Estate Advisor since its inception in August 2016. Mr. Forman also currently serves as chairman, president and/or chief executive officer of each of the other funds in the Fund Complex. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded FS Investments. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (Executive Committee Member), the Vetri Foundation for Children (Chairman), the Children’s Hospital of Philadelphia (corporate council member),

Drexel University and the Center City District Foundation. Mr. Forman serves as co-chair of the capital campaign of the Philadelphia School. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University. Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies including FS Real Estate Advisor, which serves as our adviser. As our co-founder, president and chief executive officer Mr. Forman is well-suited to serve as a member of our board of directors.

Edward T. Gallivan, Jr. has served as our chief financial officer since June 2018. Mr. Gallivan also serves as chief financial officer of FS Credit Income Fund, FS Energy Total Return Fund, FS Multi-Alternative Income Fund, FS Global Credit Opportunities Fund and FS Energy and Power Fund. Prior to joining FS Investments in 2012, Mr. Gallivan was a director at BlackRock, Inc. from 2005 to October 2012, where he was head of financial reporting for over 350 mutual funds. From 1988 to 2005, Mr. Gallivan worked at State Street Research & Management Company, where he served as the assistant treasurer of mutual funds. Mr. Gallivan began his career as an auditor at the global accounting firm, PricewaterhouseCoopers LLP, where he practiced as a certified public accountant. Mr. Gallivan received his B.S. in Business Administration (Accounting) at Stonehill College in Massachusetts.

Stephen S. Sypherd has served as our vice president, treasurer and secretary since our inception in 2016. Mr. Sypherd also serves as vice president, treasurer, secretary and/or general counsel of each of the other funds in the Fund Complex. Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings. Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts, including its audit and governance committees.

James Volk has served as our chief compliance officer since February 2017. Mr. Volk also serves as the chief compliance officer of each of the other funds in the Fund Complex. Before joining FS Investments and its affiliated investment advisers in October 2014, Mr. Volk worked at SEI Investments from February 1996 to October 2014, including serving as the chief compliance officer, chief accounting officer and head of traditional fund operations at the Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PricewaterhouseCoopers LLP. Mr. Volk received his B.S. in Accounting from the University of Delaware.

David J. Adelman has been a member of our board of directors since February 2018. Until April 2018, Mr. Adelman also served as the vice-chairman of FS Investment Corporation, FS Energy and Power Fund, FS Investment Corporation II, FS Global Credit Opportunities Fund, the FSGCOF Feeder Funds, FS Investment Corporation III, FS Investment Corporation IV and their respective investment advisers, and presided in such roles since each entity’s inception. Mr. Adelman has significant managerial and investment experience and has served as the president and chief executive officer of Philadelphia based Campus Apartments, Inc. (“Campus Apartments”) since 1997. Campus Apartments develops, manages, designs and privately finances more than 220 upscale housing facilities for colleges and universities across the United States. In 2006, Campus Apartments entered into a $1.1 billion venture with GIC Real Estate Pte Ltd., the real estate investment arm of the Government of Singapore Investment Corporation, in which Campus Apartments uses the venture’s capital to acquire, develop, operate and manage student housing projects across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman has served as the chief executive officer of Campus Technologies, Inc. since 2001, the vice-chairman of University City District board of directors since 1997, board member of Actua Corporation (formerly known as ICG Group, Inc.) since June 2011, board member of Wheels Up since May 2013 and a member of the National Multifamily Council and the Young

Presidents’ Organization. Mr. Adelman formerly served as a board member of Hyperion Bank and on the executive committee of the Urban Land Institute’s Philadelphia Chapter. Mr. Adelman is also an active private investor and entrepreneur, having co-founded FS Investments with Mr. Forman. Mr. Adelman received his B.A. in Political Science from The Ohio State University. Our board of directors has determined that Mr. Adelman should serve as a director in light of his extensive investment experience and management positions with affiliates of our sponsor.

Jeffrey Krasnoff has been a member of our board of directors since February 2017. Mr. Krasnoff is Chief Executive Officer of Rialto. With over 35 years of experience in commercial and residential real estate investment, finance and management, Mr. Krasnoff has been involved in the evaluation or oversight of over $300 billion of real estate assets around the world. Mr. Krasnoff is also the co-founder of LNR Property Corporation (“LNR”), and was its President since its spinoff from Lennar as a separate public company in 1997, as well as its Chief Executive Officer from 2002 to 2007. He was instrumental in taking the company private in a $4 billion transaction in early 2005. Mr. Krasnoff joined Lennar in 1986 and from 1990 until LNR spun off from Lennar, he was responsible for the growth of Lennar’s commercial real estate and joint venture businesses, as well as the formation of LNR Partners and its loan workout and special servicing operations. Prior to LNR and Lennar, Mr. Krasnoff spent ten years with KPMG, LLC (formerly Peat Marwick) in New York and Miami specializing in real estate and mergers and acquisitions. Mr. Krasnoff received his B.A. in Accounting from Duke University. Our board of directors has determined that Mr. Krasnoff should serve as a director in light of his decades of commercial real estate experience, experience with public companies and role as the Chief Executive Officer of the sub-adviser.

Ryan N. Boyer has been a member of our board of directors since July 2021. From October 1993 to October 1994, Mr. Boyer served as Co-Founder of BRIJTS, Inc., a real estate investment company that focused on rehabbing and selling residential properties to rejuvenate and beautify neighborhoods across Philadelphia. In March 1995, Mr. Boyer joined Laborers’ Local 332 as a journeyman laborer and, in 2000, he rose to the position of Assistant to the Secretary-Treasurer. From July 2003 to August 2008, Mr. Boyer served as Secretary-Treasurer of Local 332, a union of almost 3,000 members, where he oversaw an annual budget of over $2 million and negotiated labor contracts on behalf of his membership. Since August 2008, Mr. Boyer has served as Business Manager of the Laborers District Council of the Metropolitan Area of Philadelphia and Vicinity, the parent body of four local unions with over 6,000 members. In this capacity, Mr. Boyer negotiates contracts, oversees contract compliance, and is a Trustee of the union’s pension, training, and health and welfare funds to ensure that all member unions comply with the rules and regulations that govern their existence. Mr. Boyer was elected President of the Coalition of Black Trade Unionists (CBTU), Southeastern Pennsylvania Chapter, in September 2014 and continues to serve in that role. CBTU is a constituency group under the AFL-CIO that is dedicated to ensuring that proper diversity and inclusion exist within the union movement and to mentor and train young minorities to assume leadership roles in their respective unions. In July 2015, Governor Tom Wolf appointed Mr. Boyer to serve as Chair of the 16 Member Board of Commissioners that oversees operations of the bi-state Delaware River Port Authority, or DRPA, where he served until 2021. The DRPA serves as a major economic driver for the region, facilitating commerce and transporting workers between South Jersey and Philadelphia. Mr. Boyer currently serves on several boards and commissions including, Philadelphia Workforce Investment Board (Philly Works), the Philadelphia Jobs Commission and the City of Philadelphia Tax Review Board. Our board of directors has determined that Mr. Boyer should serve as a director in light of his leadership and experience.

James W. Brown has been a member of our board of directors in December 2021. He has been affiliated with FS Investments since 2016, most recently as a trustee of the FS Series Trust. Through his work in both the private and public sectors, he has developed wide experience in real estate transactions, finance and investment. He served as an attorney for the Banking Committee of the U.S. House of Representatives from 1977 to 1981 and as an associate/partner at the Dilworth Paxson law firm from 1982 to 1987. In his legal practice he represented real estate lenders, buyers, sellers and bondholders in numerous transactions. In 1987, he was confirmed as the Pennsylvania Secretary of General Services, heading the department that administers, among other matters, all

Commonwealth construction, building operation and real estate leasing. He went on to serve as Chief of Staff to Pennsylvania Governor Robert P. Casey from 1989 to 1994. In addition to his regular duties in that role, he served on the boards of both state public pension funds and the Pennsylvania Housing Finance Agency and led several large economic development projects. From 1995 to 2006, he served as a founding partner of SCP Private Equity Partners, where he led a number of investments, including several hotels. In 2007, he was appointed Chief of Staff to U.S. Senator Robert P. Casey, Jr., a position he held through 2015. Mr. Brown has been a member or chair of the boards of numerous companies, both public and private and has also served on the boards of many nonprofit and charitable institutions. He is currently a director of the Hershey Company and the Hershey Trust Company and is a member of the Board of Managers of the Milton Hershey School. He received his B.A. From Villanova University’s Honors Program and his J.D. from the University of Virginia Law School. Our board of directors has determined that Mr. Brown should serve as a director in light of his leadership and experience.

Karen D. Buchholz has been a member of our board of directors since January 2020. She is Senior Vice President of Administration and Chief Diversity Officer at Comcast Corporation where she has a wide array of corporate development responsibilities, including corporate real estate, facilities, aviation, diversity, political affairs, corporate services, business continuity, travel, security and sustainability. She was the executive in charge of the development of Comcast’s new Technology Center, a $1.5 billion, 60-story tower adjacent to Comcast’s corporate headquarters, the Comcast Center. Ms. Buchholz also previously oversaw the development of Comcast Center, a $750 million, 56-story tower from 2005 through 2008. Prior to Comcast, in 1997, then-Mayor Edward G. Rendell appointed Ms. Buchholz as President of Philadelphia 2000, the organization that brought the 2000 Republican National Convention to Philadelphia and served as the City’s official Host Committee. Ms. Buchholz served as Sales Executive for Comcast-Spectacor from 1993 to 1997 to develop corporate sponsorships for what is now called the Wells Fargo Center, a 20,000-seat arena and home to the Comcast-owned Philadelphia Flyers and the Philadelphia 76ers. In 1991, Ms. Buchholz led the development of the Pyramid Club at the top of the Mellon Bank Center for Club Corporation of America. Ms. Buchholz currently serves on WSFS Financial Corporation and Wilmington Savings Fund Society, FSB Board of Directors. She also serves on the boards of many civic and charitable organizations, including: Board of Trustees, Drexel University; Global Board of Directors, Women in Cable Telecommunications, and Board of Directors, Museum of the American Revolution. Ms. Buchholz received her B.A. in Political Science from Dickinson College and a M.S. from the University of Pennsylvania. Our board of directors has determined that Ms. Buchholz should serve as a director in light of her leadership and business experience.

Terence J. Connors has been a member of our board of directors since July 2017. Mr. Connors brings to the board nearly 40 years of public accounting experience. Mr. Connors retired in September 2015 from KPMG LLP, where he served as Professional Practice Partner, with technical oversight of all Pennsylvania audit clients, including real estate companies. He also served as SEC Reviewing Partner and as a member of KPMG’s board of directors (2011-2015), where he chaired the Audit, Finance & Operations Committee. Prior to joining KPMG in 2002, he was a partner with another large international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. Mr. Connors currently serves as a board member and audit committee chairman of both Suburban Propane Partners L.P. (NYSE) and AdaptHealth Corp. (NASDAQ) and previously served as a director and audit committee chairman of Cardone Industries, Inc. Mr. Connors previously served as a trustee of St. Joseph’s Preparatory School in Philadelphia and he also previously served as Chairman and President of the Philadelphia Chapter of the National Association of Corporate Directors (NACD). Mr. Connors received his B.S. in Accounting from LaSalle University. Our board of directors has determined that Mr. Connors should serve as a director in light of his extensive public accounting experience.

John A. Fry has been a member of our board of directors since July 2017. Mr. Fry has served as the President of Drexel University in Philadelphia, Pennsylvania since August 2010. Prior to becoming President of Drexel University, Mr. Fry served as President of Franklin & Marshall College in Lancaster, Pennsylvania from 2002 until 2010. From 1995 to 2002, he was Executive Vice President of the University of Pennsylvania and served as the Chief Operating Officer of the University and as a member of the executive committee of the University of

Pennsylvania Health System. Mr. Fry is a member of the Board of Trustees of Delaware Investments, an asset management firm, with oversight responsibility for all of the portfolios in that mutual fund family. He also serves on its audit committee. Mr. Fry also serves as a director of Drexel Morgan & Co., Community Health Systems where he also serves on the compensation committee, and vTv Therapeutics. Mr. Fry received his Master’s in Business Administration from the NYU Stern School of Business, and received his B.A. in American Civilization from Lafayette College. Our board of directors has determined that Mr. Fry should serve as a director in light of his leadership experience and experience serving as a board member for other investment and management operations.

Committees of the Board of Directors

Our board of directors has established the following committee:

Audit Committee

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. It is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent and internal accountants (including compensation therefor), overseeing the integrity and audits of our financial statements reviewing the independence and performance of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Messrs. Brown, Connors and Fry, each of whom are independent. Terence J. Connors serves as the chairman of the audit committee. Our board of directors has determined that Terence J. Connors is an “audit committee financial expert” as defined under SEC rules.

Compensation of Directors

Each of our directors who do not serve in an executive officer capacity for us, FS Real Estate Advisor or Rialto are entitled to receive annual retainer fees, fees for participating in board and committee meetings and annual fees for serving as a committee chairperson, determined based on our NAV as of the end of each fiscal quarter. Amounts payable under the arrangement are determined as follows:

Net Asset Value	Annual Retainer	Board Meeting Fee	Audit Committee Chair Retainer	Committee Meeting Fee
$0 to $250 million	$10,000	$2,000	$5,000	$1,000
$250 million to $500 million	$25,000	$2,000	$7,500	$1,000
> $500 million	$55,000	$2,000	$10,000	$1,000

Until we achieved a NAV of $250 million, we paid 100% of the applicable independent director compensation in the form of restricted shares of Class I common stock. Our NAV has reached the $250 million threshold and as a result we paid 75% of the applicable compensation quarterly in cash in arrears, and paid pay 25% of the applicable compensation in the form of restricted shares of Class I common stock. The compensation further adjusted as set forth in the table above when we achieve a net asset value of $500 million, which happened in June 2021. The restricted shares of Class I common stock will be granted under, and subject to the terms and conditions of, our independent director restricted share plan, which is described below, on the first calendar day of the second month following the calendar quarter to which the compensation relates. We will determine the number of restricted shares to grant by dividing 100% or 25%, as applicable, of the quarterly compensation due by the current transaction price of the Class I common stock, rounding to the nearest whole number. The restricted shares of Class I common stock will vest on the one year anniversary of the grant date, provided that the independent director remains on the board of directors on such vesting date, or upon the earlier occurrence of his or her termination service due to his or her death or disability or a change in our control.

We also reimburse each of our directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

The following table sets forth the compensation paid to our independent directors during the fiscal year ended December 31, 2021 (in thousands).

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Karen D. Buchholz	$18.4	$10.1	$—	$—	$—	$—	$28.5
Terence J. Connors	12.6	13.2	—	—	—	—	25.8
John A. Fry	12.6	11.1	—	—	—	—	23.7
Jack A. Markell(2)	12.6	10.9	—	—	—	—	23.5
James W. Brown(3)	—	—	—	—	—	—	—
Ryan N. Boyer(4)	10.1	3.4	—	—	—	—	13.5

Total	$27.6	$70.6	—	—	—	—	$115.0

(1)

In February, May, August and November 2021, we granted a total of 2,035 restricted shares of Class I common stock to our independent directors pursuant to our independent director restricted share plan. The grant date fair value of the stock per share was $24.62, $24.56, $24.51 and $24.47, respectively.

(2)	Jack A. Markell resigned as a director in December 2021.
(3)	James W. Brown became a director in December 2021.
(4)	Ryan N. Boyer became a director in July 2021.

Independent Director Restricted Share Plan

We have adopted a restricted share plan for our independent directors in order to increase the interest of our directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our restricted share plan is administered by the board of directors. The board of directors has the full authority to: (1) administer and interpret the restricted share plan; (2) determine the number of shares of Class I common stock to be covered by each award; (3) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the restricted share plan); (4) make determinations of the fair market value of shares; (5) waive any provision, condition or limitation set forth in an award agreement; (6) delegate its duties under the restricted share plan to such agents as it may appoint from time to time; and (7) make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of Class I common stock that may be issued under the restricted share plan will not exceed 5.0% of the total shares common stock available in connection with our primary offering, and in any event will not exceed 200,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). The maximum aggregate number of Class I shares associated with any award granted under the plan in any calendar year to any one independent director is 10,000.

Restricted share awards entitle the recipient to shares of Class I common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s service with us or our affiliates. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Vested shares are not subject to any repurchase limitations. Pursuant to the form of award agreement approved by the board of directors, holders of restricted shares may receive distributions prior to the time that the restrictions on the restricted shares have lapsed, but such distributions shall be subject to the same restrictions as the underlying restricted shares.

Compensation of Executive Officers

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of FS Real Estate Advisor or by individuals who were contracted by us or by FS Real Estate Advisor to work on our behalf pursuant to the advisory agreement. Each of our executive officers is an employee of FS Real Estate Advisor or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by FS Real Estate Advisor. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of FS Real Estate Advisor, from FS Investments or its affiliates. As executive officers, these individuals will serve to manage our day-to-day affairs and carry out the directions of our board of directors in the review, selection and recommendation of investment opportunities and in monitoring the performance of these investments to ensure that they are consistent with our investment objectives. In addition, we will reimburse FS Real Estate Advisor for our allocable portion of expenses incurred by FS Real Estate Advisor and Rialto in performing its obligations under the advisory agreement, including personnel costs for employees who do not serve as our executive officers.

Our Adviser

Our adviser is FS Real Estate Advisor. Our adviser has a limited operating history and no other experience managing a public company. Our adviser has contractual and fiduciary responsibilities to us and our stockholders. Certain of our officers and directors are also officers and key personnel of our adviser.

Adviser Key Personnel

The management of our investment portfolio is the responsibility of FS Real Estate Advisor and its investment committee, the current members of which are Michael Kelly, Robert Lawrence, Robert Haas and David Weiser. FS Real Estate Advisor’s investment committee must approve investments that we make. The members of FS Real Estate Advisor’s investment committee are not employed by us and receive no direct compensation from us. See “—The Advisory Agreement” for additional information regarding the compensation payable to FS Real Estate Advisor. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the investment advisers that manage FS Investments’ affiliated registered investment companies and BDCs.

Below is biographical information relating to the members of FS Real Estate Advisor’s investment committee and certain members of its management team. The backgrounds of Mr. Forman, president and chief executive officer of FS Real Estate Advisor, and Mr. Sypherd, vice president, treasurer and secretary of FS Real Estate Advisor, are described in “—Directors and Executive Officers” above.

Michael Kelly currently serves as chief investment officer and executive vice president of FS Investments and its other affiliated investments advisers, and has presided in such roles since January 2015. Among other things, Mr. Kelly oversees the investment management function at FS Investments and its affiliated investment advisers, including FS Real Estate Advisor. Before joining FS Investments and its affiliated investment advisers, Mr. Kelly was the chief executive officer of ORIX USA Asset Management, where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. Mr. Kelly then helped build and lead the hedge fund firm, FrontPoint Partners, where he first served as chief investment officer and eventually co-chief executive officer. Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a co-founder and board member of the Spotlight Foundation, and serves as a trustee of the Tiger Foundation and the Stanford Business School Trust.

Robert Lawrence serves as managing director and global head of real estate at FS Investments, responsible for overseeing all real estate-related business and strategies. Before joining FS Investments, Mr. Lawrence served as

Executive Managing Director at Singer & Bassuk, a boutique real estate finance firm. Prior to joining Singer & Bassuk, he was Senior Managing Director and Co-Head of Origination at Guggenheim Commercial Real Estate Finance, where he led and managed the origination platform for CMBS and affiliated life companies. Previously, Mr. Lawrence held several high-level positions at JPMorgan Chase and Bear Stearns. At JPMorgan Chase, he served as Managing Director and Head of the Securitized Products Group in Asia. Prior to the merger with JPMorgan Chase in 2008, he was Senior Managing Director and Co-Head of Origination at Bear Stearns, and a founding member of the firm’s Global CMBS department. Mr. Lawrence received a Bachelor of Science in Business Administration from the University of Vermont and a Master of Science in Real Estate Investment and Development from New York University. Mr. Lawrence is a member of the Urban Land Institute, the Young Presidents’ Organization, and the Nassau County Disaster Action Team for the American Red Cross.

Robert Haas serves as senior vice president within the portfolio management group of FS Investments and its other affiliated investment advisers. Mr. Haas has also served in various capacities for FS Investments and its affiliated investment advisers since the later of September 2010 or such entity’s inception date, including as a member of the investment committee of FS Energy Total Return Fund. Prior to joining FS Investments, Mr. Haas served on the commercial real estate investment team at American Capital, a private equity firm and global asset manager, from 2007 to 2010. At American Capital, Mr. Haas was involved in all aspects of the company’s commercial real estate investing activities, including bond investment selection, due diligence, structuring, securitization and surveillance. Prior to American Capital, Mr. Haas spent three years in the structured finance group at CapitalSource, a specialty finance company, where he sourced, underwrote, negotiated, structured and managed investments in middle-market finance companies. Prior to CapitalSource, Mr. Haas was an analyst at Goldman Sachs’ Archon Group, where he analyzed and evaluated debt and equity investments in commercial real estate. Mr. Haas earned a B.S. in finance from Georgetown University’s McDonough School of Business and holds the CFA Institute’s Chartered Financial Analyst designation.

David Weiser serves as vice president in the investment management group of FS Investments and its other affiliated investment advisers, and has presided in such roles since October 2015. Prior to joining FS Investments, Mr. Weiser served as a research analyst at Towerview LLC, a long-biased public equities fund, from January 2007 to July 2015, where Mr. Weiser originated and executed investments in companies involved in mergers, restructurings and deep value situations. Prior to that role, Mr. Weiser was an associate at Golub Capital from May 2005 to January 2007, where he executed middle market debt and equity investments. Mr. Weiser received his B.S. in economics from the Wharton School at the University of Pennsylvania.

The Sub-Adviser

Our adviser has engaged Rialto Capital Management, a leading real estate investment and asset management operating business, to perform services on behalf of our adviser for us primarily related to the selection of our investments and the day-to-day management of our investment portfolio. Notwithstanding the engagement by our adviser of the sub-adviser, our adviser retains ultimate responsibility for the performance of the matters entrusted to it under the advisory agreement. See “—Advisory Agreement” below. Investment recommendations are made by the sub-adviser to our adviser and our adviser approves all investments and presents to our board of directors only those investments that fall outside of the scope of the authority granted to it by our board of directors.

Sub-Adviser Key Personnel

Rialto’s team of dedicated investment professionals provide assistance to FS Real Estate Advisor pursuant to the sub-advisory agreement. Below is biographical information relating to certain key personnel involved in rendering such services. The background for Mr. Krasnoff, Chief Executive Officer of Rialto, is described in “—Directors and Executive Officers” above.

Jay Mantz joined Rialto in 2011 and serves as President. Prior to Rialto, Mr. Mantz worked for Morgan Stanley from 1993 to 2011. At Morgan Stanley, Mr. Mantz was the Head of Real Estate Investing from 2000 to 2005, co-head of the Real Estate Department in 2006, and served as Global Co-Head of Morgan Stanley’s Merchant Bank Group, which included the Morgan Stanley Real Estate Investing Funds, the Morgan Stanley Infrastructure Fund and other Private Equity Funds, from 2007 to 2009. Mr. Mantz was a member of Morgan Stanley’s Management Committee from 2008 to 2010. Mr. Mantz graduated class valedictorian from the School of Management at Boston University and received an MBA from The Wharton School of the University of Pennsylvania. Mr. Mantz is an active member of various real estate organizations including the Pension Real Estate Association.

Cory Olson joined Rialto in 2015 as a senior advisor and served as Executive Vice President before taking on the role of Chief Operating Officer. Mr. Olson is engaged in the investment management business and other strategic roles with a focus on overseeing Rialto’s process of sourcing, underwriting, executing and managing investments for Rialto. Prior to joining Rialto, Mr. Olson was President of LNR Property LLC, where he headed the Real Estate Investing and Servicing Segment of Starwood Property Trust (NYSE: STWD). Prior to being appointed President in May 2013, Mr. Olson held the positions of Chief Operating Officer and Chief Financial Officer. Prior to LNR, Mr. Olson was Co-founder and Managing Partner at AllBridge Investments, a boutique private equity firm which was sold to Ares Capital. Mr. Olson was formerly Senior Vice President of Finance and Treasurer of Dean Foods Company, one of the leading food and beverage companies in the United States. Prior to Dean Foods, Mr. Olson was a Managing Director of Bank One Capital Markets and its predecessor, First Chicago Capital Markets. Prior to Bank One Capital Markets, Mr. Olson was a Product Management Officer for Gainer Bank Corporation, a regional banking firm. Mr. Olson received a B.A. in Liberal Arts from Wabash College.

Phil Orban joined Rialto in 2015 and serves as a Managing Director on the Investment Management team, which includes structured credit and equity investing. Prior to joining Rialto, Mr. Orban spent nine years, most recently as a principal, at Glenmont Capital Management, LLC, a real estate private equity firm focused on opportunistic, middle market investments throughout the United States. At Glenmont, Mr. Orban was responsible for sourcing and executing opportunistic investments across all real estate asset types on behalf of the firm’s discretionary investment vehicles and completed in excess of $1 billion in total transactions. Prior to joining Glenmont, Mr. Orban was an assistant vice president at The Weitzman Group, a boutique real estate advisory firm that worked with private sector developers, pension and private equity funds, institutions and government agencies. At The Weitzman Group, Mr. Orban focused on investment analysis and advisory on behalf of a large pension fund seeking to make direct investments in commercial real estate. Mr. Orban received his B.S. from Cornell University with a concentration in Finance and Real Estate.

Joe Bachkosky joined Rialto in 2010 and serves as a Managing Director and co-head of Rialto’s Investment Management credit business, which includes CMBS and mezzanine investing. He has been vital in sourcing and executing Rialto’s CMBS investments, totaling over $50 billion in pool balance. He has also secured attractive investment opportunities in both equity and structured finance. Through innovative and unique structuring, Mr. Bachkosky has helped to make Rialto a leader in the NPL securitization market, issuing over $950 million of notes in its seven NPL securitizations to date, and has also led the way in the formation of Rialto’s platform in Europe. Prior to joining Rialto, Mr. Bachkosky held various roles in finance and consulting where he focused on financial and operational restructuring. In 2009, Mr. Bachkosky served as a Summer Associate at Lazard Frères where he worked on the restructuring and eventual sale of a $2 billion global automotive supply company. From 2005 to 2008, Mr. Bachkosky served as a consultant with The Brooks Group. He also worked as an Associate Consultant at Accenture from 2003 to 2005. Mr. Bachkosky received an MBA from the Yale School of Management and a B.S. in Engineering from the University of Pittsburgh.

Josh Cromer joined Rialto in 2009 and serves as a Managing Director and co-head of Rialto’s Investment Management credit business, which includes CMBS and mezzanine real estate loan and preferred equity investing. He has been vital in sourcing and executing Rialto’s CMBS investments, which total over $50 billion in pool balance. He has also been instrumental in the development and creation of Rialto’s mezzanine platform.

Prior to joining Rialto, Mr. Cromer worked at Glenmont Capital Management, a boutique real estate private equity firm, where he focused on distressed debt acquisitions and asset management. He also served as an Assistant Vice President at Nomura Securities where he worked in a variety of real estate and corporate finance roles, including originating, underwriting, and securitizing commercial mortgages and CRE CDOs. Mr. Cromer received a B.A. in Business Administration from the University of Wisconsin-Madison Wisconsin School of Business where he majored in Real Estate Finance and Urban Land Economics.

The Advisory Agreement

Our board of directors have at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our business. Pursuant to the advisory agreement, our board of directors has delegated to our adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that our adviser has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the advisory agreement.

Services

Pursuant to the terms of the advisory agreement, our adviser is responsible for, among other things:

•

managing and supervising the development of this offering, and any subsequent offerings, including determination of the specific terms of our securities, approval of marketing materials and negotiating and coordinating the other agreements and services related to our offering;

•	serving as an investment and financial advisor to us and obtaining market research and economic and statistical data in connection with our investment objectives and policies;

•

identifying, sourcing, evaluating and monitoring our investment opportunities consistent with our investment objectives and policies, including but not limited to, locating, analyzing and selecting potential investments and, within the discretionary limits and authority granted to our adviser by the board of directors, making investments in and dispositions of our assets;

•

structuring and conducting negotiations on our behalf with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings and hedging strategies;

•	engaging and supervising, on our behalf and at our expense, various service providers;

•	providing asset management services, including but not limited to, daily management services, monitoring and supervising our investments and our management and operational functions;

•

providing accounting and administrative services, including but not limited to, the performance of administrative functions required for our day-to-day operations, including the calculation at the end of each month of our NAV; and

•	managing our communications with our stockholders, including written and electronic communications, and establishing technology infrastructure to assist in supporting and servicing our stockholders.

The above summary is provided to illustrate the material functions which our adviser will perform for us and it is not intended to include all of the services which may be provided to us by our adviser.

Term and Termination Rights

The term of the advisory agreement is for one year, subject to renewals by mutual consent of us and our adviser for an unlimited number of successive one-year periods. Our independent directors evaluate the performance of our adviser before approving the renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us (1) for “Cause,” (2) upon the bankruptcy of our adviser, or (3) upon a material breach of the advisory agreement by our adviser;

•	upon 60 days’ written notice by us without Cause or penalty upon the vote of a majority of our independent directors;

•	upon 60 days’ written notice by our adviser; or

•	immediately by our adviser for “Good Reason.”

“Cause” is defined in the advisory agreement to mean (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our adviser, (ii) a material breach of the advisory agreement by our adviser, (iii) a failure by our adviser to dedicate the personnel and financial resources necessary to effectively manage us, or perform its respective duties and obligations under the advisory agreement, or (iv) a sustained material degradation in the brand or reputation of our adviser’s parent and sponsor, Franklin Square Holdings, L.P.

“Good Reason” is defined in the advisory agreement to mean any material breach of the advisory agreement by us of any nature whatsoever.

In the event the advisory agreement is terminated, our adviser will be entitled to receive from us, within thirty (30) days after the effectiveness of such termination, all unpaid reimbursements of expenses and all earned but unpaid fees payable to our adviser prior to the termination of the advisory agreement. In addition, upon the termination or expiration of the advisory agreement, our adviser will cooperate with us in order to provide an orderly transition of advisory functions.

Fees and Expenses

Base Management Fee. As compensation for the services provided pursuant to the advisory agreement, we pay our adviser a base management fee of 1.25% of NAV per annum attributable to the shares subject to the management fee payable quarterly and in arrears. In calculating our management fee, we use our NAV before giving effect to accruals for the management fee, stockholder serving fees or any distributions payable on our shares. Class F and Class Y shares do not pay the base management fee.

Performance Fee. As compensation for services provided pursuant to the advisory agreement, we will also pay our adviser a performance fee. The performance fee is calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as in “Compensation—Operational Stage”) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.50%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of shares of our common stock other than Class F shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser will be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings. Class F shares do not pay the performance fee.

Origination Fees. Our adviser and the sub-adviser may retain origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing. Such origination fees will only be retained to the extent they are paid by the borrower, either directly to the adviser or sub-adviser or indirectly through us. We expect that these origination fees generally will be paid directly to our adviser or the sub-adviser by the borrower.

Expense Reimbursement. The advisory agreement provides that we will reimburse our adviser and the sub-adviser for out-of-pocket costs and expenses each of them incurs in connection with the services provided to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of our registration statement, registration and qualification of our shares of our common stock for sale with the SEC and in the various states and filing fees incurred by our adviser, (2) the actual out-of-pocket cost of goods and services used by us and obtained from third parties, including audit, accounting, legal, brokerage, underwriting, listing and registration fees, (3) expenses of managing, improving, developing, operating and selling our direct and indirect investments and of other transactions related thereto, including prepayments, maturities, workouts and other settlements of such investments, (4) subject to limitations in our charter, expenses related to the acquisition and disposition of our investments, including the selection and evaluation of investment assets, (5) personnel and related employment costs incurred by our adviser, the sub-adviser or their respective affiliates in performing their services under the advisory agreement and the sub-advisory agreement, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that such reimbursement in this clause (5) shall exclude any personnel costs of employees that serve as our executive officers, and (6) out-of-pocket expenses in connection with (i) our compliance with applicable law and regulations, (ii) communications and services provided to our stockholders, (iii) insurance required in connection with our business or by our directors and executive officers, and (iv) payments to our directors and meetings of our directors and of our stockholders. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, expenses and taxes related to the filing, registration and qualification of the sale of shares of our common stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees).

The advisory agreement provides that we will reimburse our adviser or the sub-adviser for reimbursable expenses no less than quarterly. Our adviser will prepare a statement documenting our quarterly expenses and deliver such statement to us within 45 days after the end of each quarter. Notwithstanding the foregoing, pursuant to the advisory agreement, our adviser advanced all of our offering and organizational costs until we raised $250 million in aggregate gross proceeds from our public offerings. Although such amounts may be subject to reimbursement thereafter, our adviser and sub-adviser have each agreed to defer the recoupment of any organization and offering expenses that may be reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determines that we have achieved economies of scale sufficient to ensure that we can bear a reasonable level of expenses in relation to our income. After such time, our adviser may be reimbursed for any organization and offering expenses that it or our sub-adviser has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised thereafter.

Limitations on Reimbursement. Notwithstanding the foregoing, to the extent that our total operating expenses in any four consecutive fiscal quarters exceed the 2%/25% limitation set forth in our charter we will not reimburse our adviser or the sub-adviser unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or we will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Each such determination will be recorded in the minutes of a meeting of our board of directors.

Reimbursement by the Adviser. The advisory agreement provides that within 60 days after the end of the month in which our primary offering terminates, to the extent we have incurred total organization and offering expenses, selling commissions, dealer manager fees and stockholder servicing fees in excess of 15.0% of the gross proceeds from our primary offering, our adviser will reimburse us for such excess amount.

In addition to the management fee, performance fee and expense reimbursements, we have agreed to indemnify and hold harmless our adviser, the sub-adviser and their respective affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “—Indemnification” below.

Method of Payment. On December 15, 2021, we entered into the Third Amended and Restated Advisory Agreement, or New Advisory Agreement, effective as of November 30, 2021, by and between us and FS Real Estate Advisor. The New Advisory Agreement amends and restates the Second Amended and Restated Advisory Agreement, dated as of August 17, 2018, to permit the base management fee and performance fee to be paid, at our adviser’s election, in (i) cash, (ii) Class I shares, (iii) performance-contingent Class I share awards, or Class I PCRs, or (iv) any combination of cash, Class I shares or Class I PCRs. Under the New Advisory Agreement, our adviser will be paid its base management fee and performance fee in cash unless it elects to receive Class I shares or Class I PCRs by providing written notice to us within 10 days following the end of the applicable quarter or year when such fee was earned (the date of such election is the “Election Date”). Class I PCRs shall provide the adviser the right to receive from us a number of Class I shares equivalent to the number of Class I PCRs immediately upon satisfaction of the performance conditions set forth in the Class I PCR award agreement, which shall be approved by our board of directors, including a majority of our independent directors, as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. Our adviser may elect at a later date to have us repurchase some or all of the Class I shares issued to our adviser in accordance with the New Advisory Agreement, including Class I shares issued pursuant to any Class I PCRs, or the adviser Class I shares, at a per share price equal to the then-current Class I share transaction price. The adviser Class I shares will not be subject to the repurchase limits of our share repurchase plan or any reduction or penalty for an early repurchase. Our adviser will have registration rights with respect to the adviser Class I shares. In addition, the sub-adviser agreed to receive the base management fees and performance fees it receives from our adviser in the same proportion of cash, Class I shares and Class I PCRs as elected by our adviser for a given period. Any such Class I shares and Class I PCRs issued to the sub-adviser will have the same rights and conditions as those issued to the adviser.

Class I PCR Agreement. Under the form of Class I PCR agreement to be entered into between us, our adviser and the sub-adviser, or the PCR Agreement, management and performance fees may be payable to our adviser and the sub-adviser, orthe Adviser Entities, in the form of Class I PCRs to the extent that distributions paid to stockholders in the applicable fiscal quarter exceed our Adjusted Core Earnings. “Adjusted Core Earnings” means: the net income (loss) attributable to stockholders, computed in accordance with GAAP, including (A) realized gains (losses) not otherwise included in GAAP net income (loss), (B) stockholder servicing fees, and (C) reimbursements for organization and offering expenses, and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) onetime events pursuant to changes in GAAP and certain material non-cash income or expense items. Thereafter, Class I PCRs may become issuable in the form of Class I shares upon the achievement of the following conditions in any fiscal quarter following the initial issuance of the Class I PCRs, together, the Performance Conditions: (a) Adjusted Core Earnings for the quarter exceed distributions paid to stockholders during such quarter, such difference, the Excess Distributable Income, and (b) the annualized distribution yield on the Class I shares (measured over such quarter) is at least at the yield target determined by management given then-current market conditions, or the Yield Target. The initial Yield Target will be a 6.0% annualized yield on the Class I shares.

On the last day of any fiscal quarter in which we achieve the Performance Conditions, or the Performance Achievement Date, we will issue to the Adviser Entities the number of Class I shares equal in value to the Excess Distributable Income for such quarter in respect of any outstanding Class I PCRs. The Adviser Entities, and their respective affiliates and employees, may not request repurchase by us of any Class I shares issued under the PCR Agreement for a period of six (6) months from the date of issuance. Thereafter, upon ten days’ written notice to us by the Adviser Entities, we must repurchase any Class I shares requested to be repurchased by our adviser at the most recently published transaction price per Class I share; provided that no repurchase shall be permitted that would jeopardize our qualification as a REIT or violate Maryland law. If, prior to the Performance Achievement Date, (i) the New Advisory Agreement is terminated in accordance with Section 12(b) of the New Advisory Agreement (other than Section 12(b)(iii) thereof) or (ii) the sub-advisory agreement is terminated in accordance with Section 9(b) thereof (other than Section 9(b)(v) thereof), any rights related to the Class I PCRs evidenced hereby by the terminated party as of the date of such termination shall immediately vest and we shall issue the number of Class I shares issuable upon such vesting. If, prior to the Performance Achievement Date, either of the Adviser Entities resigns as our adviser or sub-adviser, respectively, of us, then any rights related to the Class I PCRs evidenced hereby as of the date of such resignation shall remain outstanding and Class I shares issuable in respect thereof shall be issued upon achievement of the Performance Conditions.

Expense Limitation Agreement

We have entered into an amended and restated expense limitation agreement with our adviser and the sub-adviser, which we refer to as the Expense Limitation Agreement, pursuant to which our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses (defined below) for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. “Ordinary operating expenses” for each class of common stock consist of all ordinary expenses attributable to such class, including administration fees, transfer agent fees, fees paid to our independent directors, loan servicing expenses, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) advisory fees, (b) interest expense and other financing costs, (c) taxes, (d) distribution or stockholder servicing fees and (e) unusual, unexpected and/or nonrecurring expenses. We will repay our adviser or the sub-adviser on a quarterly basis any ordinary operating expenses previously waived or paid, but only if the reimbursement would not cause the then-current expense limitation, if any, to be exceeded. In addition, the reimbursement of expenses will be made only if payable not more than three years from the end of the fiscal quarter in which the expenses were paid or waived.

The Expense Limitation Agreement has a one-year term, subject to annual renewals by a majority of the board of directors and by our adviser and the sub-adviser. The Expense Limitation Agreement may not be terminated by our adviser or the sub-adviser, but may be terminated by our board of directors on written notice to our adviser and the sub-adviser.

Our Adviser and sub-adviser each agreed to waive the recoupment of any amounts that may be subject to conditional reimbursement to our adviser or the sub-adviser, respectively, during the quarterly period ending March 31, 2020. To the extent that the conditions to recoupment are satisfied in a future quarter (prior to the expiration of the three year period for reimbursement set forth in the Expense Limitation Agreement), such expenses may be subject to conditional recoupment in accordance with the terms of the Expense Limitation Agreement.

Initial Investment

Michael C. Forman and David J. Adelman, principals of FS Investments, have contributed an aggregate of $200,000 to us, or Initial Investment, in exchange for the initial issuance of shares of our common stock. These individuals may not sell any of shares of our common stock purchased with the Initial Investment while our adviser acts in an advisory capacity to us. The restrictions included in the foregoing sentence do not apply to shares of our common stock acquired by our adviser or its affiliates other than that acquired through the Initial Investment. The advisory agreement prohibits our adviser and any of its affiliates from voting any shares of our common stock that they own, or hereafter acquire on matters submitted to our stockholders regarding (i) the removal of our adviser or any of its affiliates as our adviser, (ii) the removal of any member of our board of directors, or (iii) any transaction by and between us and our adviser, a member of our board of directors or any affiliate of our adviser.

Limitation on Liability

Our charter limits the personal liability of our directors and executive officers to us and our stockholders for monetary damages, to the maximum extent permitted by Maryland law and our charter. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and executive officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or executive officers to the corporation or its stockholders:

•	to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

•

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, we intend to obtain directors and officers liability insurance.

Indemnification

Under the Maryland General Corporation Law, a Maryland corporation is required (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and may indemnify its directors, executive officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter obligates us, to the maximum extent permitted by Maryland law and our charter, to indemnify (i) any present or former director or executive officer, (ii) any individual who, while a director or executive officer and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, or (iii) FS Real Estate Advisor or any of its affiliates acting as an agent for us, or Rialto or any of its affiliates acting on our behalf, from and against any claim or liability to which the person or entity may become subject or may incur by reason of their service in that capacity, and to pay or reimburse their reasonable expenses as incurred in advance of final disposition of a proceeding. However, we may indemnify a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for liability or loss suffered by them or hold such persons harmless for liability or loss suffered by us only if all of the following conditions are met:

•	we have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	we have determined, in good faith, that the party seeking indemnification was acting on behalf of or performing services for us;

•

the liability or loss was not the result of the indemnitee’s negligence or misconduct in the case that the party seeking indemnification is FS Real Estate Advisor or any of its affiliates, an executive officer of us, or an officer of FS Real Estate Advisor or an affiliate of FS Real Estate Advisor, and gross negligence or willful misconduct in the case that the party seeking indemnification is our director (and not also our executive officer or an officer of FS Real Estate Advisor or an affiliate of FS Real Estate Advisor); and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Furthermore, under our charter, any director, FS Real Estate Advisor or any of its affiliates, or Rialto or any of its affiliates shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Under our charter, the advancement of our funds to a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for legal expenses and other costs, as incurred, as a result of any legal action for which the indemnification is being sought is permissible only if all the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of such indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

•

the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder and a court of competent jurisdiction specifically approves of such advancement; and

•

the indemnitee or its affiliates undertake to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such indemnitee is found not to be entitled to indemnification.

The advisory agreement provides that FS Real Estate Advisor and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent will not be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FS Real Estate Advisor or such other person, nor will FS Real Estate Advisor or such other person be held harmless for any loss or liability suffered by us, unless: (1) FS Real Estate Advisor or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (2) FS Real Estate Advisor or such other person was acting on behalf of or performing services for us; (3) the liability or loss suffered was not the result of negligence or misconduct by FS Real Estate Advisor or such other person acting as our agent; and (4) the indemnification or agreement to hold FS Real Estate Advisor or such other person harmless for any loss or liability is only recoverable out of our net assets and not from our stockholders.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter and bylaw provisions do not reduce the exposure of directors and executive officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an executive officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

About The Dealer Manager

The dealer manager for this offering is FS Investment Solutions. The dealer manager was formed in 2007 and registered as a broker-dealer with the SEC and FINRA in December 2007. The dealer manager is an affiliate of our adviser and FS Investments and serves as the dealer manager in connection with this offering. The dealer manager coordinates the distribution of our shares in this offering, manages our relationship with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing this offering.

To the extent permitted by law and our charter, we will indemnify the dealer manager, licensed securities broker- dealers and registered investment advisers against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations, warranties, covenants and agreements contained in the dealer manager agreement.

COMPENSATION

We currently have no employees. FS Real Estate Advisor manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to FS Real Estate Advisor and its affiliates, including amounts to reimburse their costs in providing services.

We pay our adviser and our dealer manager the fees and expense reimbursements described below in connection with performing services for us. Our adviser has engaged the sub-adviser to perform certain services for us on our adviser’s behalf. Our adviser compensates the sub-adviser for such services, and we reimburse the sub-adviser for certain expenses incurred by the sub-adviser in performing services for us to the extent such expenses are reimbursable pursuant to the advisory agreement. We do not intend to pay acquisition, disposition or financing fees to our adviser or the sub-adviser in connection with the purchase or sale of our investments, although our charter permits us to do so.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Organization and Offering Stage

Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

We pay the dealer manager upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price per Class T share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). We pay the dealer manager upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.

No selling commissions or dealer manager fees are payable on the sale of Class D, Class M or Class I shares or on shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T and Class S shares sold and the transaction price of each Class T and Class S share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $31.4 million and $2.4 million, respectively, if we sell the maximum amount in our primary offering and 1/5 of our offering proceeds are from the sale of each of our Class T and Class S shares.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Stockholder Servicing Fees—The Dealer Manager

Subject to limitations described below, we pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders by investors’ accounts, referred to as servicing broker-dealers:

•  with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum; however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

•  with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV our outstanding S shares;

•  with respect to our outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares; and

•  with respect to our outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares.

We do not pay a stockholder servicing fee with respect to our Class I, Class F or Class Y shares.

Actual amounts depend upon the NAV of our Class T, Class S, Class D and Class M shares, the number of Class T, Class S, Class D and Class M shares outstanding and when such shares are purchased. For Class T, Class S, participating broker-dealers or by broker-dealers servicing Class D and Class M shares, stockholder servicing fees will equal approximately $4.1 million, $4.1 million, $1.5 million and $1.5 million per annum, respectively, if we sell the maximum amount in our primary offering. In each case, we are assuming that, in our primary offering, 1/5 of our offering proceeds are from the sale of each of our five classes of common stock being sold in this offering, that the NAV per share of such shares is constant at $25.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker- dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it. Because stockholder servicing fees are a class-specific expense and are calculated based on the NAV of our Class T, Class S, Class D and Class M shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying stockholder servicing fees with respect to any Class T and Class S shares held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker- dealers or financial institutions) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to any Class M and Class D shares held in a stockholder’s account at the

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 7.25% and 1.25%, respectively (or a lower limit for shares sold by certain participating broker-dealers or financial institutions), of the gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap.

At the end of such month that the sales charge cap is reached, each Class T share, Class S share, Class D share or Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to Class T shares over approximately 6.5 years from the date of purchase, with respect to Class S shares over approximately 6.5 years from the date of purchase, with respect to Class D shares over approximately 4.2 years from the date of purchase and with respect to Class M shares over approximately 24.2 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

In addition, we will cease paying stockholder servicing fees on each Class T share, Class S share,

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Class D share and Class M share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in a transaction in which holders of Class T shares, Class S shares, Class D shares and Class M shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

In calculating our stockholder servicing fee, we use our NAV before giving effect to accruals for stockholder servicing fees or distributions payable on our shares.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see “Plan of Distribution—Compensation of Dealer Manager and Participating Broker- Dealers—Stockholder Servicing Fees—Class T, Class S, Class D and Class M Shares.”

Organization and Offering Expenses—Our Adviser	Our adviser advanced all of our organization and offering expenses on our behalf until we raised $250 million of gross proceeds in our public offerings.	If we sell the maximum amount in our primary offering, we estimate our organization and offering expenses with respect to this offering will be $16.88 million. As

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees. Although such amounts may be subject to reimbursement thereafter, our adviser and sub-adviser have each agreed to defer the recoupment of any organization and offering expenses that may be reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determines that we have achieved economies of scale sufficient to ensure that we can bear a reasonable level of expenses in relation to our income. After such time, our adviser may be reimbursed for any organization and offering expenses that it or our sub-adviser has incurred on our behalf, up to a cap of 0.75% of gross proceeds raised thereafter. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses (including selling commissions, dealer manager fees, of December 31, 2021, our adviser has incurred $13.62 million in organization and offering expenses on our behalf in connection with our initial public offering and follow-on offering that we have not reimbursed.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
stockholder servicing fees and other underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering.

Operational Stage

Operating Expenses—Our Adviser and the Sub-Adviser

We reimburse any operating expenses paid by or on behalf of our adviser, the sub-adviser or their respective affiliates, subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fees) during any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors. We do not reimburse our adviser or the sub-adviser for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as our executive officers.

Our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average monthly net assets attributable to each of our classes of common stock. See “Management—Expense Limitation Agreement.”

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Advisory Fees—Our Adviser	Base management fee: Our adviser receives a base management fee equal to 1.25% of our NAV per annum for our Class T, Class S, Class D, Class M and Class I shares, payable quarterly and in arrears. The payment of all or any portion of the base management	Not determinable at this time.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

fee accrued with respect to any quarter may be deferred by our adviser, without interest, and may be taken in any such other quarter as our adviser may determine. In calculating our base management fee, we use our NAV before giving effect to accruals for such fee, stockholder servicing fees or distributions payable on our shares. The base management fee is a class-specific expense. No base management fee is paid on our Class F or Class Y shares.

Performance fee: Our adviser may be entitled to a performance fee, which is calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of shares of our common stock other than Class F shares (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings.

For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to stockholders of Class T, Class S, Class D, Class M, Class I and Class Y shares, computed in accordance with GAAP (provided that net income (loss) attributable to Class Y stockholders shall be reduced by an amount equal to the base management fee that would have been paid if Class Y shares were subject to such fee), including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our adviser and our independent directors and approved by a majority of our independent directors.

The performance fee is a class-specific expense. No performance fee is paid on our Class F shares.

Our advisor may elect to receive its base management fee and performance fee in (i) cash, (i) Class I shares, (iii) performance-contingent

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

Class I share awards, or Class I PCRs, or (iv) a combination of cash, Class I shares, or Class I PCRs. See “Management—The Advisory Agreement—Fees and Expenses” for more information.

Pursuant to the sub-advisory agreement, the sub-adviser is entitled to receive 50% of all base management fees and performance fees payable to the adviser.

Acquisition Expense Reimbursement—Our Adviser and the Sub-Adviser	We reimburse our adviser and the sub-adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired. In no event shall such expenses exceed an amount equal to 6% of the loan amount or contract purchase price of the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Origination Fees—Our Advisor and the Sub-Advisor	Our adviser or the sub-adviser may retain from the borrower origination fees up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing.	Actual amounts depend on whether our adviser or the sub-adviser are engaged to perform such service.

Fees from Other Services—Our Adviser, the Sub-Adviser and/or their affiliates	We may retain third parties, or our adviser, the sub-adviser or their respective affiliates, for necessary services relating to our investments or our operations, including administrative services, valuation services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to our adviser, the sub-adviser, or	Actual amounts depend on whether such affiliates are actually engaged to perform such services.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
their affiliates for any such services will not reduce the advisory fees. Any such arrangements will be at market terms and rates. The sub-adviser provides periodic valuations of certain investments held by us and is entitled to a fee of $1,000 per valuation.

Performance Fee Example

The following example illustrates how we calculate the performance fee payable to our adviser at the end of each quarter based on the assumptions set forth in the table below.

Adjusted Capital at beginning of quarter	$100,000,000
Changes to Adjusted Capital during quarter	$0

Adjusted Capital used to calculate Hurdle Amount(1)	$100,000,000

Core Earnings(2)	$2,000,000

Hurdle Amount(3)	$1,625,000

Catch-Up Ceiling(4)	$1,806,000

Performance Fee for the Quarter(5)	$200,000

(1)	Adjusted Capital used to calculate Hurdle Amount is equal to the average of Adjusted Capital during the quarter.
(2)	The components of Core Earnings are described in the compensation table set forth above.
(3)	Hurdle Amount is equal to the adjusted capital multiplied by the quarterly hurdle rate of 1.625%, which is an annualized hurdle rate of 6.5%.
(4)	Catch-Up Ceiling is equal to the adjusted capital multiplied by the quarterly catch up of 1.806%, which is equal to 7.222% annually.
(5)

Because Core Earnings is greater than the Hurdle Amount, our adviser is entitled to a performance fee for the quarter. The performance fee is equal to the difference between the Catch-Up Ceiling and the Hurdle Amount, plus 10% of the difference between Core Earnings and the Catch-Up Ceiling.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2022, the beneficial ownership of shares of our common stock for each director and executive officer, all directors and executive officers as a group and any person or group that holds more than 5% of outstanding shares of our common stock. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons listed in the table below is c/o FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares
Directors and Executive Officers
Michael C. Forman(1)	8,694	*
Edward T. Gallivan, Jr.	—	—
Stephen S. Sypherd	12,554	*
James Volk	—	—
David J. Adelman(1)	14,166	*
Jeffrey Krasnoff		—
Ryan N. Boyer(2)	298	—
Karen D. Buchholz	1,094	*
Terence J. Connors	6,669	*
John A. Fry	3,219	*
James W. Brown(3)	33
All directors and executive officers as a group(4)	38,033	*

*	Less than one percent.
(1)	MCFDA SCV LLC, a holder of common stock, is jointly owned by Mr. Adelman and Mr. Forman.
(2)	In July 2021, Mr. Boyer was appointed as a director.
(3)	In December 2021, Mr. Brown was appointed as a director.
(4)	The shares owned by MCFDA SCV LLC, which are deemed to be beneficially owned by Mr. Adelman and Mr. Forman, are only counted once.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our adviser, the sub-adviser and certain of their affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Investments in Other Real Estate Programs

All the members of our senior management have ownership and financial interests in, or are employed by, our adviser or its affiliates. Members of our senior management also serve as principals of other investment managers affiliated with our adviser that manage, or may in the future manage, investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors, members of our adviser and members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our adviser and its affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objectives. These funds and vehicles may directly compete with us for investment opportunities because of the similarities between their investment objectives and ours. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by our adviser, the members of its investment committee or its affiliates. However, in order to fulfill its fiduciary duties to each of its clients, our adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with our adviser’s allocation policy, investment objectives and strategies so that we are not disadvantaged in relation to any other client. See “Risk Factors— Risks Related to Conflicts of Interest.”

Our adviser and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involving the acquisition of assets of the type in which we intend to invest.

Allocation of FS Real Estate Advisor’s Time

We rely on FS Real Estate Advisor to manage our day-to-day activities and to implement our investment strategies. FS Real Estate Advisor and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, FS Real Estate Advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. FS Real Estate Advisor and its employees will devote only as much of its or their time to our business as FS Real Estate Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, FS Real Estate Advisor, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.

However, we believe that the members of FS Real Estate Advisor’s senior management and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our adviser and our executive officers devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary over time and depend on our business activities at the given time. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of programs sponsored by FS Investments are very similar, there are significant efficiencies created by the same team of individuals at the adviser providing services to multiple programs.

Conflicts Involving Rialto

We rely on Rialto to assist our adviser in identifying investment opportunities and making investment recommendations to FS Real Estate Advisor. Rialto, its affiliates and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. Rialto and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us or may involve substantial time and resources of Rialto, except that during the term of the sub-advisory agreement, Rialto is not permitted to advise any entity that it is not currently advising that invests primarily in transitional first priority mortgage loans with a risk profile consistent with leveraged yields of 15% or less, which we refer to as the Primary Assets. All of these factors could be viewed as creating a conflict of interest in that the time, effort and ability of the members of Rialto, its affiliates and their officers and employees will not be devoted exclusively to our business but will be allocated between us and the management of the assets of other advisees of Rialto and its affiliates.

We are entitled to all investment opportunities originated or sourced by Rialto in the Primary Assets. Rialto manages or advises a number of funds and other vehicles that invest in real estate-related debt and real estate- related assets other than the Primary Assets. Rialto’s agreements with some of those funds or other investment vehicles grant exclusivity to these funds and other investment vehicles, and thereby prohibit Rialto from presenting those investments to us, unless the investment committee or similar investor group for such fund or other investment vehicle decides that the fund or other investment vehicle should not make all or a portion of such investment. These agreements and any similar agreements Rialto may enter into from time to time may prevent Rialto from presenting to our adviser investment opportunities other than in the Primary Assets that might be appropriate for us.

Rialto allocates investment opportunities in a manner consistent with its fiduciary duty to us and its fiduciary obligations and the governing documents of its relationship to each of its other clients, or governing documents. Rialto seeks to allocate investment opportunities fairly and equitably among its clients, including our company. If a client has exclusivity with respect to a certain category of investments and rejects an investment presented by Rialto in that specific category, Rialto may present such investment to other clients or may invest in that specific opportunity itself.

From time to time, Rialto may be presented with an investment opportunity that is appropriate for one or more clients. In such a case, Rialto shall allocate an investment opportunity between such parties in accordance with the investment allocation provisions of the applicable governing documents. To the extent discretion is permitted under the applicable investment allocation provisions of the governing documents, Rialto will allocate the opportunity on a basis that it determines in good faith to be fair and equitable taking into account any factors enumerated in such provisions, as well as other considerations deemed relevant by Rialto in good faith. For this purpose, Rialto created an allocation committee, or the Allocation Committee, that is responsible for determining the allocation of investment opportunities among eligible clients of Rialto, based upon criteria such as targeted internal rate of return, taxes, cash flows, the multiple on invested capital, the approximate size of the investment opportunity, the asset class or type of the investment opportunity, the nature of the investment in relation to the activities and focus of the relevant parties, the geographic location(s) of the investment opportunity, the available capital and projected future capacity for investment of the relevant parties, the availability of other suitable investment opportunities for the relevant parties, the timing of the transaction and other factors that may be deemed relevant by the Allocation Committee in good faith.

The Allocation Committee may determine that an investment opportunity that would be suitable for one client may be allocated in whole or in part to other Rialto clients; provided that the Allocation Committee will seek to allocate investment opportunities on a fair and equitable basis over time.

An investment opportunity that is suitable for multiple clients of the sub-adviser may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors. There can be no assurance that the sub-adviser’s efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Rialto’s clients, including its separate accounts and clients, may invest or co-invest in the same, different or overlapping levels of the capital structures (including both debt and equity) of an issuer. This could present conflicts if the issuer becomes distressed, goes into bankruptcy, or is otherwise unable to meet its payment obligations. For example, actions taken or not taken to protect the interests of one client could adversely affect the interests of another.

We may invest in asset-backed securities transactions, including CMBS transactions, in which certain affiliates of the sub-adviser or other clients will directly or indirectly sell commercial mortgage loans or other assets (and, therefore, certain affiliates of the sub-adviser will participate in such asset-backed securities transactions as a sponsor and/or mortgage loan seller). In addition, the investor in the B-piece of a CMBS pool typically has the right to appoint the special servicer for the loans that are serviced under that pool’s pooling and servicing agreement. It is expected that RCA, an affiliate of the sub-adviser, will be appointed as the special servicer for asset-backed securities transactions in which the Company invests. Typically, the special servicer is primarily responsible for making decisions and performing certain servicing functions with respect to mortgage loans as to which specified events (such as a default or an imminent default) have occurred and for reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions. RCA is remunerated for these services, and such remuneration will not offset other fees payable to the adviser, sub-adviser or their respective affiliates. Affiliates of RCA may also be entitled to fees where an affiliate serves as a sponsor of a CMBS pool, and such remuneration will not offset other fees payable to the sub-adviser and its affiliates from us. Affiliates of the sub-adviser also may participate in asset-backed securities transactions in which we invest in other capacities or roles. As it is expected that affiliates of the sub-adviser will participate in asset-backed securities transactions in which we invest as a mortgage loan seller, a sponsor, a special servicer and/or in other capacities or roles, affiliates of the sub-adviser will derive ancillary benefits from such transactions, and their respective incentives may not be aligned with our interests. In particular, in such transactions affiliates of the sub-adviser will receive compensation, commissions, payments, rebates, remuneration and/or business opportunities in connection with or as a result of their participation in such asset-backed securities transactions (which may continue even after an investment is disposed of).

The pooling and servicing agreements of CMBS pools and other pools of mortgage loans typically require the special servicer to service and administer loans in such pools in the best interest of all classes of certificate holders and without regard to any other relationship or interest that the special servicer or any of its affiliates may have with respect to the related properties or borrowers (such as an interest of a Rialto client as a lender on other debt) or any investment in the pool. In these or similar circumstances, RCA or the other party that is acting as special servicer would be required to put the interests of all classes of investors in the pool of mortgage loans ahead of the interests of only our company, and the special servicer may be required to take certain actions that would be adverse to our interests. Any such conflicts of interest would need to be resolved in accordance with the applicable mechanisms in the relevant pooling and servicing agreement, such as those pertaining to the resignation of the special servicer. Pooling and servicing agreements entered into starting with the third quarter of 2015 require the special servicer to recuse itself by resigning as special servicer with respect to the loan in connection with which the conflict arose.

Policies and Procedures for Managing Conflicts

Our adviser and its affiliates have procedures and policies in place that are designed to manage the potential conflicts of interest between our adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and their other clients. An investment opportunity that is suitable for multiple clients of our adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors. There can be no assurance that our adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

Affiliated Dealer Manager

FS Investment Solutions, the dealer manager, is an affiliate of FS Real Estate Advisor and also serves or has served as the dealer manager in connection with the continuous public offerings of shares by other investment funds sponsored by FS Investments. These relationships may create conflicts in connection with the dealer manager’s due diligence obligations under the federal securities laws. Although the dealer manager will examine the information in this prospectus for accuracy and completeness, due to its affiliation with FS Real Estate Advisor, no independent review of us will be made in connection with the distribution of our shares in this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in this offering do not have the benefit of an independent due diligence review and investigation except to the extent that such a review and investigation is performed by other broker-dealers participating in this offering. In addition, the dealer manager is entitled to compensation in connection with this offering. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers.”

Fees and Other Compensation to Our Adviser and Our Dealer Manager

The agreements between us and our adviser and our dealer manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including our advisory agreement and our dealer manager agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

The timing and nature of the fees our adviser and dealer manager will receive from us could create a conflict of interest between our adviser and our stockholders. Specifically, our adviser is responsible for the calculation of our NAV, and the base management fee we pay our adviser and the fees we pay our dealer manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our adviser’s personnel with respect to:

•	the continuation, renewal or enforcement of our agreements with our adviser and its affiliates, including the advisory agreement and the dealer manager agreement;

•	the decision to adjust the value of our investment portfolio or the value of certain portions of our portfolio of real estate-related assets, or the calculation of our NAV; and

•	public offerings of equity by us, which may result in increased advisory fees to our adviser and increased dealer manager fees to our dealer manager.

We pay advisory fees to our adviser regardless of the quality of the services it provides during the term of the advisory agreement. Our adviser, however, has a fiduciary duty to us. If our adviser fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our adviser on 60 days’ notice.

Valuation Conflicts

The base management fees payable to our adviser and the sub-adviser is based on our NAV, which the adviser is responsible for calculating. Valuations of certain of our real estate-related investments, which are used to calculate the value of our assets, are estimates and may not correspond to the amount that may be realized by us upon a sale of these investments. The sub-adviser performs valuation services in connection with our investments. Our adviser and the sub-adviser may be motivated to establish asset values at higher amounts than amounts that could actually be realized upon a sale because higher asset values will result in higher compensation to them.

We also compensate third-party valuation services for assisting in the valuation of our investments. The compensation we pay to third-party valuation services is based on standard market terms. Such compensation is comprised of a fixed fee based upon the type of investment being valued, plus any out-of-pocket expenses. The compensation is not based on the value of the investment.

Joint Ventures with Affiliates of Our Adviser or the Sub-Adviser

We may enter into joint ventures with other programs sponsored by FS Investments or Rialto (as well as other parties) for the acquisition of real estate-related investments. Our adviser, the sub-adviser and their affiliates may have conflicts of interest in determining whether, and if so, which program sponsored by FS Investments or Rialto should enter into any particular joint venture agreement. If a program sponsored by FS Investments or Rialto enters into a joint venture with us, such co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our adviser may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our adviser and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. We also may from time to time co-invest with Rialto or in programs Rialto sponsors or in investments other Rialto programs also invest in with regard to particular opportunities. These transactions may give rise to conflicts between our interests and the interest of other clients or affiliates of the sub-adviser.

Receipt of Fees and Other Compensation by Our Adviser, the Sub-Adviser and Their Affiliated Third Parties

The sale of our shares in this offering and our other offering, transactions involving the purchase and sale of debt and other investments and the management of such investments, may result in the receipt of commissions, fees and other compensation by our adviser and its affiliates, including selling commissions, dealer manager fees, real estate brokerage commissions, base management fees and performance fees. In addition, FS Real Estate Advisor and Rialto and their affiliates receive origination fees with respect to transactions originated and structured by FS Real Estate Advisor or Rialto. These fees are payable directly to FS Real Estate Advisor, Rialto or their respective affiliates persons other than our company and will be retained by FS Real Estate Advisor or Rialto. Origination fees retained by FS Real Estate Advisor or Rialto reduce the amounts we would have otherwise received in connection with the originated investments. Subject to oversight by our board of directors, our adviser will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our adviser and the sub-adviser may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will be payable to our adviser, sub-adviser or their affiliates regardless of the quality of the investments acquired or the services provided to us. See the section entitled “Compensation” in this prospectus.

Certain Conflict Resolution Procedures

Review of Transactions by the Independent Directors of the Board of Directors

Every transaction that we enter into with our adviser, the sub-adviser, or their respective affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate of our adviser in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our adviser or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that certain transactions are to be reviewed by our independent directors. Our independent directors are permitted to retain their own legal and financial advisors in connection with any review that they are obligated to undertake pursuant to the terms of our charter.

Among the matters we expect our independent directors to review are:

•	the continuation, renewal or enforcement of our agreements with our adviser and its affiliates, including the advisory agreement;

•	the continuation, renewal or enforcement of our agreements with our dealer manager and its affiliates, including the dealer manager agreement;

•	public offerings of securities;

•	transactions with affiliates;

•	compensation of our executive officers and directors who are affiliated with our adviser; and

•	whether and when we seek to complete a liquidity event.

Our charter contains many other restrictions relating to conflicts of interest including the following:

Adviser Compensation. Our independent directors must evaluate at least annually whether the fees and expenses of the company, including the compensation that we contract to pay to our adviser and its affiliates are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs, and in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors supervise the performance of our adviser and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. Our independent directors base this evaluation on the factors set forth below as well as any other factors they deem relevant, and such findings will be recorded in the minutes of the board of directors:

•	the amount of the fees paid to our adviser and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our adviser in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our adviser and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our adviser and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our adviser for its own account and for its other clients.

Term of Advisory Agreement. According to our charter, each contract for the services of our adviser may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The independent directors of our board of directors or our adviser may terminate the advisory agreement without cause or penalty on 60 days’ written notice. For purposes of that charter provision, “without penalty” means that we can terminate our adviser without having to compensate our adviser for income lost as a result of the termination of the advisory agreement.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor, our adviser or our directors or any of their respective affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our adviser, our directors or any of our affiliates.

Other Transactions Involving Affiliates. According to our charter, a majority of the members of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction must conclude that all other transactions, including sales and acquisitions of assets and any joint ventures, between us and our sponsor, our adviser, our directors or any of their respective affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In the case of an asset purchase, a majority of our disinterested directors, including a majority of our disinterested independent directors, must also determine that the purchase is at a price to us no greater than the cost of the asset to our sponsor, our adviser, the director or the affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event will the purchase price paid by us for any such asset exceed the asset’s current appraised value.

Limitation on Operating Expenses. According to our charter, commencing on the earlier of four fiscal quarters after we have commenced material operations or the effective date of this offering, our adviser must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. Any findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the board. Within 60 days after the end of any of our fiscal quarters for which total operating expenses exceeded 2% of average invested assets or 25% of net income, whichever is greater, we shall send to the stockholders a written disclosure of such fact together with an explanation or the factors the independent members of our board of directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the independent members of our board of directors do not determine such excess expenses are justified, the adviser shall reimburse us at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by us exceed the limitation provided herein. “Average invested assets” means, for any period, the average of our aggregate book value of the assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting reserves for depreciation or bad debts or other similar non-cash reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses of every character paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding; (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees to the extent permitted by our charter; (f) acquisition fees and expenses; (g) real estate commissions and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of our investments (including insurance premiums and legal services). For the avoidance of doubt, our board of directors has passed a resolution that we will not read the defined term “total operating expenses” in our charter (including exclusions therefrom) in a manner that is inconsistent with the NASAA REIT Guidelines and that “total operating expenses” shall include any company-level management fees.

Issuance of Options and Warrants to Certain Affiliates. According to our charter, we may not issue options or warrants to purchase our stock to our sponsor, our adviser, our directors or officers or any of their respective affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of a majority of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our sponsor, our adviser, our directors or any of their respective affiliates shall not exceed an amount equal to 10% of our outstanding stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our adviser or our directors or officers or any of their affiliates in connection with the repurchase of our stock.

Loans. We will not make any loans to our sponsor, our adviser or our directors or any of their respective affiliates except for certain mortgage loans described above and loans to wholly owned subsidiaries. In addition, we will not borrow from these affiliates unless a majority of our independent directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These charter restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our adviser or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our board of directors will take reasonable steps to ensure that these requirements are met. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year.

Voting of Shares Owned by Affiliates. According to our charter, our adviser or a director or any of their respective affiliates may not vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which these persons may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions. Our board of directors, including a majority of the independent directors, have reviewed and ratified our charter by the vote of a majority of its members, as required by our charter.

INVESTMENT PORTFOLIO

The following table details activity in our loans receivable portfolio for the periods indicated ($ in thousands):

	For the Year Ended December 31, 2021			For the Year Ended December 31, 2020
	Held-for- Investment	Held-for-Sale	Total	Held-for- Investment	Held-for-Sale	Total
Balance at beginning of period	$700,149	$—	$700,149	$406,645	$—	$406,645
Loan fundings	3,500,362	—	3,500,362	358,384	—	358,384
Loan repayments .	(358,714)	—	(358,714)	(65,289)	—	(65,289)
Amortization of deferred fees on loans	1,190	—	1,190	876	—	876
Exit and extension fees received on loans	(1,119)	—	(1,119)	—	—	—
Loans transferred to/from other asset classifications	—	—	—	—	—	—

Balance at end of period	$3,841,868	$—	$3,841,868	$700,149	$—	$700,149

The following table details overall statistics for our loans receivable portfolio as of the periods indicated ($ in thousands):

	December 31, 2021			December 31, 2020
	Held-for- Investment	Held-for-Sale	Total	Held-for- Investment	Held-for-Sale	Total
Number of loans	102		102	35	—	35
Principal balance	$3,843,110	—	$3,843,110	$699,250	—	$699,250
Net book value	$3,841,868	—	$3,841,868	$700,149	—	$700,149
Unfunded loan commitments	$414,818	$—	$414,818	$100,389	—	$100,389
Weighted-average cash coupon	+3.68%	—	+3.58%	L+4.25%	—	L+4.25%
Weighted-average all-in yield	+3.73%	—	+3.73%	L+4.35%	—	L+4.35%
Weighted-average maximum maturity (years)	4.5	—	4.5	3.7	—	3.7

As of December 31, 2021, we have originated and acquired approximately $4.3 billion of loans. The following table provides details of our loan receivable portfolio, on a loan-by-loan basis, as of December 31, 2021 ($ in thousands):

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type	LTV(1)
1	Senior Loan	12/7/2021	$175,000	$149,800	$149,783	+3.60%	+3.60%	12/9/2026	Miami, FL	Retail	38%
2	Mezz Loan	10/1/2021	150,000	66,633	65,910	10.00%	10.35%	4/1/2026	Various	Various	93%
3	Senior Loan	10/12/2021	134,900	134,900	134,900	+3.00%	+3.00%	6/9/2026	Philadelphia, PA	Multifamily	69%
4	Senior Loan	9/9/2021	118,265	118,265	118,247	+3.10%	+3.11%	9/9/2026	Various, NY	Self Storage	70%
5	Senior Loan	12/30/2021	95,000	95,000	94,980	+4.20%	+4.21%	1/9/2027	San Diego, CA	Hospitality	58%
6	Senior Loan	12/21/2021	93,900	70,000	69,983	+3.80%	+3.81%	1/9/2027	Houston, TX	Multifamily	76%
7	Senior Loan	12/15/2021	85,000	81,800	81,775	+3.35%	+3.36%	12/9/2026	Sunny Isles, FL	Multifamily	74%
8	Senior Loan	5/12/2021	85,000	85,000	85,014	+3.00%	+3.05%	5/9/2026	Detroit, MI	Industrial	73%
9	Senior Loan	12/23/2021	83,400	72,000	71,975	+4.45%	+4.46%	1/9/2027	Westminster, CO	Retail	65%
10	Senior Loan	12/22/2021	81,500	54,000	53,979	+4.75%	+4.93%	1/9/2027	Farmers Branch, TX	Office	62%
11	Senior Loan	4/8/2021	75,000	75,000	75,034	+4.65%	+4.74%	4/9/2026	Las Colinas, TX	Office	72%
12	Senior Loan	9/10/2021	71,201	65,944	65,922	+3.25%	+3.26%	10/9/2026	Richardson, TX	Multifamily	68%
13	Senior Loan	4/26/2021	68,100	66,000	65,980	+3.15%	+3.16%	5/9/2026	North Las Vegas, NV	Multifamily	72%

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type	LTV(1)
14	Senior Loan	12/21/2021	65,450	65,450	65,430	+4.35%	+4.36%	1/9/2027	Dallas, TX	Hospitality	58%
15	Senior Loan	4/15/2021	64,460	61,460	61,441	+2.80%	+2.81%	5/9/2026	Lawrenceville, GA	Multifamily	75%
16	Senior Loan	7/29/2021	62,500	62,500	62,497	+3.10%	+3.10%	8/9/2026	Maitland, FL	Multifamily	72%
17	Senior Loan	7/22/2021	62,100	60,100	60,078	+3.30%	+3.31%	8/9/2026	Nashville, TN	Multifamily	75%
18	Senior Loan	8/2/2021	60,130	56,697	56,675	+2.80%	+2.81%	8/9/2026	Austin, TX	Multifamily	73%
19	Senior Loan	8/13/2021	57,500	51,000	50,978	+3.10%	+3.20%	9/9/2026	Various, FL	Industrial	68%
20	Senior Loan	4/29/2021	57,000	56,000	55,980	+2.70%	+2.71%	5/9/2026	Decatur, GA	Multifamily	74%
21	Senior Loan	6/18/2021	56,000	56,000	55,989	+3.50%	+3.51%	7/9/2026	Chicago, IL	Multifamily	77%
22	Senior Loan	11/5/2021	55,960	48,540	48,530	+3.10%	+3.11%	11/9/2026	Houston, TX	Industrial	74%
23	Senior Loan	11/10/2021	54,660	43,600	43,582	+3.75%	+3.85%	11/9/2026	Fayetteville, AR	Multifamily	70%
24	Senior Loan	8/9/2021	53,160	51,125	51,103	+3.15%	+3.16%	8/9/2026	Philadelphia, PA	Multifamily	79%
25	Senior Loan	3/12/2021	52,250	28,986	28,967	+5.75%	+5.77%	3/9/2026	San Francisco, CA	Office	65%
26	Senior Loan	7/7/2021	$52,200	$44,383	$44,361	+3.00%	+3.02%	7/9/2026	Austin, FL	Multifamily	74%
27	Senior Loan	2/27/2020	51,779	49,113	49,120	+3.15%	+3.15%	3/9/2025	Various, SC	Industrial	72%
28	Senior Loan	12/15/2021	49,000	49,000	48,975	+3.45%	+3.47%	12/9/2026	Ladson, SC	Multifamily	77%
29	Senior Loan	6/23/2021	48,944	44,154	44,133	+2.80%	+2.82%	7/9/2026	Roswell, GA	Multifamily	75%
30	Senior Loan	11/1/2021	48,906	44,325	44,301	+3.70%	+3.72%	11/9/2026	Fort Lauderdale, FL	Office	67%
31	Senior Loan	11/23/2021	47,600	39,200	39,185	+3.05%	+3.06%	12/9/2026	Dallas, TX	Multifamily	69%
32	Senior Loan	7/29/2021	47,500	47,500	47,497	+3.10%	+3.10%	8/9/2026	Clearwater, FL	Multifamily	79%
33	Senior Loan	8/3/2021	46,500	46,500	46,489	+3.10%	+3.11%	8/9/2026	San Antonio, TX	Multifamily	72%
34	Senior Loan	12/17/2021	46,100	36,500	36,477	+4.30%	+4.32%	1/9/2027	Seattle, WA	Office	53%
35	Senior Loan	6/4/2021	45,000	45,000	44,978	+3.20%	+3.21%	6/9/2026	Dallas, TX	Multifamily	69%
36	Senior Loan	7/28/2021	43,350	40,709	40,687	+3.00%	+3.02%	8/9/2026	Sandy Springs, GA	Multifamily	77%
37	Senior Loan	5/6/2021	43,300	43,300	43,290	+2.90%	+2.91%	5/9/2026	Peoria, AZ	Multifamily	46%
38	Senior Loan	8/19/2021	43,000	43,000	42,978	+3.10%	+3.12%	9/9/2026	Omaha, NE	Multifamily	75%
39	Senior Loan	8/9/2021	42,660	37,300	37,287	+3.05%	+3.06%	8/9/2026	Southaven, MS	Multifamily	57%
40	Senior Loan	11/1/2021	42,300	39,100	39,076	+3.50%	+3.52%	11/9/2026	Doraville, GA	Multifamily	82%
41	Senior Loan	8/25/2021	41,395	40,375	40,352	+3.15%	+3.17%	9/9/2026	Cypress, TX	Multifamily	69%
42	Senior Loan	7/21/2021	41,300	38,000	37,987	+2.80%	+2.81%	8/9/2026	Evanston, IL	Multifamily	77%
43	Senior Loan	10/28/2021	40,200	33,964	33,939	+3.00%	+3.02%	11/9/2026	Dallas, TX	Multifamily	74%
44	Senior Loan	4/27/2021	39,050	35,177	35,165	+3.15%	+3.15%	5/9/2026	Jamaica, NY	Industrial	61%
45	Senior Loan	8/31/2021	38,700	34,449	34,426	+3.10%	+3.12%	9/9/2026	Colorado Springs, CO	Multifamily	68%
46	Senior Loan	6/24/2021	38,600	36,000	35,979	+3.75%	+3.77%	7/9/2026	Austin, TX	Multifamily	76%
47	Senior Loan	8/3/2021	38,500	38,500	38,489	+3.10%	+3.11%	8/9/2026	San Antonio, TX	Multifamily	72%
48	Senior Loan	11/30/2021	38,310	34,310	34,318	+4.45%	+4.70%	12/9/2026	Memphis, TN	Office	70%
49	Senior Loan	4/9/2019	38,000	38,000	37,999	+3.75%	+3.75%	4/9/2024	New York, NY	Mixed Use	75%
50	Senior Loan	11/4/2021	37,300	35,920	35,920	+3.35%	+3.85%	11/1/2024	Boca Raton, FL	Multifamily	81%
51	Senior Loan	11/5/2021	36,325	32,675	32,651	+3.10%	+3.12%	11/9/2026	Mesquite, TX	Multifamily	73%
52	Senior Loan	12/21/2021	36,000	36,000	35,975	+3.45%	+3.47%	1/9/2027	Hackensack, NJ	Multifamily	68%
53	Senior Loan	3/29/2021	35,880	32,524	32,504	+3.60%	+3.60%	4/9/2026	Arlington, TX	Multifamily	80%
54	Senior Loan	5/28/2021	35,785	31,085	31,064	+5.00%	+5.02%	6/9/2026	Austin, TX	Office	57%
55	Senior Loan	6/22/2021	34,500	30,266	30,254	+3.60%	+3.61%	7/9/2026	Tallahassee, FL	Multifamily	74%
56	Senior Loan	12/3/2021	34,327	34,327	34,317	+3.45%	+3.46%	12/9/2026	Various, NY	Self Storage	63%
57	Senior Loan	12/16/2021	33,000	30,478	30,453	+3.55%	+3.58%	1/9/2027	Fort Worth, TX	Multifamily	72%
58	Senior Loan	11/23/2021	32,000	26,100	26,085	+3.05%	+3.07%	12/9/2026	Dallas, TX	Multifamily	69%
59	Senior Loan	3/11/2021	32,000	30,000	29,988	+4.50%	+4.51%	3/9/2026	Colleyville, TX	Retail	58%
60	Senior Loan	12/29/2020	31,128	26,946	27,038	+3.75%	+3.94%	1/9/2026	Brooklyn, NY	Multifamily	60%

	Loan Type	Origination Date(1)	Total Loan	Principal Balance	Net Book Value	Cash Coupon(2)	All-in Yield(2)	Maximum Maturity(3)	Location	Property Type	LTV(1)
61	Senior Loan	3/6/2020	31,000	31,000	31,071	+4.00%	+4.12%	3/9/2024	San Antonio, TX	Multifamily	69%
62	Senior Loan	3/5/2020	30,500	29,000	28,996	+3.00%	+3.01%	3/9/2025	Jupiter, FL	Office	75%
63	Senior Loan	5/4/2021	30,000	18,898	18,890	+5.55%	+5.56%	5/9/2026	Richardson, TX	Office	65%
64	Senior Loan	2/5/2021	29,500	26,500	26,500	+3.00%	+3.00%	2/9/2025	Jersey City, NJ	Multifamily	47%
65	Senior Loan	6/28/2019	28,500	28,500	28,616	+5.35%	+5.52%	7/9/2024	Davis, CA	Hospitality	72%
66	Senior Loan	12/18/2020	28,440	24,264	24,260	+4.50%	+4.51%	1/9/2026	Rockville, MD	Office	69%
67	Senior Loan	12/15/2021	28,400	26,000	25,985	+3.30%	+3.32%	12/9/2026	Arlington, TX	Multifamily	79%
68	Senior Loan	11/18/2021	27,387	27,387	27,372	+3.60%	+3.62%	12/9/2026	Brooklyn, NY	Self Storage	70%
69	Senior Loan	1/20/2021	25,250	21,249	21,235	+4.75%	+4.77%	2/9/2026	Laguna Hills, CA	Office	63%
70	Senior Loan	3/31/2021	25,250	25,250	25,235	+3.20%	+3.22%	4/9/2026	Tempe, AZ	Multifamily	77%
71	Senior Loan	6/25/2021	25,000	23,750	23,737	+3.05%	+3.07%	7/9/2026	Austin, TX	Multifamily	68%
72	Senior Loan	5/28/2021	24,700	20,033	20,020	+3.50%	+3.52%	6/9/2026	Jacksonville, FL	Industrial	61%
73	Senior Loan	7/18/2018	22,650	22,650	22,711	+5.25%	+5.38%	8/9/2023	Gaithersburg, MD	Hospitality	80%
74	Senior Loan	12/10/2020	22,300	15,707	15,693	+5.25%	+5.28%	1/9/2026	Fox Hills, CA	Office	55%
75	Senior Loan	8/26/2021	21,805	20,000	19,978	+3.10%	+3.14%	9/9/2026	Seattle, WA	Multifamily	69%
76	Senior Loan	7/13/2021	21,350	21,350	21,328	+3.40%	+3.43%	8/9/2026	Grand Prairie, TX	Multifamily	72%
77	Senior Loan	7/20/2021	21,136	17,841	17,827	+3.25%	+3.37%	8/9/2026	Las Vegas, NV	Multifamily	72%
78	Senior Loan	8/6/2021	20,000	20,000	19,998	+3.10%	+3.25%	8/9/2026	Sandy Springs, GA	Multifamily	74%
79	Senior Loan	7/24/2019	19,792	16,792	16,870	+4.00%	+4.14%	12/9/2024	Katy, TX	Office	76%
80	Senior Loan	5/10/2021	19,200	17,500	17,480	+3.50%	+3.54%	5/9/2026	Philadelphia, PA	Multifamily	70%
81	Senior Loan	12/3/2021	18,828	18,828	18,819	+3.45%	+3.47%	12/9/2026	Various, NY	Self Storage	63%
82	Senior Loan	2/26/2021	18,589	17,463	17,451	+3.25%	+3.27%	3/9/2026	Newark, NJ	Industrial	57%
83	Mezz Loan	2/21/2020	$18,102	$18,102	$18,101	10.00%	10.00%	3/1/2030	Various, SC	Industrial	70%
84	Senior Loan	2/19/2020	18,000	14,400	14,408	+3.50%	+3.49%	3/9/2025	Los Angeles, CA	Mixed Use	71%
85	Senior Loan	12/18/2020	17,650	16,444	16,442	+4.00%	+4.12%	1/9/2026	Glendale, AZ	Multifamily	78%
86	Senior Loan	10/22/2019	17,500	15,151	15,238	+4.50%	+4.67%	11/9/2024	Oakland, CA	Mixed Use	70%
87	Senior Loan	6/16/2021	17,500	14,611	14,598	+3.25%	+3.28%	7/9/2026	Everett, WA	Multifamily	69%
88	Senior Loan	9/23/2021	16,300	14,440	14,429	+4.25%	+4.58%	9/9/2026	Various, NJ	Multifamily	77%
89	Senior Loan	1/28/2021	16,100	15,225	15,241	+4.50%	+4.63%	2/9/2026	Philadelphia, PA	Self Storage	79%
90	Senior Loan	6/16/2021	15,406	14,117	14,105	+3.25%	+3.28%	7/9/2026	Everett, WA	Multifamily	71%
91	Mezz Loan	2/14/2020	15,000	15,000	15,000	+7.50%	+7.50%	12/5/2026	Queens, NY	Multifamily	75%
92	Senior Loan	11/17/2020	14,550	13,140	13,133	+4.00%	+4.02%	12/9/2025	Vista, CA	Industrial	54%
93	Senior Loan	3/25/2021	13,405	12,019	12,015	+3.25%	+3.33%	4/9/2026	Lithonia, GA	Multifamily	67%
94	Senior Loan	3/19/2021	12,718	12,718	12,722	+3.95%	+4.14%	4/9/2026	Brooklyn, NY	Multifamily	85%
95	Senior Loan	3/7/2018	12,050	12,050	12,110	+5.00%	+5.19%	3/7/2022	Las Vegas, NV	Hospitality	71%
96	Senior Loan	11/12/2021	11,560	11,560	11,546	+4.00%	+4.04%	11/9/2026	San Antonio, TX	Self Storage	65%
97	Senior Loan	5/6/2021	11,375	11,375	11,379	+3.50%	+3.69%	5/9/2026	Sacramento, CA	Self Storage	62%
98	Senior Loan	11/17/2020	11,010	10,566	10,559	+4.00%	+4.02%	12/9/2025	Miramar, CA	Industrial	65%
99	Senior Loan	2/19/2020	10,500	10,500	10,491	+3.50%	+3.52%	3/9/2025	Los Angeles, CA	Retail	71%
100	Senior Loan	6/11/2018	8,000	8,000	8,040	+4.50%	+4.61%	3/9/2024	Miami, FL	Retail	68%
101	Senior Loan	2/17/2021	7,000	7,000	7,003	+3.85%	+4.05%	3/9/2026	Brooklyn, NY	Multifamily	81%
102	Senior Loan	6/11/2018	6,750	6,750	6,767	+4.25%	+4.38%	6/9/2023	Miami, FL	Retail	61%

Total/Weighted Average			$4,257,928	$3,843,110	$3,841,868	+3.68%	+3.73%

(1)	Date loan was originated or acquired by us, and the loan-to-value, or LTV, as of such date. Dates and LTV are not updated for subsequent loan modifications or upsizes.
(2)

The weighted-average cash coupon and all-in yield are expressed as a spread over the relevant floating benchmark rates, which include USD LIBOR and SOFR. In addition to cash coupon, all-in yield include accretion of discount (amortization of premium) and accrual of exit fees.

(3)	Maximum maturity assumes all extension options are exercised by the borrower, however loans may be repaid prior to such date.

Portfolio Update

We continue to build upon our track record of generating an attractive level of income in today’s low-rate environment with low NAV volatility. We closed on $353.1 million in new fundings in February 2022. New originations included:

•

Four garden-style multifamily properties: The first loan is backed by a 90% occupied property consisting of 344 two-story buildings in Riverside County, California, between Los Angeles and San Diego. The property is located near major local employers and within a solid local school district. The second loan is collateralized by a 2017-vintage property that comprises 12 3-story buildings and 264 total units in Antioch, Tennessee. The property is 92% occupied and in the high-growth Nashville, Tennessee region. The third loan is backed by a portfolio of two-adjacent properties totaling 608 units on the outskirts of Indianapolis, Indiana. The portfolio is 95% occupied, resides in a strong local submarket and provides direct access to employers in downtown Indianapolis and the surrounding suburbs. The fourth property is a recently renovated 508-unit community in a strong suburban Atlanta submarket. The property is 96% occupied and amenity rich, featuring a clubhouse, a pool area, playground, fitness center/yoga studio, and business center.

•

Office: A two-property office portfolio in Atlanta, Georgia. The properties are located across the street from Buckhead Village District, an 800K square foot mixed-use development offering high-end retail and restaurants. The properties are 83% occupied, and in the process of being renovated for full lease up; they have averaged 92% occupancy over the past 30 years. The sponsor has extensive experience in the Atlanta area, already having completed two local office redevelopment projects.

The short-term nature of our typical loan (2-3yr maturity) allows us to dynamically adjust allocations across property type and geography to current market conditions. For example, since September 2020, the portfolio’s allocation to multifamily properties ranged from a low of 14% to approximately 58% as of February 28, 2022, as we continue to see attractive opportunities, primarily in secondary and sunbelt markets, driven by rising housing prices, improving labor markets and a generally healthy United States consumer. Over the same timeframe, we have opportunistically added new investments in hospitality and retail in recent months as sector fundamentals strengthened. As of February 28, 2022, hospitality and retail represented 6.2% and 7.0% of the portfolio, respectively. We also have increased our allocation to alternative sectors such as self-storage, which represented 5.3% of the portfolio as of February 28, 2022.

Our portfolio was comprised of 100% performing assets as of February 28, 2022. Our investment pipeline remains strong throughout the first quarter of 2022.

OPERATING INFORMATION

Status of our Offerings

On September 11, 2017, we commenced our initial public offering of up to $2,750,000,000 in shares of our common stock, consisting of up to $2,500,000,000 in shares of common stock in our primary offering and up to $250,000,000 in shares of common stock pursuant to our distribution reinvestment plan. We issued 1,351,155 shares of Class T common stock, 7,528,511 shares of Class S common stock, 615,664 shares of Class D common stock, 2,459,772 shares of Class M common stock and 3,394,465 shares of Class I common stock in our initial public offering, resulting in gross proceeds to us of approximately $388,266,257. Our initial public offering terminated upon the commencement of this offering.

On March 2, 2021, we commenced this follow-on public offering of up to $2,750,000,000 in shares of our common stock, consisting of up to $2,500,000,000 in shares of common stock in our primary offering and up to $250,000,000 in shares of common stock pursuant to our distribution reinvestment plan. We are offering to sell in our primary offering any combination of five classes of our common stock, Class T, Class S, Class D, Class M or Class I shares, with a dollar value up to the maximum offering amount. In addition, we will sell Class F and Class Y shares pursuant to our distribution reinvestment plan.

As of December 31, 2021, we have issued, in the aggregate, 1,407,377 shares of Class T common stock, 22,823,721 shares of Class S common stock, 642,162 shares of Class D common stock, 2,876,736 shares of Class M common stock and 11,366,687 shares of Class I common stock in this follow-on public offering and pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $1,033,893,000. As of December 31, 2021, approximately $1,402,558,655 in shares of our common stock remained available for sale pursuant to this follow-on public offering. This offering will terminate no later than March 2, 2023, unless extended in accordance with applicable SEC rules and any such extension will be disclosed in a supplement to this prospectus. We reserve the right to terminate our public offering at any time and to extend our offering term to the extent permissible under applicable law.

It is our intent to conduct a continuous public offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, other regulators, review our subsequent registration statements or amendments thereto until such filings are declared effective, if at all.

We previously conducted private offerings of shares of our Class F common stock and shares of our Class Y common stock to certain accredited investors. As of December 31, 2021, we have issued 902,878 shares of our Class F common stock and 906,648 shares of our Class Y common stock pursuant to our private offerings and pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $90,499,000.

Historical NAV per Share

February 28, 2022 NAV per Share

Our adviser calculates the NAV per share in accordance with the valuation guidelines approved by our board of directors for the purposes of establishing a price for shares sold in our public offering as well as establishing a repurchase price for shares repurchased pursuant to our share repurchase plan. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.fsinvestments.com and is made available on our toll-free telephone line at 877-628-8575. We have included a breakdown of the components of total NAV and NAV per share for February 28, 2022.

The following table provides a breakdown of the major components of our total NAV as of February 28, 2022 (dollar amounts in thousands):

Components of NAV	February 28, 2022
Loans receivable	$4,263,367
Mortgage-backed securities held-to-maturity	67,956
Mortgage-backed securities available-for-sale, at fair value	71,925
Cash and cash equivalents	76,875
Restricted cash	4,252
Other assets	102,561
Collateralized loan obligation, net of deferred financing costs	(1,854,127)
Repurchase agreements payable, net of deferred financing costs	(1,372,861)
Credit facility payable	(55,000)
Accrued stockholder servicing fees(1)	(516)
Other liabilities	(26,467)

Net asset value	$1,277,965

Number of outstanding shares	51,215,445

(1)	See Reconciliation of Stockholders’ Equity to NAV below for an explanation of the differences between the stockholder servicing fees accrued for purposes of NAV and the amount accrued under GAAP.

The following table provides a breakdown of our total NAV and NAV per share by share class as of February 28, 2022 (dollar amounts in thousands, except per share data):

NAV Per Share	Class S Shares	Class T Shares	Class D Shares	Class M Shares	Class I Shares	Class F Shares	Class Y Shares	Total
Net asset value	$723,274	$36,257	$16,408	$76,808	$380,364	$22,717	$22,137	$1,277,965
Number of outstanding shares	28,682,983	1,450,807	655,713	3,060,797	15,550,813	907,684	906,648	51,215,445

NAV per Share as of February 28, 2022	$25.2161	$24.9910	$25.0238	$25.0942	$24.4594	$25.0270	$24.4168

The following table sets forth a reconciliation of our stockholders’ equity to our NAV as of February 28, 2022:

Reconciliation of Stockholders’ Equity to NAV	February 28, 2022
Total stockholders’ equity under GAAP	$1,218,682
Adjustments:
Preferred stock	(125)
Accrued future stocholder servicing fees(1)	59,408

Net asset value	$1,277,965

(1)

Stockholder servicing fees only apply to Class T, Class S, Class D and Class M shares. Under GAAP, we accrue future stockholder servicing fees in an amount equal to our best estimate of fees payable to FS Investment Solutions at the time such shares are sold. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class.

Historical NAV Per Share

The following table sets forth the NAV per share for each of our classes of common stock as of the last calendar day of each month since the commencement of our operations:

	NAV/Share
Class	Class T	Class S(1)	Class D	Class M	Class I	Class F(1)(2)	Class Y(2)
Ticker CUSIP	ZFRETX 302950100	ZFRTCX 302950704	ZFREDX 302950209	ZFREMX 302950308	ZFREIX 302950407	ZFRESX 302950506	ZFREYX 302950605
Date
9/30/17	—	—	—	—	—	$25.18	$25.18
10/31/17	—	—	—	—	—	$25.15	$25.15
11/30/17	—	—	—	—	—	$25.05	$25.05
12/31/17	—	—	—	—	—	$24.88	$24.88
1/31/18	—	—	—	—	$24.85	$24.81	$24.81
2/28/18	—	—	—	—	$24.73	$24.71	$24.71
3/31/18	—	—	—	—	$24.54	$24.54	$24.54
4/30/18	$24.89	—	$24.89	—	$24.47	$24.48	$24.48
5/31/18	$24.88	$24.98	$24.87	$24.96	$24.46	$24.47	$24.47
6/30/18	$24.98	$25.11	$24.98	$25.08	$24.58	$24.59	$24.59
7/31/18	$24.99	$25.12	$24.99	$25.09	$24.59	$24.60	$24.60
8/31/18	$25.06	$25.19	$25.05	$25.16	$24.65	$24.69	$24.66
9/30/18	$25.03	$25.17	$25.02	$25.13	$24.62	$24.67	$24.62
10/31/18	$25.08	$25.20	$25.05	$25.15	$24.63	$24.70	$24.64
11/30/18	$25.05	$25.21	$25.05	$25.16	$24.62	$24.71	$24.65
12/31/18	$25.09	$25.25	$25.06	$25.18	$24.63	$24.74	$24.66
1/31/19	$25.11	$25.28	$25.12	$25.22	$24.69	$24.78	$24.72
2/28/19	$25.12	$25.31	$25.13	$25.21	$24.66	$24.80	$24.69
3/31/19	$25.15	$25.34	$25.16	$25.23	$24.69	$24.83	$24.71
4/30/19	$25.16	$25.36	$25.18	$25.25	$24.69	$24.84	$24.72
5/31/19	$25.16	$25.36	$25.18	$25.25	$24.70	$24.86	$24.73
6/30/19	$25.16	$25.37	$25.18	$25.25	$24.69	$24.85	$24.73
7/31/19	$25.18	$25.39	$25.20	$25.27	$24.70	$24.87	$24.74
8/31/19	$25.17	$25.38	$25.19	$25.26	$24.69	$24.88	$24.74
9/30/19	$25.17	$25.38	$25.19	$25.26	$24.69	$24.89	$24.73
10/31/19	$25.17	$25.37	$25.19	$25.26	$24.69	$24.93	$24.73
11/30/19	$25.16	$25.38	$25.19	$25.26	$24.69	$24.95	$24.73
12/31/19	$25.16	$25.35	$25.18	$25.25	$24.67	$24.95	$24.71
1/31/20	$25.17	$25.37	$25.19	$25.27	$24.69	$24.99	$24.73
2/29/20	$25.16	$25.35	$25.18	$25.25	$24.67	$25.01	$24.71
3/31/20	$24.96	$25.15	$24.98	$25.04	$24.47	$24.81	$24.51
4/30/20	$25.00	$25.20	$25.02	$25.09	$24.51	$24.84	$24.54
5/31/20	$25.03	$25.24	$25.06	$25.12	$24.54	$24.89	$24.58
6/30/20	$25.05	$25.26	$25.08	$25.14	$24.56	$24.94	$24.59
7/31/20	$25.13	$25.33	$25.15	$25.22	$24.63	$25.01	$24.66

	NAV/Share
Class	Class T	Class S(1)	Class D	Class M	Class I	Class F(1)(2)	Class Y(2)
Ticker CUSIP	ZFRETX 302950100	ZFRTCX 302950704	ZFREDX 302950209	ZFREMX 302950308	ZFREIX 302950407	ZFRESX 302950506	ZFREYX 302950605
Date
8/31/20	$25.15	$25.36	$25.17	$25.24	$24.65	$25.04	$24.68
9/30/20	$25.16	$25.36	$25.18	$25.25	$24.65	$25.09	$24.69
10/31/20	$25.16	$25.37	$25.18	$25.25	$24.65	$25.11	$24.69
11/30/20	$25.15	$25.35	$25.17	$25.24	$24.64	$25.11	$24.67
12/31/20	$25.13	$25.34	$25.16	$25.22	$24.62	$25.10	$24.66
1/31/21	$25.12	$25.33	$25.15	$25.21	$24.61	$25.09	$24.64
2/28/21	$25.09	$25.30	$25.12	$25.18	$24.58	$25.08	$24.61
3/31/21	$25.08	$25.29	$25.11	$25.17	$24.56	$25.08	$24.59
4/30/21	$25.06	$25.28	$25.10	$25.16	$24.54	$25.08	$24.50
5/31/21	$25.05	$25.27	$25.08	$25.14	$24.53	$25.08	$24.49
6/30/21	$25.03	$25.25	$25.07	$25.12	$24.51	$25.06	$24.47
7/31/21	$25.03	$25.25	$25.06	$25.12	$24.50	$25.06	$24.46
8/31/21	$25.01	$25.24	$25.05	$25.11	$24.49	$25.06	$24.45
9/30/21	$25.00	$25.22	$25.03	$25.09	$24.47	$25.03	$24.43
10/31/21	$24.99	$25.22	$25.02	$25.09	$24.46	$25.03	$24.42
11/30/21	$24.99	$25.22	$25.02	$25.09	$24.46	$25.03	$24.42
12/31/21	$24.99	$25.22	$25.02	$25.09	$24.46	$25.03	$24.42
1/31/22	$24.99	$25.22	$25.02	$25.09	$24.46	$25.03	$24.42
2/28/22	$24.99	$25.22	$25.02	$25.09	$24.46	$25.03	$24.42

(1)	As of August 15, 2018, we changed the name of our Class S shares to Class F shares and changed the name of our Class T-C shares to Class S shares.
(2)	We are offering Class F and Class Y shares in this offering only pursuant to our distribution reinvestment plan.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. FS Real Estate Advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event in a prospectus supplement and FS Real Estate Advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, FS Real Estate Advisor or a third-party valuation service will perform a new valuation of the investment. It is not known whether any resulting disparity will benefit stockholders whose shares are or are not being repurchased or purchasers of our common stock. Further, in determining the number of shares outstanding used in the calculation of our NAV per share for each month-end that coincides with the end of a fiscal quarter, we include the number of Class I shares that have been or will be issued to the adviser and sub-adviser for the quarter with respect to any outstanding Class I PCRs based on the achievement of certain performance criteria. For each month-end that is not the end of a fiscal quarter, solely for purposes of calculating NAV per share, we include an estimated number of Class I shares, if any, that would have been issued to the adviser and sub-adviser in connection with any outstanding Class I PCRs based on our estimated Excess Distributable Income as of such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV does not represent the fair value of our assets less liabilities under GAAP. We do not represent, warranty or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•	a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•	shares of our common stock would trade at per share NAV on a national securities exchange;

•	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV; and

•	NAV would equate to a market price for an open-end real estate fund.

Summary Selected Financial Information

The following selected financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 which are incorporated by reference herein. Our historical results are not necessarily indicative of results for any future period.

	2021	Year Ended December 31
($ in thousands, except share and per share data)		2020	2019	2018(1)	2017(1)
Statement of operations data:
Interest income	$85,663	$38,127	$22,378	$10,540	788
Interest expense	(27,390)	(11,352)	(10,441)	(5,604)	(470)

Net interest income	58,273	26,775	11,937	4,936	318
Net other expenses	18,239	8,361	2,823	945	98
Other income (loss)	$(17)	(556)

Net income	$40,017	$17,858	$9,114	$3,991	220

Per share information:
Net income per share of common stock-basis and diluted(2)	$1.64	$1.70	$1.83	$1.84	0.80

Weighted average common stock outstanding	24,395,178	10,473,787	4,970,324	2,165,753	274,482

Per share information:
Net income per share of common stock-basic and diluted(1)	$1.64	$1.70	$1.83	$1.84	$0.80
Distributions declared per share:(2)
Class F	$2.02	$1.98	$1.88	$1.81	$0.45
Class Y	$2.02	$1.98	$1.88	$1.81	$0.45
Class T	$1.50	$1.46	$1.35	$1.09	—
Class S	$1.50	$1.46	$1.35	$0.95	—
Class D	$1.64	$1.60	$1.49	$1.17	—
Class M	$1.64	$1.60	$1.49	$1.01	—
Class I	$1.71	$1.67	$1.57	$1.66	—

Balance sheet data:
Total assets	$4,024,394	$774,979	$498,780	$245,232	53,053

Repurchase agreements payable	$903,010	$125,266	$—	$158,248	22,798

Collateralized loan obligation	$1,886,382	$323,109	$322,182	—	—

Total stockholders’ equity	$973,340	$305,712	$165,787	$83,436	29,339

(1)	We formally commenced investment operations on September 13, 2017. Prior to such date, we had no operations expect for matters relating to our organization.
(2)	The per share data was derived by using the weighted average shares outstanding during the applicable period.

Indebtedness

The table below provides a summary of our outstanding financing arrangements as of December 31, 2021 ($ in thousands):

	As of December 31, 2021
Arrangement(1)	Type of Arrangement	Rate(2)	Amount Outstanding	Amount Available	Maturity Date
2019-FL1	Collateralized Loan Obligation	+1.20% - 2.50%	$327,665	$—	December 18, 2036(4)
2021-FL2	Collateralized Loan Obligation	+1.22% - 3.45%(3)	646,935	—	May 5, 2038(5)
2021-FL3	Collateralized Loan Obligation	+1.25-2.85(3)	928,483	—	November 4, 2036(6)
WF-1 Facility	Repurchase	+2.15% - 2.50%(7)	218,912	131,088	August 30, 2021
GS-1 Facility	Repurchase	+1.75% - 2.75%(8)	212,005	37,995	January 26, 2022
BB-1 Facility	Repurchase	+1.55% - 1.95%	442,535	7,465	February 22, 2024
RBC Facility	Repurchase	+1.35%	31,516	—	July 14, 2021
CNB Facility	Revolving Credit	+2.25%(9)	6,000	49,000	June 7, 2023
MM-1 Facility	Revolving Credit	+2.10(3)	193,190	6,810

Total			$3,007,241	$232,358

(1)	The carrying amount outstanding under the facilities approximates their fair value.
(2)	The rates are expressed over the relevant floating benchmark rates, which include USD LIBOR.
(3)	USD LIBOR is subject to a 0.00% floor.
(4)	The 2019-FL1 Notes mature on the December 2036 payment date, as defined in the Indenture governing the 2019-FL1 Notes and calculated based on the current U.S. federal holidays.
(5)	The 2021-FL2 Notes mature on the May 2038 payment date, as defined in the Indenture governing the 2021-FL2 Notes and calculated based on the current U.S. federal holidays.
(6)	The 2021-FL3 Notes mature on the November 2036 payment date, as defined in the Indenture governing the 2021-FL3 Notes and calculated based on the current U.S. federal holidays.
(7)

USD LIBOR is subject to a 0.00% floor. As of December 31, 2021 six transactions under the WF-1 facility are using term SOFR as the reference rate, subject to the rates specified in their applicable transaction confirmations.

(8)	USD LIBOR is subject to a 0.50% floor. GS-1 and Goldman Sachs, may mutually agree on rates outside this range or a different LIBOR floor on an asset by asset basis.
(9)	USD LIBOR is subject to a 0.50% floor.

CLO Transactions

2019-FL1 Notes

On December 5, 2019, we issued $327,665,000 of collateralized loan obligation notes, or the CLO1 Transaction, through FS Rialto Sub-REIT LLC, or the Sub-REIT, our subsidiary REIT, and two wholly-owned financing subsidiaries of the Sub-REIT, FS Rialto 2019-FL1 Issuer, Ltd., an exempted company with limited liability under the laws of the Cayman Islands, as issuer, or the CLO1 Issuer, and FS Rialto 2019-FL1 Co-Issuer, LLC, a Delaware limited liability company, as co-issuer, or the CLO1 Co-Issuer and, together with the CLO1 Issuer, the CLO1 Issuers.

The CLO1 Issuers issued five classes of notes, or the CLO1 Offered Notes, (i) $224,837,000 Class A Senior Secured Floating Rate Notes Due 2036, which bear interest at LIBOR plus 1.20% per annum plus, on and after the October 2025 payment date, an additional 0.25% per annum, (ii) $47,418,000 Class A-S Second Priority Secured Floating Rate Notes Due 2036, which bear interest at LIBOR plus 1.45% per annum plus, on and after the October 2025 payment date, 0.25% per annum, (iii) $27,173,000 Class B Third Priority Secured Floating Rate Notes Due 2036, which bear interest at LIBOR plus 1.90% per annum plus, on and after the October 2025 payment date, 0.50% per annum, (iv) $28,237,000 Class C Fourth Priority Secured Floating Rate Notes Due 2036, which bear interest at LIBOR plus 2.50% per annum plus, on and after the October 2025 payment date, 0.50% per annum, and (v) $32,501,000 Class D Fifth Priority Secured Floating Rate Notes Due 2036, or the Class D Notes, which bear interest at LIBOR plus 2.80% per annum plus, on and after the October 2025 payment date, 0.50% per annum. In addition, the CLO1 Issuer further issued two classes of notes, or together with the CLO1 Offered Notes, the 2019-FL1 Notes, (i) $9,590,000 Class E Sixth Priority Floating Rate Notes Due 2036, or the CLO1 Class E Notes, which bear interest at LIBOR plus 4.50% per annum plus, on and after the January 2022 payment date, 0.50% per annum, and (ii) $11,188,000 Class F Seventh Priority Floating Rate Notes Due 2036, or the CLO1 Class F Notes, which bear interest at LIBOR plus 6.00% per annum plus, on and after the January 2022 payment date, 0.50% per annum. In addition, concurrently with the issuance of the 2019-FL1 Notes, the CLO1 Issuer issued 45,288 Preferred Shares, par value $0.001 per share, and with an aggregate liquidation preference equal to $1,000 per share, or the CLO1 Preferred Shares. The 2019-FL1 Notes will mature at par on the December 2036 payment date (December 18, 2036 when calculated using the current U.S. federal holidays), unless redeemed or repaid prior thereto. We serve as the collateral manager for the CLO1 Issuer.

The CLO1 Issuers issued or co-issued the 2019-FL1 Notes, as applicable, pursuant to the terms of an Indenture, dated as of December 5, 2019, or the CLO1 Indenture, by and among the CLO1 Issuers, our company, as advancing agent, Wilmington Trust, National Association, as trustee, and Wells Fargo, as note administrator and custodian.

FS Rialto 2019-FL1 Holder, LLC, which is our indirect wholly-owned subsidiary and a direct wholly-owned subsidiary of the Sub-REIT, acquired 100% of the Class D Notes, the CLO1 Class E Notes, the CLO1 Class F Notes and the CLO1 Preferred Shares upon issuance.

The CLO1 Offered Notes are limited recourse obligations of the CLO1 Issuer and non-recourse obligations of the CLO1 Co-Issuer payable solely from collateral interests acquired by the CLO1 Issuer and pledged under the CLO1 Indenture. To the extent the collateral is insufficient to make payments in respect of the CLO1 Offered Notes, none of the CLO1 Issuer, the CLO1 Co-Issuer, any of their respective affiliates nor any other person will have any obligation to pay any further amounts in respect of the CLO1 Offered Notes. The CLO1 Class E Notes and the CLO1 Class F Notes are not secured.

As of December 31, 2021, the 2019-FL1 Notes were collateralized by a pool of interests in 20 commercial real estate loans having a total principal balance of $424,892,814.

We incurred issuance costs which are amortized over the remaining life of the loans that collateralized the 2019-FL1 Notes. As of December 31, 2021, $3,387,253 had yet to be amortized to interest expense.

2021-FL2 Notes

On May 5, 2021, we issued $646,935,000 of collateralized loan obligation notes, or the CLO2 Transaction, through the Sub-REIT and two wholly-owned financing subsidiaries of the Sub-REIT, FS Rialto 2021-FL2 Issuer, Ltd., an exempted company with limited liability under the laws of the Cayman Islands, as issuer, or the CLO2 Issuer, and FS Rialto 2021-FL2 Co-Issuer, LLC, a Delaware limited liability company, as co-issuer, or the CLO2 Co-Issuer and, together with the Issuer, the CLO2 Issuers.

The CLO2 Issuers issued six classes of notes, or the CLO2 Offered Notes, (i) $414,978,000 Class A Senior Secured Floating Rate Notes Due 2038, which bear interest at LIBOR plus 1.22% per annum plus, on and after the June 2026 payment date, an additional 0.25% per annum, (ii) $79,277,000 Class A-S Second Priority Secured Floating Rate Notes Due 2038, which bear interest at LIBOR plus 1.55% per annum plus, on and after the June 2026 payment date, 0.25% per annum, (iii) $47,957,000 Class B Third Priority Secured Floating Rate Notes Due

2038, which bear interest at LIBOR plus 1.90% per annum plus, on and after the June 2026 payment date, 0.50% per annum, (iv) $48,936,000 Class C Fourth Priority Secured Floating Rate Notes Due 2038, which bear interest at LIBOR plus 2.05% per annum plus, on and after the July 2026 payment date, 0.50% per annum, (v) $40,128,000 Class D Fifth Priority Secured Floating Rate Notes Due 2038, which bear interest at LIBOR plus 2.80% per annum plus, on and after the July 2026 payment date, 0.50% per annum, and (vi) $15,659,000 Class E Sixth Priority Secured Floating Rate Notes Due 2038, which bear interest at LIBOR plus 3.45% per annum plus, on and after the July 2026 payment date, 0.50% per annum. In addition, the CLO2 Issuer further issued two classes of notes, or together with the CLO2 Offered Notes, the 2021-FL2 Notes, (i) $22,511,000 Class F Seventh Priority Floating Rate Notes Due 2038, or the CLO2 Class F Notes, which bear interest at LIBOR plus 5.00% per annum, and (ii) $22,511,000 Class G Eighth Priority Floating Rate Notes Due 2038, or the CLO2 Class G Notes, which bear interest at LIBOR plus 7.50% per annum. In addition, concurrently with the issuance of the 2021-FL2 Notes, the CLO2 Issuer issued 91,021 Preferred Shares, par value $0.001 per share, and with a liquidation preference equal to $1,000 per share, or the CLO2 Preferred Shares. The 2021-FL2 Notes will mature at par on the May 2038 payment date (May 18, 2038 when calculated using the current U.S. federal holidays), unless redeemed or repaid prior thereto. We serve as the collateral manager for the CLO2 Issuer.

The CLO2 Issuers issued or co-issued the 2021-FL2 Notes, as applicable, pursuant to the terms of an Indenture, dated as of May 5, 2021, or the CLO2 Indenture, by and among the CLO2 Issuers, our company, as advancing agent, Wilmington Trust, National Association, as trustee, and Wells Fargo, as note administrator and custodian.

FS Rialto 2021-FL2 Holder, LLC, which is our indirect wholly-owned subsidiary and a direct wholly-owned subsidiary of the Sub-REIT, acquired 100% of the CLO2 Class F Notes, the CLO2 Class G Notes and the CLO2 Preferred Shares upon issuance.

The CLO2 Offered Notes are limited recourse obligations of the CLO2 Issuer and non-recourse obligations of the CLO2 Co-Issuer payable solely from collateral interests acquired by the CLO2 Issuer and pledged under the CLO2 Indenture. To the extent the collateral is insufficient to make payments in respect of the CLO2 Offered Notes, none of the CLO2 Issuer, the CLO2 Co-Issuer, any of their respective affiliates nor any other person will have any obligation to pay any further amounts in respect of the CLO2 Offered Notes. The CLO2 Class F Notes and the CLO2 Class G Notes are not secured.

As of December 31, 2021, the 2021-FL2 Notes were collateralized by a pool of interests in 28 commercial real estate loans having a total principal balance of $740,358,136.

We incurred issuance costs which are amortized over the remaining life of the loans that collateralized the 2019-FL1 Notes. As of December 31, 2021, $6,124,291 had yet to be amortized to interest expense.

2021-FL3 Notes

On November 4, 2021, we issued $928,483,000 of collateralized loan obligation notes, or the CLO3 Transaction, through the Sub-REIT and two wholly-owned financing subsidiaries of Sub-REIT, FS Rialto 2021-FL3 Issuer, Ltd., an exempted company with limited liability under the laws of the Cayman Islands, as issuer, or the CLO3 Issuer, and FS Rialto 2021-FL3 Co-Issuer, LLC, a Delaware limited liability company, as co-issuer, or the CLO3 Co-Issuer, and together with the CLO3 Issuer, the CLO3 Issuers.

The CLO3 Issuers issued six classes of notes, or the CLO3 Offered Notes, (i) $657,736,000 Class A Notes, which bear interest at LIBOR plus 1.25% per annum plus, on and after the September 2026 payment date, 0.25%, (ii) $42,526,000 Class A-S Notes, which bear interest at LIBOR plus 1.55% per annum plus, on and after the September 2026 payment date, 0.25%, (iii) $55,283,000 Class B Notes, which bear interest at LIBOR plus 1.80% per annum plus, on and after the September 2026 payment date, 0.50%, (iv) $69,459,000 Class C Notes, which bear interest at LIBOR plus 2.05% per annum plus, on and after the September 2026 payment date, 0.50%, (v) $80,799,000 Class D Notes, which bear interest at LIBOR plus 2.50% per annum plus, on and after the September 2026 payment date, 0.50%, and (vi) $22,680,000 Class E Notes, which bear interest at LIBOR plus 2.85% per annum plus, on and after the September 2026 payment date, 0.50%. In addition, the CLO3 Issuer further issued two classes of notes, or together with the CLO3 Offered Notes, the 2021-FL3 Notes, (i) $66,624,000 Class F Notes, or the CLO3 Class F Notes, which bear interest at LIBOR plus 4.50% per annum, and (ii) $39,690,000 Class G Notes, or the CLO3 Class G Notes, which bear interest at LIBOR plus 6.75% per annum. In addition, concurrently with the issuance of the 2021-FL3 Notes, the CLO3 Issuer issued 99,231.313 Preferred Shares, par value $0.001 per share, and with an aggregate liquidation preference equal to $1,000 per share, or the CLO3 Preferred Shares.

The CLO3 Issuers issued or co-issued the 2021-FL3 Notes, as applicable, pursuant to the terms of an Indenture, dated as of November 4, 2021, or the CLO3 Indenture, by and among the CLO3 Issuers, our company, as advancing agent, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as note administrator and custodian. The Note Administrator will also act as paying agent, calculation agent, transfer agent, backup advancing agent and notes registrar for the Issuer. We will serve as the collateral manager for the Issuer. The Collateral Manager is externally managed by, and has delegated its investment management activities to, FS Real Estate Advisor, pursuant to and in accordance with the terms of an advisory agreement between us and our Advisor. Our advisor has engaged Rialto, an affiliate of the Special Servicer, to act as its sub-advisor.

FS Rialto 2021-FL3 Holder, LLC, which is our indirect wholly-owned subsidiary and a direct wholly-owned subsidiary of the Sub-REIT, acquired 100% of the CLO3 Class F Notes, the CLO3 Class G Notes and the CLO3 Preferred Shares upon issuance.

The CLO3 Offered Notes are limited recourse obligations of the CLO3 Issuer and non-recourse obligations of the CLO3 Co-Issuer payable solely from collateral interests acquired by the CLO3 Issuer and pledged under the CLO3 Indenture. To the extent the collateral is insufficient to make payments in respect of the CLO3 Offered Notes, none of the CLO3 Issuer, the CLO3 Co-Issuer, any of their respective affiliates nor any other person will have any obligation to pay any further amounts in respect of the CLO3 Offered Notes. The CLO3 Class F Notes and the CLO3 Class G Notes are not secured.

As of December 31, 2021, the 2021-FL3 Notes were collateralized by a pool of interests in 26 commercial real estate loans having a total principal balance of $1,134,028,313.

We incurred issuance costs which are amortized over the remaining life of the loans that collateralized the 2021-FL3 Notes. As of December 31, 2021, $7,189,890 of issuance costs had yet to be amortized to interest expense.

2022-FL4 Notes

On March 31, 2022, we issued collateralized loan obligation notes, or the CLO4 Transaction, through the Sub-REIT and a wholly-owned financing subsidiary of the Sub-REIT, FS Rialto 2022-FL4 Issuer, LLC, a Delaware limited liability company, as issuer, or the CLO4 Issuer.

The CLO4 Issuer issued six classes of notes, or the CLO4 Offered Notes, (i) $586,936,000 Class A Notes, which bear interest at Compounded SOFR plus 1.90% per annum plus, on and after the February 2028 payment date, an additional 0.25% per annum, (ii) $97,372,000 Class A-S Notes, which bear interest at Compounded SOFR plus 2.40% per annum plus, on and after the February 2028 payment date, 0.25% per annum, (iii) $56,801,000 Class B Notes, which bear interest at Compounded SOFR plus 2.85% per annum plus, on and after the February 2028 payment date, 0.50% per annum, (iv) $68,972,000 Class C Notes, which bear interest at Compounded SOFR plus 3.25% per annum plus, on and after the February 2028 payment date, 0.50% per annum, (v) $68,971,000 Class D Notes, which bear interest at Compounded SOFR plus 4.00% per annum plus, on and after the February 2028 payment date, 0.50% per annum, and (vi) $17,581,000 Class E Notes, which bear interest at Compounded SOFR plus 4.75% per annum plus, on and after the February 2028 payment date, 0.50% per annum. In addition, the CLO4 Issuer further issued three classes of notes, or together with the CLO4 Offered Notes, the 2022-FL4 Notes, (i) $60,858,000 Class F Notes, or the CLO4 Class F Notes, which bear interest at

Compounded SOFR plus 5.75% per annum, (ii) $39,219,000 Class G Notes, or the CLO4 Class G Notes, which bear interest at Compounded SOFR plus 7.25% per annum, and (iii) $85,201,248 Class H Notes, or the CLO4 Class H Notes, which have no stated interest rate. The 2022-FL4 Notes will mature at par on the January 2039 payment date, unless redeemed or repaid prior thereto. We serve as the collateral manager for the CLO4 Issuer.

The CLO4 Issuer issued the 2022-FL4 Notes pursuant to the terms of an Indenture, dated as of March 31, 2022, or the CLO4 Indenture, by and among the CLO4 Issuer, our company, as advancing agent, Wilmington Trust, National Association, as trustee, and Computershare Trust Company, National Association, as note administrator and custodian.

FS Rialto 2022-FL4 Holder, LLC, which is our indirect wholly-owned subsidiary and a direct wholly-owned subsidiary of the Sub-REIT, acquired 100% of the CLO4 Class F Notes, the CLO4 Class G Notes and the CLO4 Class H Notes upon issuance.

The CLO4 Offered Notes are limited recourse obligations of the CLO4 Issuer payable solely from certain collateral interests acquired by the CLO4 Issuer and pledged under the CLO4 Indenture. To the extent the collateral is insufficient to make payments in respect of the CLO4 Offered Notes, none of the CLO4 Issuer, any of its affiliates nor any other person will have any obligation to pay any further amounts in respect of the CLO4 Offered Notes. The CLO4 Class H Notes are not secured.

Facilities

WF-1 Facility

On August 30, 2017, our indirect wholly owned, special-purpose financing subsidiary, WF-1, as seller, entered into a Master Repurchase and Securities Contract, or as amended, the WF-1 Repurchase Agreement, and together with the related transaction documents, the WF-1 Facility, with Wells Fargo, as buyer, to finance the acquisition and origination of commercial real estate whole loans or senior controlling participation interests in such loans. The maximum amount of financing available under the WF-1 Facility as of June 30, 2021 is $100,000,000 which may be increased to $200,000,000 with the consent of Wells Fargo. Each transaction under the WF-1 Facility has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate. On July 30, 2021, the WF-1 Repurchase Agreement was amended to, among other things, (i) increase the maximum amount of financing available from $200,000,000 to $350,000,000, with the option to increase, with the consent of Wells Fargo, or reduce the maximum facility amount within the range of $150,000,000 to $350,000,000, (ii) extend the funding period and maturity date from August 30, 2021 to August 30, 2022, with the option to extend the funding period for one additional year and the maturity date for three additional one-year terms with the consent of Wells Fargo, and (iii) modify the applicability of the facility debt yield test.

We incurred deferred financing costs related to the WF-1 Facility, which is being amortized to interest expense over the life of the WF-1 Facility. As of December 31, 2021, $885,240 had yet to be amortized to interest expense.

GS-1 Facility

On January 26, 2018, our indirect wholly owned, special-purpose financing subsidiary, GS-1, as seller, entered into an Uncommitted Master Repurchase and Securities Contract Agreement, or as amended, the GS-1 Repurchase Agreement, and together with the related transaction documents, the GS-1 Facility, with Goldman Sachs, as buyer, to finance the acquisition and origination of whole, performing senior commercial or multifamily floating-rate mortgage loans secured by first liens on office, retail, industrial, hospitality, multifamily or other commercial properties. The maximum amount of financing available under the GS-1 Facility as of June 30, 2021 is $175,000,000, which may be increased to $250,000,000 with the consent of Goldman Sachs if we meet certain equity capital thresholds. On December 17, 2021, the GS-1 Facility was amended to increase to the maximum facility purchase price from $175 million to $250 million. On February 1, 2022, the GS-1 Facility was further amended to increase the maximum facility purchase price from $250 million to $350 million, with a temporary increase to $500 million when usage exceeds $280 million during the first half of 2022.

Each transaction under the GS-1 Facility has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.

The initial availability period of the GS-1 Facility (during which financing under the GS-1 Facility was available for acquisition and origination of new assets) was two years. On February 18, 2020, the GS-1 Repurchase Agreement was amended to extend the availability period to January 26, 2021, on January 25, 2021, the GS-1 Repurchase Agreement was amended to extend the availability period to January 26, 2022, and on February 1, 2022, the GS-1 Repurchase Agreement was amended to extend the availability period to January 26, 2023, with the option to extend for one additional year to January 26, 2024. After the end of the availability period, GS-1 may exercise an option to commence a one-year amortization period, so long as certain conditions are met. During the amortization period, certain changes to the terms of the GS-1 Facility would apply, including an increase to the rate charged on each asset financed under the GS-1 Facility.

We incurred deferred financing costs related to the GS-1 Facility, which is being amortized to interest expense over the life of the GS-1 Facility. As of December 31, 2021, $58,677 had yet to be amortized to interest expense.

BB-1 Facility

On February 22, 2021, our indirect wholly owned, special-purpose financing subsidiary, FS CREIT Finance BB-1 LLC, or BB-1, entered into a Master Repurchase Agreement, or together with the related transaction documents, the BB-1 Facility, as seller, with Barclays Bank PLC, or Barclays, as purchaser, to finance the acquisition and origination of whole, performing senior commercial or multifamily floating-rate mortgage loans secured by first liens on office, retail, industrial, hospitality, multifamily, self-storage and manufactured housing property (or a combination of the foregoing, including associated parking structures). The initial maximum amount of financing available under the BB-1 Facility was $175,000,000, which was subject to increase, with the consent of Barclays, up to $250,000,000. BB-1, with the consent of Barclays, elected to increase the maximum amount of financing available, in accordance with the terms of the BB-1 Facility, on August 5, 2021, to $450,000,000. Each transaction under the BB-1 Facility will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.

The initial availability period of the BB-1 Facility (during which financing under the BB-1 Facility may be used for acquisition and origination of new assets) is three years. BB-1 may extend the availability period for a one-year term extension, so long as certain conditions are met. After the end of the availability period, BB-1 may exercise an option to commence a one-year amortization period up to two times, so long as certain conditions are met. During the amortization period, certain of the terms of the BB-1 Facility will be modified, including a requirement to pay down a certain amount of the outstanding purchase price of each asset financed under the BB-1 Facility.

We incurred deferred financing costs related to the BB-1 Facility, which is being amortized to interest expense over the life of the BB-1 Facility. As of December 31, 2021, $1,013,989 had yet to be amortized to interest expense.

CNB Facility

On August 22, 2019, we and our direct wholly owned subsidiary, FS CREIT Finance Holdings LLC, or FS Holdings, each as a borrower, entered into a Loan and Security Agreement, or together with the related transaction documents, the CNB Facility, with City National Bank, as administrative agent and lender. The maximum committed facility amount under the CNB Facility as of June 30, 2021 was $55,000,000. Borrowings under the CNB Facility are subject to compliance with a borrowing base calculated based on our stockholder subscriptions and certain cash and assets held directly by us.

Borrowings under the CNB Facility accrue interest at a rate equal to LIBOR plus a spread of 2.25% per annum, and borrowed amounts must be repaid no later than 180 days after the funding date of such borrowing. In addition, the borrowers pay a non-utilization fee quarterly in arrears in an amount equal to 0.375% per annum on the daily unused portion of the maximum facility amount. The initial term of the CNB Facility was two years. On June 7, 2021, the CNB Facility was amended to, among other things, (i) increase the maximum amount of financing available from $25,000,000 to $55,000,000, (ii) extend the maturity date from August 23, 2022 to June 7, 2023, and (iii) increase the minimum NAV we are required to maintain from $175,000,000 to $275,000,000.

We incurred deferred financing costs related to the CNB Facility, which is being amortized to interest expense over the life of the facility. As of December 31, 2021, $657,982 had yet to be amortized to interest expense.

RBC Facility

On March 2, 2020, our wholly owned subsidiary, FS CREIT Investments LLC, or FS CREIT Investments, as seller, entered into a Master Repurchase Agreement, or the RBC Facility, with Royal Bank of Canada, as buyer, to enable FS CREIT Investments to execute repurchase transactions of securities and financial instruments on an asset-by-asset basis. Each transaction under the RBC Facility has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and pricing rate. The first transaction under the RBC Facility was entered into in April 2021.

MM-1 Facility

On September 20, 2021, our indirect wholly owned, special-purpose financing subsidiary, FS CREIT Finance MM-1 LLC, or MM-1, as borrower and portfolio asset servicer, FS Holdings, Wells Fargo, as administrative agent and collateral custodian, Massachusetts Mutual Life Insurance Company, or Mass Mutual, and the other lenders from time to time party thereto, or the Lenders, and Mass Mutual, as facility servicer, entered into a Loan and Servicing Agreement, or the Loan and Servicing Agreement. Upon the terms and subject to the conditions of the Loan and Servicing Agreement, the Lenders have agreed to provide a secured loan facility, or the MM-1 Facility, to MM-1 to finance the acquisition and origination of commercial mortgage loan assets meeting specified eligibility criteria and concentration limits, pay transaction costs and fund distributions to FS Holdings (and ultimately to us).

The MM-1 Facility has (i) a committed amount of $200,000,000 with an option to increase to $250,000,000 in the first 18 months and (ii) a three year availability period extendable for one additional year (for an additional fee of 25 basis points) and an eight year final maturity. Outstanding loans bear interest at one month LIBOR plus a spread of 210 basis points per annum. On February 23, 2022, the MM-1 Facility was amended to increase the committed amount from $200,000,000 to $250,000,000. On March 4, 2022, the MM-1 Facility was further amended to increase the committed amount from $250,000,000 to $500,000,000 and decrease of the interest rate spread from 210 basis points to 205 basis points per annum.

Under the MM-1 Facility, starting 18 months after the closing date, the full interest rate on outstanding loans will be payable on 85% of the commitments, or the Minimum Usage Amount, regardless of usage. The MM-1 Facility also has an unused commitment fee of 30 basis points per annum payable on: (i) during the first 18 months after the closing date, the unused commitment amounts and (ii) thereafter, the unused commitment amounts in excess of the Minimum Usage Amount.

We incurred issuance costs, which are being amortized to interest expense over the life of the facility. As of December 31, 2021, $2,230,331 of issuance costs had yet to be amortized to interest expense.

Distributions

The following table summarizes the cash distributions per share that we paid on our common stock during the year ended December 31, 2021.

Record Date	Class T	Class S	Class D	Class M	Class I	Class F	Class Y
1/28/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
2/25/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
3/30/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
4/29/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
5/27/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
6/29/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
7/30/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
8/28/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
9/29/21	$0.1273	$0.1273	$0.1388	$0.1388	$0.1450	$0.1710	$0.1710
10/28/21	$0.1173	$0.1173	$0.1288	$0.1288	$0.1350	$0.1610	$0.1610
11/29/21	$0.1173	$0.1173	$0.1288	$0.1288	$0.1350	$0.1610	$0.1610
12/30/21	$0.1173	$0.1173	$0.1288	$0.1288	$0.1350	$0.1610	$0.1610

Total	$2.9552	$2.9552	$3.2312	$3.2312	$3.3800	$4.0040	$4.0040

The following table reflects the cash distributions per share that we declared and paid on our common stock during the year ended December 31, 2021 ($ in thousands):

Year Ended December 31, 2021
Distributions:
Paid or payable in cash	$22,980
Reinvested in shares	15,537

Total distributions	$38,517

Year Ended December 31, 2021
Source of distributions:
Cash flows from operating activities	$38,517
Offering proceeds	—

Total sources of distributions	$38,517

Net cash provided by operating activities(1)	$38,583

(1)	Cash flows from operating activities are supported by expense support payments from our adviser and the sub-adviser pursuant to our expense limitation agreement.

The distribution amounts per share for December 2021 remained unchanged compared to recent prior months. The timing and amount of distributions are at the discretion of our board of directors and, as such, no assurance can be made as to the amount of any future distributions.

Share Repurchase Plan

We have adopted a share repurchase plan. See “Share Repurchases” for more information about the share repurchase plan. During the year ended December 31, 2021, we repurchased $24,572,249 of shares of common stock under the share repurchase plan, which represented all redemption requests received in good order and eligible for redemption through the December 2021 redemption date. We funded the share repurchases during the year ended December 31, 2021 from available cash.

For the Year Ended December 31, 2021
Number of shares requested for repurchase	991,052
Number of shares repurchased	991,052
% of shares requested that were repurchased	100%
Average repurchase price per share	$24.91

See “Share Repurchases—Repurchase Limitations” for additional information about our share repurchase plan.

Our Net Tangible Book Value Per Share

As of December 31, 2021, our net tangible book value per share was $23.78. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the December 31, 2021 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs and acquired in-place lease value) net of liabilities to be assumed, by the number of shares of our common stock outstanding as of December 31, 2021. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company. Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional shares of common stock in the future pursuant to this offering, if we sell securities that are convertible into shares of common stock or if we issue shares upon the exercise of options, warrants or other rights.

Compensation Paid to Our Adviser and its Affiliates

The following tables sets forth the fees and expenses paid or payable (incurred) to our adviser and dealer manager related to the year ended December 31, 2021 and the year ended December 31, 2020 and the amount payable at December 31, 2021 and December 31, 2020, regardless of when incurred ($ in thousands).

Organization and Offering Stage	Year Ended December 31, 2021	Payable at December 31, 2021		Year Ended December 31, 2020	Payable at December 31, 2020
Selling commissions(1)	$5,283		$—	$1,013	$—
Dealer manager fees(1)	$19		$—	$31	$—
Stockholder servicing fees(2)	$3,170	$		$1,321	$146
Other compensation – dealer manager	$—		$—	$—	$—
Reimbursement of organization and offering expenses	$2,377		$—	$285	$—
Base management fee	$7,024		$1,801	$2,949	$869
Performance fee	$1,373		$405	$1,219	$316
Origination fee(3)	$30,845		$—	$3,506	$—
Administrative services expenses	$4,556		$—	$—	$—

(1)

The dealer manager has entered into agreements with participating broker-dealers distributing our shares in our primary offering pursuant to which all of the upfront selling commissions and dealer manager fees were reallowed (paid) to such participating broker-dealers.

(2)

The dealer manager reallowed (paid) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such entities.

(3)	Origination fees are paid directly by the borrower to the adviser or sub-adviser and not by us.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Valuation Guidelines

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by FS Real Estate Advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a valuation that represents a fair and accurate estimate of the value of our investments. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV will likely differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which, for certain asset types, adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

FS Real Estate Advisor calculates the value of our assets in accordance with our valuation guidelines. Because these value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the valuation of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

FS Real Estate Advisor will determine the NAV for each class of our common stock by subtracting liabilities attributable to such class of common stock (including accrued expenses or distributions) from the total assets attributable to such class of common stock (the value of securities, plus cash or other assets, including interest and distributions accrued but not yet received) and dividing the result by the total number of outstanding shares of such class of common stock.

Valuation of Investments

In general, our investments will be valued by FS Real Estate Advisor based on market quotations, at amortized cost or at fair value determined in accordance with GAAP. Securities and other assets for which market quotes are readily available will be valued at market value. In circumstances where market quotes are not readily available, our board of directors has adopted methods for valuing securities and other assets and has delegated the responsibility for applying the valuation methods to FS Real Estate Advisor. FS Real Estate Advisor may engage the sub-adviser to perform valuations of certain investments. At least once a year, each of our illiquid investments will be valued by a third-party valuation service.

The majority of our investments are expected to be commercial real estate debt intended to be held to maturity, which will generally be valued at amortized cost, subject to impairment testing. We believe this methodology is consistent with institutional valuation practices and provides the most appropriate valuation for purposes of pricing subscriptions and redemptions of shares of our common stock as it relates to assets that are intended to be held to maturity. To the extent we hold other illiquid assets for which there is no active secondary market, FS Real Estate Advisor will make a fair value determination. Fair value determinations will be based upon all available inputs that FS Real Estate Advisor deems relevant, including, but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by third- party valuation services. However, determination of fair value involves subjective judgments and estimates. We may invest in securities listed or traded on a recognized securities exchange or automated quotation system, or an exchange-traded security, or securities traded on a privately negotiated over-the-counter secondary market for institutional investors for which indicative dealer quotes are available, or an OTC security.

For purposes of calculating our NAV, FS Real Estate Advisor will use the following valuation methods:

•

The market value of each exchange-traded security will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded.

•

If no sale is reported for an exchange-traded security on the valuation date or if a security is an OTC security, our adviser intends to value such securities using quotations obtained from an independent third- party pricing service, which will provide prevailing bid and ask prices that are screened for validity by the service from dealers on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser intends to obtain bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities will be valued at the mid-point of the average bid and ask prices obtained from such sources.

•

The majority of our investments are expected to be investments for which no active secondary market exists and, therefore, no bid and ask prices can be readily obtained. These investments will be valued as follows:

•

Commercial real estate debt and related instruments will generally be valued at amortized cost, net of unamortized acquisition premiums or discounts, loan fees, and origination costs, as applicable, unless the loans are deemed impaired. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due pursuant to the contractual terms of the loan. If a loan is determined to be impaired, the loan is written down through a charge to the provision for loan losses. Impairment of these loans, which are collateral-dependent, is measured by comparing the estimated fair value of the underlying collateral, less costs to sell, to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plans, loan sponsorship, actions of other lenders, and other factors deemed necessary our adviser and the sub-adviser. Actual losses, if any, could ultimately differ from these estimates.

At least quarterly, our adviser, with assistance from the sub-adviser, will evaluate for impairment each loan classified as held-for-investment. In connection with this evaluation, our adviser and the sub-adviser will assess the risk factors of each loan and assign a risk rating based on a variety of factors, including, without limitation, loan-to-value ratio, debt yield, property type, geographic and local market dynamics, physical condition, cash flow volatility, leasing and tenant profile, loan structure and exit plans, and project sponsorship. Loans are rated “1” through “5”, from least risk to greatest risk, in connection with this review.

•

To the extent we hold other types of investments for which no secondary market exists, such as distressed or below investment grade debt or equity interests, our adviser intends to value such investments at fair value.

Fair value as determined in good faith by our adviser in accordance with our valuation guidelines. In making such determination, it is expected that our adviser may rely upon valuations obtained from an independent valuation service. Prior to engaging an independent valuation firm, FS Real Estate Advisor will review various factors, including among other things, the firm’s services, pricing and reputation. Our board of directors has determined by resolution that each of our current third-party valuation service providers is independent of FS Real Estate Advisor and its affiliates.

Below is a description of factors that may be considered when fair valuing securities for which no active secondary market exists.

•

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, these factors may be incorporated into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt and the quality of collateral securing its debt investments.

•

For convertible debt securities, fair value will generally approximate the fair value of the debt plus the fair value of an option to purchase the underlying security (the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.

•

For equity interests, various factors may be considered in determining fair value, including multiples of earnings before interest, taxes, depreciation and amortization, or EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a borrower’s or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

•

Other factors that may be considered in valuing securities include private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in companies, the acquisition price of such investment or industry practices in determining fair value. Size and scope of a company and its specific strengths and weaknesses, as well as any other factors deemed relevant in assessing fair value, may also be considered.

•

If we receive warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. Such warrants or other equity securities will subsequently be valued at fair value.

•	Securities that carry certain restrictions on sale will typically be valued at a discount from the public market value of the security, where applicable.

•

If events materially affecting the price of foreign portfolio securities occur between the time when their price was last determined on such foreign securities exchange or market and the time when our NAV was last calculated (for example, movements in certain U.S. securities indices which demonstrate strong correlation to movements in certain foreign securities markets), such securities may be valued at their fair value as determined in good faith in accordance with our valuation guidelines. For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at prevailing exchange rates as may be determined in good faith by FS Real Estate Advisor.

While our policy is intended to result in a calculation of our NAV that fairly reflects security values as of the time of pricing, there is no guarantee that the valuation determined by FS Real Estate Advisor will accurately reflect the price that we could obtain for a security if we were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). While our commercial real estate loans will generally be valued at amortized cost for purposes of calculating our NAV, our adviser may also value such investments at fair value for purposes of satisfying certain financial reporting disclosure requirements and in connection with certain situations when loans have been deemed to be impaired.

The prices we use may differ from the value that would be realized if the securities were sold. We will periodically benchmark the bid and ask prices received from the third-party pricing service and/or dealers, as applicable, and valuations received from the third-party valuation service against the actual prices at which we purchase and sell our investments. We expect these prices to be reliable indicators of fair value.

Our adviser will monitor each of our investments for events that our adviser believes may be expected to have a material impact on the most recent estimated values of such investment. If, in the opinion of our adviser, an event becomes known to our adviser that is likely to have any material impact on previously provided estimated value of the affected investment, our adviser will adjust the valuation of such investment.

Valuation of Liabilities

We expect that our liabilities will include the fees payable to the adviser and the dealer manager, accounts payable, accrued operating expenses, any portfolio-level credit facilities and other liabilities. All liabilities will be valued at amounts payable, net of unamortized premium or discount, and net of unamortized debt issuance costs. Liabilities related to stockholder servicing fees will be allocable to Class T, Class S, Class D and Class M shares and will only be included in the NAV calculation for that class. Liabilities related to advisory fees will be allocable to Class T, Class S, Class D, Class M, Class I and Class Y shares and will only be included in the NAV calculation for those classes.

NAV and NAV Per Share Calculation

We are offering to the public five classes of shares of our common stock: Class T, Class S, Class D, Class M and Class I shares. Each class of our common stock, including our Class F and Class Y shares which are only being offered pursuant to our distribution reinvestment plan, will have an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our adviser will calculate our NAV per share for each class as of the last calendar day of each month.

We will use the same methodology as set forth below to calculate our NAV for each of our share classes. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class S, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class S, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective as of the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. Changes in our monthly NAV will reflect factors including, but not limited to, accruals for net portfolio income, interest expense and unrealized/realized gains (losses) on assets, any applicable organization and offering costs and any expense reimbursements. From and after the date we raise $250 million in gross proceeds in our public offerings, we reimbursed our adviser and sub-adviser for any organization and offering expenses that the adviser and the sub-adviser have incurred and advanced on our behalf, up to a cap of 0.75% of the gross proceeds of this offering in excess of $250 million. Our adviser and sub-adviser deferred the recoupment of any organization and offering expenses that was reimbursable by us under the advisory agreement with respect to gross proceeds raised in our public offerings in excess of $250 million until our adviser, in its sole discretion, determined that we achieved economies of scale sufficient to ensure that we could bear a reasonable level of expenses in relation to our income. For purposes of calculating our NAV, the organization and offering expenses paid by our adviser or the sub-adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our adviser or the sub-adviser for those costs.

Following the allocation of income and expenses as described above, NAV for each class is adjusted for additional issuances of common stock, repurchases, and class-specific expense accruals to determine the current month’s NAV, including any stockholder servicing fees and advisory fees. Selling commissions and dealer manager fees paid at the time of purchase have no effect on the NAV of any class. For each applicable class of shares, the stockholder servicing fee will be calculated as a percentage of the aggregate NAV for such class of shares. The declaration of distributions will reduce the NAV for each class of our common stock in an amount equal to the accrual of our liability to pay any such distribution to our stockholders of record of each class. NAV is intended to reflect our estimated value on the date that NAV is determined, and NAV of any class at any given time will not reflect any obligation to pay future stockholder servicing fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month. In calculating the number of shares outstanding for each month-end that coincides with the end of a fiscal quarter, we include the number of Class I shares that have been or will be issued to the adviser for the quarter with respect to any outstanding Class I PCRs based on the achievement of the Performance Criteria as described in “Management—The Advisory Agreement.” For each month-end that is not the end of a fiscal quarter, solely for purposes of calculating NAV per share, we include an estimated number of Class I shares, if any, that would have been issued to the adviser in connection with any outstanding Class I PCRs based on our estimated Excess Distributable Income as of such date. The combination of the Class T NAV, Class S NAV, Class D NAV, Class M NAV, Class I NAV, Class F NAV and Class Y NAV will equal the value of our assets less our liabilities, which include certain class-specific liabilities. Our adviser will calculate the value of our investments as directed by our valuation guidelines based upon values received from various sources, including independent valuation services. Our adviser will be responsible for information received from third parties that is used in calculating our NAV.

Relationship between NAV and Our Transaction Price

Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price, together with applicable upfront selling commissions and dealer manager fees, at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of stock as of the date on which your purchase or repurchase occurs.

In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. FS Real Estate Advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio, such as significant market events or disruptions or force majeure events. If required by applicable securities law, we will promptly disclose the occurrence of such event in a prospectus supplement and FS Real Estate Advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, FS Real Estate Advisor will order a new valuation of the investment, which will be prepared by the third-party valuation service. It is not known whether any resulting disparity will benefit stockholders whose shares are or are not being repurchased or purchasers of our common stock. Further, in determining the number of shares outstanding used in the calculation of our NAV per share for each month-end that coincides with the end of a fiscal quarter, we include the number of Class I shares that have been or will be issued to the adviser and sub-adviser for the quarter with respect to any outstanding Class I PCRs based on the achievement of certain performance criteria. For each month-end that is not the end of a fiscal quarter, solely for purposes of calculating NAV per share, we include an estimated number of Class I shares, if any, that would have been issued to the adviser and sub-adviser in connection with any outstanding Class I PCRs based on our estimated Excess Distributable Income as of such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•	a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

•	shares of our common stock would trade at per share NAV on a national securities exchange;

•	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV;

•	NAV would equate to a market price for an open-end real estate fund; and

•	NAV would represent the fair value of our assets less liabilities under GAAP.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or the “Company” mean only FS Credit Real Estate Income Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”; and

•	non-U.S. stockholders (as defined below), except to the extent discussed below under “—Taxation of Non-U.S. Stockholders.”

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017, and made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning before January 1, 2026. Further changes to the tax laws are possible. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to you of an investment in our common stock.

You are urged to consult with your tax advisor with respect to the impact of the regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Taxation of the Company in General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Code.

The law firm of Alston & Bird LLP has acted as our counsel in connection with this offering. We have received an opinion of Alston & Bird LLP dated February 12, 2021 to the effect that, commencing with our first taxable year of operations, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Alston & Bird LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in preferred stock of REITs, or whole-loan mortgage securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Alston & Bird LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and gross income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we distribute and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax unless we qualify for a safe harbor exception. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest rate.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the asset tests, as described below, other than a failure of the 5% or 10% asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT in any taxable year (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% tax may be imposed on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s length transactions involving our TRSs.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•

We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) that is allocable to any of our stockholders that are “disqualified organizations.” Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax, but the TRS would be taxable on the excess inclusion income. For a discussion of “excess inclusion income,” see “—Effect of Subsidiary Entities— Taxable Mortgage Pools.”

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	which meets other tests described below, including with respect to the nature of its gross income and assets and the amount of its distributions; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

Conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to be taxed as a REIT has been made. We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares ( i.e., the persons required to include in gross income the distributions made by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a REIT’s taxable year must be the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partner Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Ownership of Equity Interests in Partnerships.”

Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any partnership in which we own an interest, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the partnership who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of the partnerships in which we hold interests.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We may make TRS elections with respect to certain domestic entities and non-U.S. entities we may form in the future. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the United States to trading in stock and securities for its own account whether such trading is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as companies in the Cayman Islands and other foreign jurisdictions and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the gross income tests and distribution requirement. See “—Gross Income Tests” and “—Annual Distribution Requirement.”

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns for purposes of the gross income and asset tests described below. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales). If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirement.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined taxable REIT subsidiary service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiaries. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income generally means the additional gross income a taxable REIT subsidiary would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.

If a REIT is a taxable mortgage pool, or if a REIT owns all of the equity interests in a taxable mortgage pool (in which case the taxable mortgage pool would be treated as a qualified REIT subsidiary), then a portion of the REIT’s income may be treated as “excess inclusion income” and a portion of the distributions the REIT makes to its stockholders may be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (a) could not be offset by any losses otherwise available to the stockholder, (b) in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt stockholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. stockholders, and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker-dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. A REIT’s excess inclusion income will be allocated among its stockholders in proportion of its dividends paid. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should consult with their tax advisors with respect to excess inclusion income.

We do not expect to directly enter into transactions that could result in us or any portion of our assets being treated as a taxable mortgage pool, but we engaged in a CLO transaction through a structure involving a subsidiary REIT through which we do not expect to be treated as receiving any excess inclusion income.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions” (described below) and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of RMBS and CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to make or acquire the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We intend to acquire RMBS and CMBS that are either pass-through certificates or CMOs, as well as mortgage loans and subordinated loans. We expect that the RMBS and CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, OID and market discount from our RMBS and CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS or CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. Among the assets we may hold are mezzanine loans, i.e., subordinated loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, if the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may purchase agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees that are not properly treated as interest for federal income tax purposes are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from certain equity investments in a foreign TRS or other non-U.S. corporation will be treated as qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by the Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

“Non-Cash Taxable Income”

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield method, and income will accrue on the debt instrument based on the assumption that all future payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectibility is provable.

In addition, to the extent that we acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.

In addition, in the event that any debt instruments or securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Under the Tax Cuts and Jobs Act, we may be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. We have not yet determined any material impact of this rule.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirement for the taxable year in which such income is recognized. See “—Annual Distribution Requirement.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of the company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, debt instruments issued by publicly offered REITs and certain kinds of RMBS, CMBS and mortgage loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of a REIT’s assets may consist of “nonqualified publicly offered REIT debt instruments.”

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

The 5% and 10% asset tests do not apply to stock or securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the asset test occurred) and paying a tax equal to the greater of $50,000 or the product of the highest corporate income tax rate and the amount of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test. In addition, we may purchase agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceed 25% of our gross assets.

We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not intend to obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan to value ratios for such mortgage loans. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirement

In order to qualify as a REIT, we are required to distribute dividends other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

•

90% of our “REIT taxable income” (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate. If such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute dividends equal to at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

In addition, if we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built in gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirement due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. Furthermore, we may acquire assets where we elect to accrue market discount or are otherwise required to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirement, it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non cash assets at rates or times that we regard as unfavorable or make distributions in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. We do not expect this rule to limit our deduction of our interest expense. This limitation does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to certain property used in an electing real property trade or business. In addition, under amendments made by the Tax Cuts and Jobs Act, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax unless we qualify for a safe harbor exception. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so as to minimize or eliminate our exposure to prohibited transaction tax. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT in any taxable year (other than failure to satisfy a gross income test or an asset test, to which separate relief provisions apply), we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and distributions in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations assuming that we qualify to be taxed as a REIT. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Medicare Tax

High-income U.S. individuals, estates and trusts are subject to an additional 3.8% Medicare tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for “qualified REIT dividends” described below is not taken into account in computing net investment income.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends or “qualified dividend income”, will generally be taken into account by them as ordinary income and will not be eligible for the dividends- received deduction for corporations. Distributions received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations, but for taxable years beginning before January 1, 2026, non-corporate U.S. stockholders are entitled to up to a 20% deduction for qualified REIT dividends, i.e., REIT dividends that are not designated as capital gain dividends or qualified dividend income.

The amount of the deduction may be less than 20% of the amount of qualified REIT dividends received by the U.S. stockholder if the U.S. stockholder has losses from publicly traded partnerships or the U.S. stockholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. stockholder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 21% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us in January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to applicable limitations, our REIT taxable income and the amount of distributions that must be made in order to comply with the REIT distribution requirement. See “—Taxation of the Company in General” and “—Annual Distribution Requirement.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Although not expected, if excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition (except pursuant to a repurchase by us, as discussed below) of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if our common stock is held for more than 12 months and will be taxed as ordinary income rates if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the corporate income tax rate whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

U.S. stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Losses, Excess Business Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Similarly, for taxable years beginning after December 31, 2020 but before January 1, 2027, U.S. stockholders who are individuals cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code ( i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Although not expected, to the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, the portion of the dividends paid to a U.S. tax-exempt stockholder that is allocable to excess inclusion income will be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is exempt from tax under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the distributions from us as UBTI if we are a “pension- held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “—Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. stockholders should consult their own tax advisors concerning the U.S. federal income and estate tax consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of “United States real property interests,” or USRPI, and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. Although not expected, if we engage in transactions that result in a portion of our dividends being considered excess inclusion income, a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (1) our common stock constitutes a USRPI or (2) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type ( e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax at the maximum federal corporate income tax rate on the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, the FIRPTA withholding tax would not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the taxable year. Instead any such capital gain dividend would be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. Our common stock is not regularly traded on an established securities market in the United States immediately following the offering and there is no assurance that it will be so traded in the future. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition (other than a repurchase by us, as described below) of our common stock as long as: (i) we are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) we are a domestically controlled REIT. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceed in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business. We do not expect that 50% or more of our assets will consist of United States real property interests. Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held and freely transferable, we cannot assure our investors that we will be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. Our common stock will not be regularly traded on an established securities market in the United States immediately following the offering and there is no assurance that it will be so traded in the future.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Taxable U.S. Stockholders—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of USRPI. To the extent the distribution is not attributable to gains from our dispositions of USRPI, the excess of the amount of money received in the repurchase over the non-U.S. stockholder’s basis in the repurchased shares will be treated in the manner described above under “—Dispositions of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of USRPI (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPI. Due to the uncertainty, we may withhold at the maximum federal corporate income tax rate from all or a portion of repurchase payments to non-U.S. stockholders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

Qualified Shareholders. Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds. A qualified foreign pension fund (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common stock.

FATCA

Under the provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of distributions made during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to distributions made unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of distributions made to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of the company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in the company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

CERTAIN ERISA CONSIDERATIONS

An employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code, or an entity whose assets are considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code (any of the foregoing, a “Plan”), will generally be subject to the fiduciary rules under ERISA and the Code, as applicable. In addition to the imposition of general fiduciary standards, ERISA, together with the corresponding provisions of the Code, prohibits a wide range of transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan. These prohibitions may apply regardless of whether our assets are “plan assets,” as discussed below. Every purchaser of our shares will be responsible for ensuring, among other things, that the acquisition and holding of our shares does not and will not constitute or result in a prohibited transaction or fiduciary breach.

The U.S. Department of Labor has issued a regulation, or the Regulation, regarding what constitutes assets of a Plan for purposes of ERISA and Section 4975 of the Code. Under the Regulation, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets would include, for these purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets, unless certain specified exceptions apply. One such exception applies in the case of an “operating company,” which generally is an entity primarily engaged, directly or through majority-owned subsidiaries, in the production or sale of a product or service, other than the investment of capital.

The Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. Our shares are being sold in an offering registered under the Securities Act and will have been registered under the Exchange Act.

The Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Regulation.

Potential Plan investors should consider, among other things, the “plan assets” rules applicable for purposes of ERISA and Section 4975 of the Code, in connection with making a decision regarding whether to acquire and hold our shares.

By investing, each investor represents that (i) we and the adviser, sponsor, sub-adviser (and each of their affiliates) has provided no investment advice to the investor, and either: (a) no portion of the assets used to invest constitute the assets of any “benefit plan investor,” as defined in § 3(42) of ERISA, or (b) the investment will not constitute a fiduciary breach or non-exempt prohibited transaction, and (ii) the investor has made its own discretionary decision to invest.

FIDUCIARIES OF PLANS SHOULD CONSULT WITH COUNSEL AND THEIR OTHER ADVISORS REGARDING, AMONG OTHER THINGS, CONSIDERATIONS THAT MAY ARISE UNDER ERISA AND THE CODE, AS APPLICABLE, BEFORE INVESTING IN OUR SHARES. ACCEPTANCE OF INVESTMENTS BY PLANS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

DESCRIPTION OF SHARES

The following summary of the material terms of our shares of common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,050,000,000 shares of common stock, par value $0.01 per share, 125,000,000 of which are classified as Class T shares, 125,000,000 of which are classified as Class S shares, 125,000,000 of which are classified as Class D shares, 125,000,000 of which are classified as Class M shares, 300,000,000 of which are classified as Class I shares, 125,000,000 of which are classified as Class F shares and 125,000,000 of which are classified as Class Y shares and up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock generally will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote) at all meetings of stockholders. However, the affirmative vote of the holders of a majority of the then outstanding shares of a particular class of common stock, with no other class of common stock voting except the applicable class, will be required to amend our charter if such amendment would materially and adversely affect the rights, preferences and privileges of only such class, on any matter submitted to stockholders that relates solely to such class or on any matter submitted to stockholders in which the interests of such class differ from the interests of any other class of common stock. Our charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding classes or series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in this offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. SS&C Technologies, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:

SS&C Technologies, Inc.

PO Box 219095

Kansas City, MO 64121-9349

Overnight Address: SS&C Technologies, Inc.

430 W 7th St. Suite 219349

Kansas City, MO 64105

Toll Free Number: 877-628-8575

Class T Shares

Class T shares issued in our primary offering are subject to selling commissions of up to 3.0% of the transaction price per Class T share and dealer manager fees of 0.5% of the transaction price per Class T share, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price (subject to reductions for certain categories of purchasers). We pay the dealer manager upfront selling commissions of up to 3.5% of the transaction price per Class S share sold in the primary offering (subject to reductions for certain categories of purchasers). All selling commissions and dealer manager fee are expected to be reallowed to selected broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive. In addition, our Class T shares are subject to stockholder servicing fees equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. The advisor stockholder servicing fee generally is equal 0.65% per annum and the dealer stockholder servicing fee is equal 0.20% per annum, of the aggregate NAV for each Class T share. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker- dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker- dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.

We will cease paying stockholder servicing fees with respect to each Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class T share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share over approximately 6.5 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

We will also cease paying stockholder servicing fees on each Class T share held in a stockholder’s account and such shares will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class T shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class T shares are subject to class-specific advisory fees as described in “Compensation.”

Class S Shares

Class S shares issued in our primary offering are subject to selling commissions of up to 3.5% of the transaction price per Class S share (subject to reductions for certain categories of purchasers). All selling commissions are expected to be reallowed to selected broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive. In addition, our Class S shares are subject to stockholder servicing fees equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.

We cease paying stockholder servicing fees with respect to each Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions and stockholder servicing fees paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker- dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class S share in such account converts into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees are paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 6.5 years from the date of purchase, assuming payment of the full selling commissions, no reinvestment of distributions and a constant NAV of $25.00 per share.

We also cease paying stockholder servicing fees on each Class S share held in a stockholder’s account and such shares convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class S shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class S shares are subject to class-specific advisory fees as described in “Compensation.”

Class D Shares

Class D shares issued in our primary offering are subject to stockholder servicing fees equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker- dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.

We cease paying stockholder servicing fees with respect to each Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 1.25% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class D share in such account converts into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees are paid because that will be affected by changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 4.2 years from the date of purchase, assuming no reinvestment of distributions and a constant NAV of $25.00 per share.

We also cease paying stockholder servicing fees on each Class D share held in a stockholder’s account and such shares convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class D shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus.

Class D shares are subject to class-specific advisory fees as described in “Compensation.”

Class M Shares

Class M shares issued in our primary offering are subject to stockholder servicing fees equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares. Stockholder servicing fees are paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker- dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.

We cease paying stockholder servicing fees with respect to each Class M share held in a stockholders account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the stockholder servicing fees paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class M share in such account converts into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees are paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class M share over approximately 24.2 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

We will also cease paying stockholder servicing fees on each Class M share held in a stockholders account and such shares convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class M shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class M shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class M shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class M shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus.

Class M shares are subject to class-specific advisory fees as described in “Compensation.”

Class I Shares

No selling commissions, dealer manager fees or stockholder servicing fees are charged to purchasers in connection with the sale of any Class I shares. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers or (7) other categories of investors that we identify in an amendment or supplement to this prospectus. In certain cases, including where a stockholder (i) exits a relationship with a participating broker-dealer for this offering and enters into a new relationship with a broker- dealer not participating in this offering or (ii) changes the type of account in which the stockholder’s shares are held from brokerage to advisory, such stockholder’s shares may be exchanged by us into an equivalent NAV amount of Class I shares. Before making a decision regarding this, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to exchange.

Class I shares are subject to class-specific advisory fees as described in “Compensation.”

Class F Shares

We previously conducted a private offering of our Class F shares to certain accredited investors. Class F shares are not subject to stockholder servicing fees or advisory fees and as a result are expected to have a higher NAV per share and receive higher distributions than our other share classes.

Class Y Shares

We previously conducted a private offering of our Class Y shares to certain accredited investors. Class Y shares are not subject to stockholder servicing fees or the base management fee but are subject to a performance fee as described in “Compensation.” As a result, the Class Y shares are expected to have a higher NAV per share or receive higher distributions than the Class T, S, D, M and I shares.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, or any distribution of our assets, (i) the holder of each Class T share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class T shares divided by the number of Class T shares outstanding, or the net asset value per Class T share, (ii) the holder of each Class S share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class S shares divided by the number of Class S shares outstanding, or the net asset value per Class S share, (iii) the holder of each Class D share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class D shares divided by the number of Class D shares outstanding, or the net asset value per Class D share, (iv) the holder of each Class M share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class M shares divided by the number of Class M shares outstanding, or the net asset value per Class M share, (v) the holder of each Class I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to the net asset value for Class I shares divided by the number of Class I shares outstanding, or the net asset value per Class I share, (vi) the holder of each Class F share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class F shares divided by the number of

Class F shares outstanding, or the net asset value per Class F share and (vii) the holder of each Class Y share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class Y shares divided by the number of Class Y shares outstanding, or the net asset value per Class Y share. If upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidating distributions, then such assets, or the proceeds thereof, will be distributed among the holders of Class T, Class S, Class D, Class M, Class I, Class F and Class Y shares ratably in the same proportion as the respective amounts that would be payable on such Class T, Class S, Class D, Class M, Class I, Class F and Class Y shares if all amounts payable thereon were paid in full.

Blank Check Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of repurchase for each class or series of our stock. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders on a specific date which will be not less than 30 days after delivery of our annual report. The board members, including the independent directors, shall take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president. In addition, a special meeting of stockholders must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request, either in person or by mail, of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at the meeting. Upon receipt of such a written request stating the purpose(s) of the meeting, the secretary shall provide all stockholders, within ten days after receipt of said request, written notice of the meeting and the purpose of such meeting. Such meeting must be held on a date not less than fifteen nor more than sixty days after the delivery of such notice at a time and place specified in such notice, or, if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required for stockholders to elect a director.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement is approved annually by our board of directors, including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our adviser or to select its replacement, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Any stockholder will be permitted access to all of our corporate records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the Maryland General Corporation Law, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our bylaws; (ii) minutes of the proceedings of our stockholders; (iii) annual statements of affairs; and (iv) any voting trust agreements deposited with us. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our corporate records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours.

In addition to the corporate records described above, we intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of each class of our common stock held by each of them, as part of our books and records, and this list will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein. In addition to the foregoing, Rule 14a-7 under the Exchange Act provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request and impose a reasonable charge for expenses incurred in reproduction pursuant to the request. See Section 11.5 of our charter for information regarding a stockholder’s right to access the stockholder list.

Restriction on Ownership of Shares of Our Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then-outstanding stock of all classes or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then-outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of our stock that would result in the beneficial ownership of the outstanding shares of our stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Code, or (2) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our stock that, if transferred, would (1) result in a violation of the 9.8% ownership limits, (2) result in us being “closely held” within the meaning of Section 856(h) of the Code, or

(3) otherwise cause us to fail to qualify as a REIT, will be transferred automatically (rounded to the nearest whole share) to a share trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our stock that would result in shares of our stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our stock.

The trustee will acquire by transfer the shares of our stock from a person whose ownership of shares of our stock will violate the ownership limits. Within 20 days after the trustee receives notice from us that shares of our stock have been transferred to the share trust, the trustee shall sell the shares in the share trust to a person whose ownership will not violate the ownership limits. Upon any such sale, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust ( e.g. , a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of distributions which have been paid to the purported transferee or holder, as well as any amounts owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of distributions which has been paid to the purported transferee or holder, as well as any amounts owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our stock in violation of the foregoing restrictions or who would have owned shares of our stock that were transferred to any such share trust is required to give written notice to us of such event as soon as reasonably practicable, and any person who proposes or attempts to transfer or receive shares of our stock subject to such limitations is required to give us 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the applicable ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Treasury Regulations) of the outstanding shares of our stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our stock beneficially owned.

Distributions

Subject to our board of directors’ discretion and applicable legal restrictions, we intend to declare and pay ordinary cash distributions on a monthly basis.

Distributions are expected to be made on all classes of our common stock at the same time. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class S, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class S, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. We expect that our board of directors will declare a different per share distribution amount for each share class that accounts for any applicable class-specific expenses, although our board of directors may choose any other method.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute dividends equal to at least 90% of our taxable income each year, which is determined without regard to the dividends-paid deduction, excludes net capital gains and does not necessarily equal net income as calculated in accordance with GAAP. Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions.

We are not prohibited from using our own securities as stock dividends or from distributing other securities in lieu of making cash distributions to stockholders, provided that in the case of other securities, the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list shares of our common stock on a national securities exchange, nor is it expected that a public market for shares of our common stock will develop in the foreseeable future.

We may fund our cash distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements may not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super- majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by our officers or by our employees who are also directors are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights previously have been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved, or if no such meeting is held, as of the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors provided that the number is not less than three.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, including the power of our board to issue additional shares of our common stock and to issue other classes of stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland law provisions regarding business combinations. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.” Our board of directors has opted out of the provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we will not currently be afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for your stock in connection with a business combination.”

Rights of Objecting Stockholders

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the Maryland General Corporation Law, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our adviser; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal the choice of:

•	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; and

•	one of the following:

•	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which investors’ rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Shares—Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors or (c) by a stockholder who is a stockholder of record as of the record date, at the time of giving the advance notice required by the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only by or at the direction of our board of directors or provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

DISTRIBUTION REINVESTMENT PLAN

We have adopted an “opt in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Any issuances of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect to terminate participation in the distribution reinvestment plan within ten business days’ notice to us. If you do not elect to participate in the distribution reinvestment plan, you will automatically receive any distributions we declare in cash.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan are equal to the transaction price at the time the distribution is payable, which is generally equal to our prior month’s NAV per share for that share class. Stockholders do not pay selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to our Class T, Class S, Class D and Class M shares are calculated based on our NAV for the Class T, Class S, Class D and Class M shares and may reduce the NAV or, alternatively, the distributions payable with respect to the Class T, Class S, Class D and Class M shares, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class S, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. Shares issued pursuant to our distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of common stock of that class purchased in our primary offering.

We reserve the right to amend, suspend or terminate the distribution reinvestment plan upon notice in writing to you at least ten business days’ prior to the effective date of that amendment, suspension or termination.

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each participant.

SHARE REPURCHASES

General

While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. Class F and Class Y shares issued pursuant to private placements are eligible to participate in our share repurchase plan. There is no minimum holding period for shares of our common stock and stockholders can request that we repurchase their shares at any time. Due to the illiquid nature of investments in real estate-related loans, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar month and quarter. See “—Repurchase Limitations” below.

You may request that we repurchase shares of our common stock through your financial advisor or directly with our transfer agent. The procedures relating to the repurchase of shares of our common stock are as follows:

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Certain broker-dealers require that their clients make repurchase requests through their broker-dealer, which may impact the time necessary to process such repurchase request. Please contact your broker-dealer first if you want to request the repurchase of your shares.

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Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month we will only repurchase shares as of the opening of the last calendar day of that month (a “repurchase date”). To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern Time) by the transfer agent on the second to last business day of the applicable month. Settlements of share repurchases will be made within three business days of the repurchase date. Repurchase requests received and processed by our transfer agent will be effected at a repurchase price equal to the transaction price on the applicable repurchase date (which will generally be equal to our prior month’s NAV per share).

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A stockholder may withdraw his or her repurchase request by notifying the transfer agent, directly or through the stockholder’s financial intermediary, on our toll-free telephone line, 877-628-8575. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern Time). Repurchase requests must be withdrawn before 4:00 p.m. (Eastern Time) on the last business day of the applicable month.

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If a repurchase request is received after 4:00 p.m. (Eastern Time) by the transfer agent on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month’s repurchase date at the transaction price applicable to that month, unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

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Repurchase requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a repurchase request by mail to the transfer agent, you must complete and sign a repurchase authorization form, which is available on our website, www.fsinvestments.com. Written requests should be sent to the transfer agent at the following address:

FS Credit Real Estate Income Trust, Inc.

c/o SS&C Technologies, Inc.

P.O. Box 219095

Kansas City, MO 64121-9095

877-628-8575

Overnight Address:

SS&C

Technologies, Inc.

430 W 7th St. Kansas

City, MO 64105

Shares held in a custodial account require custodial authorization of share repurchases. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

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For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least 30 days.

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Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

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A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

•	If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Sources of Funds for Repurchases

We may, in our adviser’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy repurchase requests, subject to the limitation on the amount of funds we may use described below under “—Repurchase Limitations.” Potential sources of funding repurchases include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from the sale of shares in our offerings to fund all repurchase requests. If we have a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.

Repurchase Limitations

We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the total amount of shares that we will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV of all classes of shares then participating in our share repurchase plan as of the last calendar day of the previous calendar quarter.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares submitted for repurchase during such month will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such month and stockholders who wish to have their shares repurchased the following month must resubmit their repurchase requests.

Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to repurchase fewer shares in any particular month than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to the 2% monthly or 5% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Once the share repurchase plan is suspended, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. Upon a suspension of our share repurchase plan, our board of directors will consider at least quarterly whether the continued suspension of our share repurchase plan remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of our share repurchase plan within any specified period of time. Our board of directors may also determine to terminate our share repurchase plan if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange.

Repurchase requests for the month of March 2020 exceeded the monthly repurchase limit of $4.532 million. As a result, shares repurchased at the end of the month were repurchased on a pro rata basis and each stockholder holder that requested to have shares repurchased in March received approximately 65.66% of the requested amount. Further, repurchase requests for the months of April and May 2020 exceeded the monthly repurchase limits of $4.92 million and $5.11 million, respectively. As a result, shares repurchased at the end of the month were repurchased on a pro rata basis and each stockholder holder that requested to have shares repurchased in April received approximately 73.6% of the requested amount and each stockholder holder that requested to have shares repurchased in May received approximately 93.6% of the requested amount. The repurchase limit for June

2020 was $2.27 million, which reflects the 5% quarterly limit less the aggregate value of repurchase requests satisfied in April 2020 and May 2020. As of the June 29, 2020 deadline, repurchase requests representing approximately $4.93 million were received. However, as a result of the impact of the COVID-19 pandemic on repurchase requests, our board of directors authorized our management to apply the amount by which we were below the quarterly repurchase limit for the first calendar quarter of 2020, or approximately $3.38 million, to satisfy repurchase requests for June 2020 in excess of the quarterly limit. As a result, all valid repurchase requests for the June 2020 repurchase period were satisfied.

Items of Note

When you request that we repurchase shares, you should note the following:

•	if you are requesting that some but not all of your shares be repurchased, keep your balance above $500 to avoid minimum account repurchase, if applicable;

•	you will not receive interest on amounts represented by uncashed repurchase checks;

•	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and

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all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by completing an Account Maintenance form available on www.fsinvestments.com or calling our customer service number at 877-628-8575, we will utilize the first-in-first-out method. For purposes of calculating your cost basis using the first-in-first-out method, tax lots of both held shares and available shares are used.

Shares repurchased under our share repurchase plan will have the status of authorized but unissued shares. Shares we acquire through the share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock. For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

•	purchases or repurchases initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

PLAN OF DISTRIBUTION

General

We are offering up to $2,750,000,000 in shares of our common stock pursuant to this prospectus through FS Investment Solutions, our dealer manager, a registered broker-dealer affiliated with our adviser. Because this is a “best efforts” offering, our dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.

We are offering to the public seven classes of shares of our common stock: Class T, Class S, Class D, Class M, Class I, Class F and Class Y shares. Class F and Class Y shares are only being offered pursuant to our distribution reinvestment plan. We are offering to sell any combination of Class T, Class S, Class D, Class M, Class I, Class F and Class Y shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions, dealer manager fees, minimum investment amounts and ongoing fees. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or multiple classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commissions, dealer manager fees and stockholder servicing fees attributable to the different classes of shares and whether you qualify for any discounts described below.

Class T and Class S shares are generally available through brokerage and transactional-based accounts. Class D, Class M and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D, Class M or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D, Class M or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors or (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers.

The minimum initial investment amount for Class T, Class S, Class D, Class M shares is $5,000 and the minimum investment amount for Class I shares is $1,000,000, provided that such minimum initial investment amounts may be reduced in the discretion of our board of directors or by our adviser, including with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or their affiliates. The minimum subsequent investment in shares of any class is $500 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.

We are offering to the public a maximum of $2,500,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering beyond two years if all of the shares we have registered are not yet sold within two years. We will disclose any such extension in a prospectus supplement. With the filing of a new registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

The per share purchase price for each class of our shares of common stock will equal at the then-current transaction price, which is generally the prior month’s NAV per share for such class, plus applicable selling commissions and dealer manager fees. Although the price you pay for shares of our common stock will generally be based on the prior month’s NAV per share, the NAV per share of such stock for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in exceptional cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. Each class of shares may have a different NAV per share because stockholder servicing fees and advisory fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at the transaction price at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:

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On each business day, our transfer agent will collect subscriptions. Notwithstanding the submission of an initial subscription, we can reject subscriptions for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our common stock pursuant to accepted subscription as of the first calendar day of each month, and to be accepted, a subscription must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common stock being subscribed at least five business days prior to the first calendar day of the month. If a subscription is received less than five business days prior to the first calendar day of the month, unless waived by the dealer manager, the subscription will be executed in the next month’s closing at the transaction price applicable to that month, plus applicable upfront selling commissions and dealer manager fees. As a result of this process, the price per share at which your subscription is executed may be different than the price per share for the month in which you submitted your subscription.

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Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class.

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Subscriptions will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price in the circumstances described below) publicly available by posting it on our website and filing a prospectus supplement with the SEC.

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Subscribers are not committed to purchase shares at the time their subscriptions are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your subscription by notifying the transfer agent, through your financial intermediary or directly on our toll-free telephone line, 877-628-8575.

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You receive a confirmation statement of each new purchase in your account as soon as practicable but generally not later than seven business days after the stock purchases are settled. The confirmation statement includes information on how to obtain information we have filed with the SEC and made publicly available on our website, www.fsinvestments.com, including supplements to the prospectus.

Our transaction price is generally based on our prior month’s NAV. Our NAV may vary significantly from one month to the next. Through our website at www.fsinvestments.com and prospectus supplement filings, you have information about the transaction price and NAV per share. We may set a transaction price that we believe reflects the NAV per share of our stock more appropriately than the prior month’s NAV per share (including by updating a previously disclosed offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. If the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors when such transaction price is made available.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares do not change depending on the level of demand by investors or the volume of requests for repurchases.

Compensation of Dealer Manager and Participating Broker-Dealers

We have entered into a dealer manager agreement with the dealer manager pursuant to which the dealer manager has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and other financial advisors. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for Class T, Class S, Class D, Class M or Class I shares.

	Maximum Upfront Selling Commissions as a % of Per Share Transaction price	Maximum Upfront Dealer Manager Fees as a % of Per Share Transaction price
Class T shares	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class M shares	None	None
Class I shares	None	None

The following table shows the stockholder servicing fees we pay the dealer manager with respect to the Class T, Class S, Class D, Class M, Class I, Class F and Class Y shares on an annualized basis as a percentage of our NAV for such class. As shown below, no stockholder servicing fees are payable with respect to the Class I shares. The stockholder servicing fees will be paid monthly in arrears.

	Stockholder Servicing Fees as a % of Per Share NAV
Class T shares	0.85	%(1)
Class S shares	0.85%
Class D shares	0.3%
Class M shares	0.3%
Class I shares	None
Class F shares	None
Class Y shares	None

(1)	Consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee.

Upfront Selling Commissions and Dealer Manager Fees

Class T Shares. Subject to any discounts described below, the dealer manager will be entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of 0.5%, of the transaction price per share of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker- dealers, provided that the sum will not exceed 3.5% of the transaction price. The dealer manager anticipates that all of the selling commissions and dealer manager fees will be reallowed to participating broker-dealers, unless a particular broker-dealer declines to accept some portion of the fees it is otherwise eligible to receive.

Class S Shares. Subject to any discounts described below, the dealer manager will be entitled to receive upfront selling commissions of up to 3.5% of the transaction price per share of each Class S share sold in the primary offering. The dealer manager anticipates that all of the selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

Your ability to receive a fee waiver or fee discount may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class S shares. Selling commissions and dealer manager fees may be lower for certain participating broker-dealers. An investor qualifying for a discount or fee waiver will receive a higher percentage return on his or her investment than investors who do not qualify for such discount or fee waiver. Accordingly, you should consult with your own financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.

Class D, Class M, Class I, Class F and Class Y Shares. No selling commissions or dealer manager fees will be paid with respect to Class D, Class M, Class I, Class F and Class Y shares sold in this offering.

Stockholder Servicing Fees—Class T, Class S, Class D and Class M Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we pay the dealer manager a stockholder servicing fee over time with respect to our outstanding Class T, Class S, Class D and Class M shares equal to 0.85%, 0.85%, 0.3% and 0.3%, respectively, per annum of the aggregate NAV of our outstanding shares of the applicable class. The stockholder servicing fee for Class T shares will be comprised of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I, Class F or Class Y shares.

The stockholder servicing fees will be paid monthly in arrears. The dealer manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker- dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it. The stockholder servicing fees are similar to a selling commission in that the expenses borne by such participating broker-dealers with respect to such services may be different from (and may be substantially less than) the amount of stockholder servicing fees charged. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class S, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class S, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying stockholder servicing fees with respect to each Class T and Class S share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 8.75% (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to each Class D and Class M share held in a stockholder’s account at the end of the month when the total underwriting compensation from the stockholder serving fee paid with respect to such account equals 1.25% and 7.25%, respectively, (or a lower limit for shares sold by certain participating broker-dealers or financial institutions) of gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap. In the case where there is a limit lower than 8.75%, 7.25% or 1.25%, as applicable, the agreement between our dealer manager and the participating broker-dealer or financial institution of record in effect at the time such shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing.

In addition, we will cease paying stockholder servicing fees on each Class T share, Class S share, Class D share and Class M share held in a stockholder’s account and each such share will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity in a transaction in which holders of Class T, Class S, Class D or Class M shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Eligibility to receive stockholder servicing fees is conditioned on a broker-dealer or financial institution providing the following ongoing services with respect to the Class T, Class S, Class D and Class M shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request and assistance with share repurchase requests. If the applicable broker-dealer or financial institution is not eligible to receive the stockholder servicing fee due to failure to provide these services or otherwise declines to receive all or a portion of it, the dealer manager waive (pays back to us) the stockholder servicing fee that such broker-dealer or financial institution would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or our adviser may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than selling commissions, dealer manager fees and stockholder servicing fees). These expenses may include fees paid to platform services providers.

Limitations on Underwriting Compensation

The dealer manager will monitor the aggregate amount of underwriting compensation that we and our adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including selling commissions, dealer manager fees, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class T shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class T shares are sold with the highest possible selling commissions and dealer manager fees and (5) NAV per share is $25.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class T share after the time the total selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such Class T share reach 8.75% of the gross proceeds from the offering of such Class T share.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $2,500,000,000

Upfront selling commissions	$72,463,768	2.90%
Upfront dealer manager fees	12,077,295	0.48%
Stockholder servicing fees(1)	134,208,937	5.37%
Reimbursement of wholesaling activities(2)	29,450,000	1.18%
Legal fees allocable to the dealer manager	1,800,000	0.07%

Total	$250,000,000	10.00%

(1)

We pay the dealer manager a stockholder servicing fee with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 0.85% over time. The dealer manager reallows (pays) all or a portion of the stockholder servicing fee to participating broker-dealers, servicing broker-dealers and financial institutions (including bank trust departments) for ongoing stockholder services performed by such broker-dealers and financial institutions, and waives (pays back to us) stockholder servicing fees to the extent a broker-dealer or financial institution is not eligible or otherwise declines to receive all or a portion of it.

(2)

Wholesaling reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the dealer manager in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities. We will reimburse the dealer manager or its affiliates for the expenses set forth above, in each case, to the extent permissible under applicable FINRA rules and our expense limitations as described in “Compensation—Organization and Offering Expenses— Our Adviser.”

Term of the Dealer Manager Agreement

Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the stockholder servicing fees with respect to the shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (or until such shares have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class S, Class D and Class M shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we intend to use sales material in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus, as it may be supplemented and amended from time to time. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our adviser and the sub-adviser and their respective affiliates, brochures describing our recent investments and articles and publications concerning real estate-related loans. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares in this offering only by means of this prospectus, as the same may be supplemented and amended from time to time. Although the information contained in our supplemental sales materials is not expected to conflict with any of the information contained in this prospectus, as amended or supplemented, the supplemental sales materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus, or the registration statement of which this prospectus forms a part.

Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” advertisements or solicitations of interest that are limited to identifying this offering and the location of sources of further information.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of the advisory fees and the aggregate amount of any other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•

a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.fsinvestments.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal income tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby and with respect to Maryland law have been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

EXPERTS

The consolidated financial statements of FS Credit Real Estate Income Trust, Inc. appearing in FS Credit Real Estate Income Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix C to this prospectus. It describes our current privacy policy and practices.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You can access documents that are incorporated by reference into this prospectus on our website at www.fsinvestments.com. We incorporate by reference the documents listed below (except to the extent that any such filing or the information contained therein is deemed “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 30, 2022; and

•	our Current Reports on Form 8-K filed on February 3, 2022, March 7, 2022 and April 6, 2022.

We will provide to each person, including any beneficial owner of our shares of common stock, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

FS Investment Solutions, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

(877) 628-8575

Attention: Investor Services

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus forms a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement and our other filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also maintain a web site at www.fsinvestments.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us is routinely accessible through and posted on our website at www.fsinvestments.com.

APPENDIX A—FORM OF SUBSCRIPTION AGREEMENT

FS INVESTMENTS®

Subscription agreement

Class D, Class I, Class M, Class S and Class T V6.2

FS Credit Real Estate Income Trust, Inc.

The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the "Shares") of FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the "Company"), set forth below.

1 Investment amount

Subscription amount $ ______________________ ☐ Additional investment to FS Account # ______________________

$5,000 minimum initial investment for Classes D, M, S and T, and $1 million minimum initial investment for Class I
$500 minimum additional investment

2 Share class Select only one

BROKERAGE

Class D Shares (Fund 4041) ☐ NAV

Class S Shares (Fund 4049) ☐ Public offering price ☐ Net of upfront sales charges (stockholder servicing fees still apply)*

Class T Shares (Fund 4040) ☐ Public offering price ☐ Net of upfront sales charges (stockholder servicing fees still apply)*

*By a registered representative on his or her own behalf. Subject to all other fees and expenses of Class S or T Shares. Please see the Prospectus for additional information.

INSTITUTIONAL

Class I Shares (Fund 4045) ☐ NAV

Class M Shares (Fund 4043) ☐ NAV

3 Ownership Select only one

Please complete part A of section 5.

INDIVIDUAL

SINGLE OWNER

☐ Individual*

MULTIPLE OWNERS

☐ Community property
☐ Tenants in common
☐ Joint tenants with rights of survivorship*

MINOR ACCOUNT

☐ UGMA: State of ______________
☐ UTMA: State of ______________
☐ Other ______________
(please specify)

Please complete part A of section 5.

QUALIFIED PLAN ACCOUNT

☐ Traditional IRA
☐ Roth IRA
☐ Rollover IRA
☐ SIMPLE IRA
☐ SEP IRA
☐ Beneficial IRA
☐ Other ______________
(please specify)

Please complete part B of section 5.

OTHER ACCOUNT
Supporting documents are required

☐ Trust†
☐ Estate
☐ 401(k)
☐ Profit-sharing plan
☐ Qualified pension
☐ Other ______________
(please specify)

Please complete part B of section 5.

LEGAL ENTITY
Supporting documents are required.

☐ Corporation: S-Corp
☐ Corporation: C-Corp
☐ Partnership
☐ LLC
☐ Professional Corporation
☐ Nonprofit

*To make a transfer on death (TOD) designation, attach a completed TOD form. TOD forms can be found on www.fsinvestments.com.

†The FS Trustee Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents. You can obtain this form by visiting www.fsinvestments.com.

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FS Credit Real Estate Income Trust, Inc.—Subscription Agreement | Class D, Class I, Class M, Class S and Class T V6.2

4 Custodial arrangement If applicable

Name of custodian ______ Custodian phone # ______

Mailing address ______ (street) ______ (city, state) ______ (ZIP)

To be completed by custodian above

Custodian tax ID # ______ Custodian authorization: ______

Custodian account # ______

5 Investor information Please print

A Individual/beneficial owner ______ (first, middle, last)

SSN ______ DOB ______ (mm/dd/yyyy)

Phone # ______

U.S. street address ______
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)

______ (city, state, ZIP)

Mailing address ______
(Leave blank if your U.S. street address and mailing address are the same)

______ (city, state, ZIP)

CITIZENSHIP ☐ U.S. citizen ☐ Resident alien ______ (country)

☐ Non-resident alien ______ (form W-8BEN is required) (country)

Joint/beneficial owner ______ (first, middle, last)

SSN ______ DOB ______ (mm/dd/yyyy)

Phone # ______

U.S. street address ______
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)

______ (city, state, ZIP)

Mailing address ______
(Leave blank if your U.S. street address and mailing address are the same)

______ (city, state, ZIP)

CITIZENSHIP ☐ U.S. citizen ☐ Resident alien ______ (country)

☐ Non-resident alien ______ (form W-8BEN is required) (country)

B Trust/Estate/401(k)/Profit-sharing/Other ______

SSN/Tax ID ______ Date of formation ______ (mm/dd/yyyy)

U.S. street address ______
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box) ______ (city, state) ______ (ZIP)

Mailing address ______
(Leave blank if your U.S. street address and mailing address are the same) ______ (city, state) ______ (ZIP)

Trustee/authorized person ______ (first, middle, last)

SSN ______ DOB ______ (mm/dd/yyyy)

Phone # ______

U.S. street address ______
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)

______ (city, state, ZIP)

CITIZENSHIP ☐ U.S. citizen ☐ Resident alien ______ (country)

☐ Non-resident alien ______ (form W-8BEN is required) (country)

Trustee/authorized person ______ (first, middle, last)

SSN ______ DOB ______ (mm/dd/yyyy)

Phone # ______

U.S. street address ______
(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)

______ (city, state, ZIP)

CITIZENSHIP ☐ U.S. citizen ☐ Resident alien ______ (country)

☐ Non-resident alien ______ (form W-8BEN is required) (country)

6 Electronic communications Initial and provide email if you wish to enroll in paperless e-delivery.

Initial ______ Email ______

By initialing above, the investor requests to receive all shareholder communications electronically for all investment products or share classes sponsored by FS Investments or its affiliates. Communications include, but are not limited to, account statements, investor communications, annual, semi-annual and/or quarterly reports, tax forms, proxy materials and other required reports. The investor may request a paper copy of a shareholder communication, update an email address or change this election at any time by contacting FS Investments. Changes may take up to 30 days to take effect. Consent to electronic delivery is terminated by an invalid email address. Costs associated with accessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically. Timely access to materials may not be available in the event of a system failure or network outage. This electronic delivery program may be changed or discontinued and the terms may be amended at any time. In the event of discontinuation or as required by law, the investor will receive paper copies of all shareholder communications.

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FS Credit Real Estate Income Trust, Inc.–Subscription Agreement | Class D, Class I, Class M, Class S and Class T V6.2

7 Distributions

If this election is not completed, the Company will default to sending the investor's cash distributions out by check to his or her address of record provided in section 5 or to the custodian indicated in section 4, as applicable. **I (We) acknowledge that distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through distributions will be made after payment of fees and expenses, as well as any sales load.**

PLEASE SELECT ONE OF THE FOLLOWING OPTIONS/PAYMENT METHODS:

Distribution reinvestment plan

☐ I (We) choose to participate in the Company's distribution reinvestment plan.

The Company requests each investor who elects to have his or her distributions reinvested pursuant to the Company's distribution reinvestment plan to notify the Company and the broker-dealer and financial institution named in this Subscription Agreement in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum gross income and net worth standards set forth in section 8 below.

Payment by check or electronic deposit

I (We) choose NOT to participate in the distribution reinvestment plan(s), and instead choose to have distributions paid using the payment method selected below. If no payment method is selected, the Company will mail a check to the address or custodian of record.

I (We) choose to have distributions sent to me (us) at the following address:

☐ Mail check to address of record. For custodial accounts, funds will be sent to the custodian of record.

☐ Mail check to the following third party:

Name of financial institution　　FBO　　Account #

Mailing address
(street)　　(city, state)　　(ZIP)

☐ I (We) choose to have distributions deposited in a checking, savings or brokerage account.

I (We) authorize the Company or their respective agents to deposit my (our) distribution into the accounts indicated below. The authority will remain in force until I (we) notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my (our) account, the Company is authorized to debit my (our) account for the amount of the erroneous deposit. I (We) also hereby acknowledge that funds and/or Shares in my (our) account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuance to applicable abandoned property, escheat or similar laws.

Name of financial institution　　Account type: ☐ Checking ☐ Savings ☐ Brokerage

ABA routing number (if applicable)　　Account number

8 Investor representations

Please carefully read and separately initial each of the representations below. For the purposes of the below investor representations, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth (total assets minus liabilities) that is composed of cash, cash equivalents and readily marketable securities. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce FS Credit Real Estate Income Trust, Inc. to accept this subscription, I (we) hereby represent and warrant that:

Initials are required for letters a-e	Owner (initials)	Joint owner (initials)
a) I (We) have received a Prospectus for FS Credit Real Estate Income Trust, Inc. relating to the Shares for which I am (we are) subscribing at least 5 (five) business days prior to the signing of this Subscription Agreement, wherein the terms and conditions of the offering are described, and I (we) agree to the terms and conditions therein.		
b) I (We) certify that I (we) have either (1) a net worth (not including home, furnishings and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth (not including home, furnishings and personal automobiles) of at least $250,000, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus for FS Credit Real Estate Income Trust, Inc. relating to the Shares under "Suitability Standards."		
c) I am (We are) purchasing Shares for my (our) own account.		
d) I (We) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.		
e) I (We) understand that the transaction price per Share at which my (our) investment will be executed will be made available at www.fsinvestments.com and in a Prospectus supplement filed with the SEC, available at www.sec.gov. I (We) understand that my (our) subscription will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I (We) understand that I am (we are) not committed to purchase Shares at the time my (our) subscription is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (We) understand that I (we) may withdraw my (our) subscription by notifying the transfer agent, through my financial intermediary or directly on FS Credit Real Estate Income Trust, Inc.'s toll-free line, 877-628-8575.		

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FS Credit Real Estate Income Trust, Inc.—Subscription Agreement | Class D, Class I, Class M, Class S and Class T V6.2

8 Investor representations (continued)

Initials are required based on State of Legal Residency	Owner (initials)	Joint owner (initials)
f) If I am (we are) a resident of Alabama, I (we) certify that I (we) have a liquid net worth of at least ten times my (our) investment in FS Credit Real Estate Income Trust and its affiliates.		
g) If I am (we are) a resident of California, I (we) certify that I (we) either meet the definition of an "accredited investor" as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or will not invest more than 10% of my (our) net worth in FS Credit Real Estate Income Trust, Inc. shares.		
h) If I am (we are) a resident of Idaho, I (we) certify that I (we) (1) have either (a) a liquid net worth of at least $85,000 and annual gross income of at least $85,000 or (b) a liquid net worth of at least $300,000, and (2) I (we) will limit my (our) aggregate investment in this offering to 10% of my (our) liquid net worth.		
i) If I am (we are) a resident of Iowa, I (we) certify that I (we) (1) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000 (not including home, auto and home furnishings), or (b) a net worth of at least $350,000 (not including home, auto and home furnishings), and (2), either meet the definition of an "accredited investor" as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or will limit my (our) aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of my (our) liquid net worth.		
j) If I am (we are) a resident of Kansas, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust and in other non-traded real estate investment trusts.		
k) If I am (we are) a resident of Kentucky, I (we) certify that I (we) either meet the definition of an "accredited investor" as defined in 17 C.F.R. §230.501, or that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust and any affiliated non-publicly traded real estate investment trusts to not more than 10% of my (our) liquid net worth.		
l) If I am (we are) a resident of Maine, I (we) acknowledge that the Maine Office of Securities recommends that I (we) not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, Inc. and other similar direct participation investments.		
m) If I am (we are) a resident of Massachusetts, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust and in other illiquid direct participation programs.		
n) If I am (we are) a resident of Missouri, I (we) certify that I (we) will limit my (our) investment of FS Credit Real Estate Income Trust's common stock to 10% of my (our) liquid net worth.		
o) If I am (we are) a resident of Nebraska , I (we) certify that I (we) either meet the definition of an "accredited investor" as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or will limit my (our) aggregate investment in this offering and in other non-publicly traded real estate investment trusts to 10% of my (our) net worth (exclusive of home, home furnishings and automobiles).		
p) If I am (we are) a resident of New Jersey, I (we) certify that I (we) (1) have either a) a minimum liquid net worth of $100,000 and a minimum annual gross income of $85,000, or (b) a minimum liquid net worth of $350,000, and (2) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered, federally and state exempt private offerings). For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.		
q) If I am (we are) a resident of New Mexico, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust, its affiliates and other non-traded real estate investment trusts.		
r) If I am (we are) a resident of North Dakota, I (we) certify that I (we) have a net worth of at least ten times my (our) investment in FS Credit Real Estate Income Trust.		
s) If I am (we are) a resident of Ohio, I (we) certify that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust, its affiliates and any other non-traded real estate investment trusts to not more than 10% of my (our) liquid net worth.		
t) If I am (we are) a resident of Oregon, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth, excluding home, home furnishings and automobiles, in FS Credit Real Estate Income Trust and its affiliates.		
u) If I am (we are) a resident of Pennsylvania, I (we) certify that I (we) will not invest more than 10% of my (our) net worth in FS Credit Real Estate Income Trust.		
v) If I am (we are) a resident of Puerto Rico, I (we) may not exceed 10% of my (our) liquid net worth in the FS Credit Real Estate Income Trust, its affiliates and other non-traded REITs. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.		
w) If I am (we are) a resident of Tennessee, I (we) certify that I (we) either meet the definition of an "accredited investor" as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust to not more than 10% of my (our) net worth.		
x) If I am (we are) a resident of Vermont, I (we) certify that I (we) either (i) meet the definition of an "accredited investor" as defined in 17 C.F.R. §230.501 of Regulation D under the Securities Act of 1933, as amended, or (ii) will limit my (our) aggregate investment in this offering to 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.		

4-6 V6.2

FS Credit Real Estate Income Trust, Inc.–Subscription Agreement | Class D, Class I, Class M, Class S and Class T V6.2

9 Important information Rights, certifications and authorizations

Substitute IRS Form W-9 Certification:

I (We) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security number/taxpayer identification number field in section 5 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a non-resident alien), and (4) the entity is exempt from FATCA reporting (if applicable).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the "Prospectus"), not less than five (5) business days prior to the signing of this Subscription Agreement. The Prospectus is available at www.sec.gov. You are encouraged to read the Prospectus carefully before making any investment decisions. You agree that subscriptions may be rejected in whole or in part by the Company at its sole and absolute discretion. To be accepted, a subscription must be made with this completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You understand that you will receive a written confirmation of your purchase, subject to acceptance by the Company, and that the sale of Shares pursuant to this Subscription Agreement will not be effective until at least five (5) business days after the date you have received a Prospectus.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then-current financial advisor. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, the Company reserves the right to take action as the Company deems appropriate, which may include closing your account.

By signing below, you also acknowledge that:

- An investment in the Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.
- You may not have access to the money you invest for an indefinite period of time.
- You should not expect to be able to sell your Shares regardless of how the Company performs.
- If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.
- The Company does not intend to list the Shares on any securities exchange during or for what may be a significant time after the offering period, and the Company does not expect a secondary market in the Shares to develop.
- If you are able to sell your Shares before they are listed on an exchange, it is likely that you will receive less than you paid for them.
- The Company intends to implement a share repurchase program, but only a limited number of Shares will be eligible for repurchase. In addition, any such repurchases will be equal to the transaction price on the repurchase date.
- The Company's distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
- The Company's distributions may also be funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, that will be subject to repayment to the Company's affiliate, Franklin Square Holdings, L.P. ("FS Investments"). Significant portions of these distributions may not be based on the Company's investment performance and such waivers and reimbursements by FS Investments may not continue in the future. If FS Investments does not agree to reimburse certain of the Company's expenses, including through the waiver of certain of its advisory fees, significant portions of these distributions may come from offering proceeds or borrowings. The repayment of any amounts owed to FS Investments will reduce the future distributions to which you would otherwise be entitled.
- FS Investment Solutions, LLC, the dealer manager for the offering of the Shares, is not acting as the broker-dealer of record. Specifically, FS Investment Solutions, LLC shall not be responsible for carrying out any broker-dealer functions in connection with your purchase of the Shares, including but not limited to: (i) opening an individual account for you, (ii) determining whether any investment in the Shares is suitable for you, or (iii) verifying your identity. You acknowledge and agree that you do not have a customer relationship with FS Investment Solutions, LLC and any such relationship as customer is solely between you and your financial representative (including, if such financial advisor is a registered investment advisor ("RIA"), such RIA's custodian).

The IRS does not require your consent to any provision of this Subscription Agreement other than the certifications required to avoid backup withholding.

Owner or authorized person signature	Date (mm/dd/yyyy)	Joint owner or authorized person signature	Date (mm/dd/yyyy)

5-6 V6.2

FS Credit Real Estate Income Trust, Inc.–Subscription Agreement | Class D, Class I, Class M, Class S and Class T V6.2

10 Financial representative

The undersigned confirm on behalf of the broker-dealer, financial institution or registered investment advisor that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor's prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares; and (viii) the purchase of Shares is in the best interests of the investor. The undersigned financial representative further represents and certifies that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing anti-money laundering program and customer identification program.

Broker-dealer name or RIA firm name

Financial representative name (first, middle, last) | Phone #

Mailing address (street) | (city, state) | (ZIP)

Advisor/CRD number | Branch number | Email address

Financial representative signature | Date (mm/dd/yyyy) | Principal signature (if applicable) | Date (mm/dd/yyyy)

11 Investment instructions

BY WIRE TRANSFER

UMB Bank, N.A.,
ABA routing #101000695,
FS Credit REIT
Account #9871737411
Beneficial owner(s)
(include in memo field)

CUSTODIAL ACCOUNTS

Forward Subscription Agreement to the custodian

BY MAIL (CHECKS SHOULD BE MADE PAYABLE TO "FS Credit REIT")

FS Credit REIT
c/o SS&C Technologies, Inc.
877-628-8575

Regular mail
P.O. Box 219095
Kansas City, MO 64121

Express/overnight delivery
430 W. 7th Street
Kansas City, MO 64105

6-6 V6.2

SA-REIT-COMBO
TM JL21

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN (as amended effective August 29, 2018)

FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated Articles of Incorporation, as further amended and restated from time to time (the “Articles”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

1. Distribution Reinvestment. As agent for stockholders of the Company (“Stockholders”) who purchase Class T shares (the “Class T Shares”), Class S shares (the “Class S Shares”), Class D shares (the “Class D Shares”), Class M shares (the “Class M Shares”), Class I shares (the “Class I Shares”) Class F shares (the “Class F Shares ) and Class Y Shares (the “Class Y Shares”) of the Company’s common stock (the Class T Shares, Class S Shares, Class D Shares, Class M Shares, Class I Shares, Class F Shares and Class Y Shares together, the “Shares”) pursuant to the Company’s public offering which will commence immediately upon declaration of effectiveness of its Registration Statement initially filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2017 (the “Offering”) or pursuant to a private offering and who elect to participate in the DRP (the “Participants), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through the dealer manager for participating dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of the DRP is August 29, 2018.

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or any participating dealer. If any Stockholder initially elects to not be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager or any participating dealer participating in the distribution of Shares for the Offering. Participation in the DRP will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are payable by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if (i) the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus; or (ii) if any of the representations or warranties set forth in the Subscription Agreement are no longer true in any material respect with respect to such Participant. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares. Participants will acquire Shares from the Company (including Shares purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”)) at a price equal to the transaction price for such shares on the date that the distribution is payable (calculated as of the most recent month end). No selling commissions or dealer manager fees will be payable with respect to Shares purchased pursuant to the DRP but such Shares may be subject to ongoing stockholder servicing fees or other fees described in the Company’s prospectus. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a

Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the percentage ownership and other limitations contained in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the $250,000,000 in Shares which were registered for the DRP in the Offering, (b) Shares of the Company’s common stock purchased by the Company for the DRP in a Secondary Market, or (c) Shares to be registered by the Company with the SEC in a future offering for use in the DRP.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

8. Reports. On at least a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the DRP during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the DRP. On an annual basis, tax information with respect to income earned on Shares under the DRP for the calendar year will be provided to each applicable participant.

9. Stockholder Servicing Fees. In connection with Class T Shares, Class S Shares, Class D Shares and Class M Shares sold pursuant to the DRP, the Company will pay stockholder servicing fees over time to the dealer manager as described in the Company’s prospectus for this Offering. No stockholder servicing fees will be paid with respect to the Class I Shares, Class F shares or Class Y shares.

10. Termination by Participant. A Participant may terminate participation in the DRP with ten (10) business days’ written notice to the Company at any time, without penalty. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the DRP for any prior quarter). Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the DRP with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, future Distributions will be distributed to the Stockholder in cash.

11. Amendment, Suspension or Termination of DRP by the Company. The Board of Directors may by majority vote amend any aspect of the DRP; provided that the DRP cannot be amended to eliminate a Participant’s right to terminate participation in the DRP and that written notice of any material amendment must be provided to Participants at least ten (10) business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the DRP for any reason upon ten (10) business days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death;

and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the SEC and certain state securities commissions, such indemnification is contrary to public policy and, therefore, unenforceable.

13.	Governing Law. This DRP shall be governed by the laws of the State of Maryland.

APPENDIX C

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of FS Credit Real Estate Income Trust, Inc. and its affiliates.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of our Adviser. It is our policy that only authorized employees of FS Real Estate Advisor, LLC who need to know your personal information will have access to it.

•

Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•

Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

C-1

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Maximum Offering of $2,750,000,000

Common Stock

FS CREDIT REAL ESTATE INCOME TRUST, INC.

PROSPECTUS

April 8, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering described in this registration statement (other than selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation) :

SEC registration fee	$49,441
FINRA filing fee	59,198
Legal	2,500,000
Printing and mailing	1,000,000
Accounting and tax	800,000
Blue sky	600,000
Advertising and sales literature	1,500,000
Due diligence	1,000,000
Other.	2,500,000
Issuer costs related to training and education meetings and retail conferences	650,000

Total	$10,658,639

The amounts set forth above, except for the SEC registration fee and FINRA filing fee, are in each case estimated and assume that the Registrant sells all of the shares being registered by this registration statement. All of the expenses set forth above will be borne by the Registrant.

Item 32: Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

On May 1, 2019, we granted 860 restricted shares of our Class I common stock to our independent directors as independent director compensation pursuant to our independent director restricted share plan pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act as the grant did not include a public offering (such grant, an “Independent Director Compensation”). The grant date fair value of the stock was $24.69 per share.

On August 1, 2019, we granted 900 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.69 per share.

On November 1, 2019, we granted 900 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.69 per share.

On February 1, 2020, we granted 779 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.67 per share.

On May 1, 2020, we granted 860 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.47 per share.

On August 3, 2020, we granted 865 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.56 per share.

On November 2, 2020, we granted 374 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.65 per share.

On February 1, 2021, we granted 375 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.62 per share.

On April 15, 2021, we received $19,191,000 relating to the sale and issuance of 780,300 shares of our Class Y common stock at the per share purchase price of $24.59 pursuant to a private placement exempt from registration under Section 4(a)(2) of the Securities Act (the “Class Y Private Placement”).

On May 1, 2021, we granted 386 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $24.56 per share.

On May 3, 2021, we received $1,557,850 relating to the sale and issuance of 63,343 shares of our Class Y common stock at the per share purchase price of $24.59 pursuant to the Class Y Private Placement.

On August 2, 2021, we granted 386 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $ 24.51 per share.

On November 1, 2021, we granted 666 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $ 24.4688 per share.

On February 1, 2022, we granted 1,025 restricted shares of our Class I common stock as Independent Director Compensation. The grant date fair value of the stock was $ 24.4594 per share.

On February 1, 2022, we received $2,900,000 relating to the sale and issuance of approximately 118,564 shares of our Class I common stock at the per share purchase price of $24.4594 pursuant to a private placement exempt from registration under Section 4(a)(2) of the Securities Act.

Item 34. Indemnification of Directors and Officers.

The Registrant’s charter limits the personal liability of the Registrant’s directors and officers to the Registrant and its stockholders for monetary damages to the maximum extent permitted by Maryland law and our charter. The Maryland General Corporation Law, as amended, or the MGCL, permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or officers to the corporation or its stockholders:

(a)	to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

(b)

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, the Registrant intends to obtain director’s and officer’s liability insurance.

Under the MGCL, a Maryland corporation may indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. The Registrant’s charter obligates the Registrant, to the fullest extent permitted by Maryland law and our charter, to indemnify (i) any present or former director or officer, (ii) any individual who, while a director or officer and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, or (iii) FS Real Estate Advisor, or any of its affiliates acting as an agent for the Registrant, from and against any claim or liability to which the person or entity may become subject or may incur by reason of their service in that capacity, and to pay or reimburse their reasonable expenses as incurred in advance of final disposition of a proceeding. However, we may indemnify a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for liability or loss suffered by them or hold such persons harmless for liability or loss suffered by us only if all of the following conditions are met:

(a)	the Registrant has determined, in good faith, that the course of conduct which caused the loss or liability was in the Registrant’s best interest;

(b)	the Registrant has determined, in good faith, that the party seeking indemnification was acting on behalf of or performing services for the Registrant;

(c)

the liability or loss was not the result of the indemnitee’s negligence or misconduct in the case that the party seeking indemnification is FS Real Estate Advisor, any of its affiliates or any officer of the Registrant, FS Real Estate Advisor or an affiliate of FS Real Estate Advisor, and gross negligence or willful misconduct in the case that the party seeking indemnification is a director of the Registrant (and not also an officer of the Registrant, FS Real Estate Advisor or an affiliate of FS Real Estate Advisor); and

(d)	such indemnification or agreement to hold harmless is recoverable only out of the Registrant’s net assets and not from the Registrant’s stockholders.

Furthermore, under the Registrant’s charter, any director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates, shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(a)	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

(b)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(c)

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Under the Registrant’s charter and bylaws, the advancement of the Registrant’s funds to a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for legal expenses and other costs, as incurred, as a result of any legal action for which the indemnification is being sought is permissible only if all the following conditions are satisfied:

(a)	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;

(b)	the indemnitee provides the Registrant with written affirmation of such indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

(c)

the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder and a court of competent jurisdiction specifically approves of such advancement; and

(d)

the indemnitee or its affiliates undertake in writing to repay the advanced funds to the Registrant, together with the applicable legal rate of interest thereon, in cases in which such indemnitee is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to the Registrant and the Registrant’s stockholders against the indemnified individuals. The aforementioned charter and bylaw provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant or the Registrant’s stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the terms of these indemnification agreements, the Registrant will indemnify and advance expenses and costs incurred by its directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, the Registrant’s indemnification obligation is subject to the limitations set forth in the indemnification agreements and in the Registrant’s charter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022.

(b)	Exhibits

See the Exhibit Index on the page immediately preceding the signature page for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37. Undertakings.

(a)

The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post- effective amendment to the registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

The Registrant hereby undertakes that, (i) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (ii) all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(c)	The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

The Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

The Registrant hereby undertakes that, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)

The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the adviser or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the adviser or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(g)	The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for its first full fiscal year of operations.

(h)

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant asset not identified in the prospectus at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the adviser and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(i)

The Registrant undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(j)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amended and Restated Dealer Manager Agreement (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018)

1.2	Form of Selected Dealer Agreement (incorporated by reference to Exhibit 1.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)

3.2	Articles of Amendment (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018)

3.3	Second Articles of Amendment (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the SEC on August 14, 2019)

3.4	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 13, 2017)

4.1*	Form of Subscription Agreement (included as Appendix A)

4.2*	Distribution Reinvestment Plan (included as Appendix B)

5.1	Opinion of Venable LLP (incorporated by reference to Exhibit 5.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)

8.1	Opinion of Alston & Bird LLP as to tax matters (incorporated by reference to Exhibit 8.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 6, 2017)

10.2	Form of Restricted Share Award Certificate (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on June 6, 2017)

10.3	Independent Directors Restricted Share Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)

10.4	Master Repurchase and Securities Contract dated as of August 30, 2017 between FS CREIT Finance WF-1 LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)

10.5	Guarantee Agreement dated as of August 30, 2017 made by FS Credit Real Estate Income Trust, Inc. in favor of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on September 7, 2017)

10.6	Mortgage Loan Purchase and Sale Agreement dated as of September 13, 2017 between Rialto Mortgage Finance, LLC and FS CREIT Originator LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 19, 2017)

Exhibit No.	Description

10.7	Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 1, 2018)

10.8	Guarantee Agreement dated as of January 26, 2018 made by FS Credit Real Estate Investment Trust, Inc. in favor of Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 1, 2018)

10.9	Amendment No. 1 to Master Repurchase and Securities Contract dated as of April 26, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.3 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on May 14, 2018)

10.10	Amendment No. 1 to Guarantee Agreement dated as of April 26, 2018 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.4 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on May 14, 2018)

10.11	Third Amended and Restated Advisory Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 16, 2021)

10.12	Amended and Restated Independent Director Compensation Policy (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018)

10.13	Amended and Restated Expense Limitation Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 17, 2018)

10.14	First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of June 6, 2018 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 11, 2018)

10.15	Amendment No. 2 to Master Repurchase and Securities Contract dated as of July 24, 2018 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on July 30, 2018)

10.16	Amendment No. 3 to Master Repurchase and Securities Contract dated as of November 30, 2018 among FS CREIT Finance WF-1LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.18 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2019)

10.17	Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of February 20, 2019 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.19 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 21, 2019)

10.18	Amendment No. 4 to Master Repurchase and Securities Contract dated as of August 1, 2019 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 6, 2019)

Exhibit No.	Description

10.19	Loan and Security Agreement dated as of August 22, 2019 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 23, 2019)

10.20	Amendment No. 5 to Master Repurchase and Securities Contract dated as of August 29, 2019 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 29, 2019)

10.21	Indenture dated as of December 5, 2019 among FS Rialto 2019-FL1 Issuer, Ltd., FS Rialto 2019-FL1 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 11, 2019)

10.22	First Amendment to Loan and Security Agreement dated as of December 4, 2019 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.24 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020)

10.23	Third Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Guarantee Agreement dated as of December 19, 2019 among FS CREIT Finance GS-1 LLC, Goldman Sachs Bank USA and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.25 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020)

10.24	Fourth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and First Amendment to Fee Letter dated as of February 18, 2020 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.26 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020)

10.25	Second Amendment to Loan and Security Agreement, dated as of March 23, 2020 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.27 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 27, 2020)

10.26	Amendment No. 3 to Guarantee Agreement, dated as of August 3, 2020 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 7, 2020)

10.27	Second Amendment to Guarantee Agreement, dated as of August 3, 2020 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 7, 2020)

10.28	Amendment No. 6 to Master Repurchase and Securities Contract dated as of August 27, 2020, among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 1, 2020)

10.29	Third Amendment to Loan and Security Agreement dated as of December 23, 2020 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 30, 2020)

Exhibit No.	Description

10.30	Amendment No. 2 to Guarantee Agreement dated as of August 29, 2018 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.30 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)

10.31	Fifth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of December 11, 2020 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.31 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on February 12, 2021)

10.32	Sixth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 21, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.34 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with SEC on March 29, 2021)

10.33	Amendment No. 7 to Master Repurchase and Securities Contract dated as of July 30, 2021 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.6 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 16, 2021)

10.34	Amendment No. 8 to Master Repurchase and Securities Contract dated as of February 11, 2022 among FS CREIT Finance WF-1 LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.36 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.35	Seventh Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of April 23, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.37 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.36	Eighth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of December 17, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 23, 2021)

10.37	Ninth Amendment to Uncommitted Master Repurchase and Securities Contract Agreement dated as of January 26, 2021 between FS CREIT Finance GS-1 LLC and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 3, 2022)

10.38	Master Repurchase Agreement dated as of February 22, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 25, 2021)

10.39	Guaranty Agreement dated as of February 22, 2021 made by FS Credit Real Estate Investment Trust, Inc. in favor of Barclays Bank, PLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on February 25, 2021)

10.40	First Amendment to Master Repurchase Agreement dated as of May 20, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.42 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.41	Second Amendment to Fee Letter and Second Amendment to Master Repurchase Agreement dated as of August 5, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on August 11, 2021)

Exhibit No.	Description

10.42	Third Amendment to Master Repurchase Agreement dated as of October 7, 2021 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.44 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.43	First Amendment to Guaranty Agreement dated as of December 17, 2021 between FS Credit Real Estate Investment Trust, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 10.45 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.44	Fourth Amendment to Master Repurchase Agreement dated as of January 18, 2022 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.46 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.45	Fifth Amendment to Master Repurchase Agreement dated as of February 16, 2022 between FS CREIT Finance BB-1 LLC and Barclays Bank PLC (incorporated by reference to Exhibit 10.47 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.46	Fourth Amendment to Loan and Security Agreement dated as of June 7, 2021 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on June 10, 2021)

10.47	Fifth Amendment to Loan and Security Agreement dated as of December 21, 2021 among FS Credit Real Estate Income Trust, Inc., FS CREIT Finance Holdings LLC, and City National Bank (incorporated by reference to Exhibit 10.49 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.48	Loan and Servicing Agreement dated as of September 20, 2021 among FS CREIT Finance MM-1 LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on September 24, 2021)

10.49	First Amendment to Loan and Servicing Agreement dated as of February 23, 2022 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.51 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.50	Indenture dated as of May 5, 2021 among FS Rialto 2021-FL2 Issuer, Ltd., FS Rialto 2021-FL2 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on May 11, 2021)

10.51	Indenture dated as of November 4, 2021 among FS Rialto 2021-FL3 Issuer, Ltd., FS Rialto 2021-FL3 Co-Issuer, LLC, FS Credit Real Estate Income Trust, Inc., and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on November 10, 2021)

10.52	Master Repurchase Agreement dated as of March 2, 2020 between Royal Bank of Canada and FS CREIT Investments LLC (incorporated by reference to Exhibit 10.54 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.53	Amendment No. 4 to Guarantee Agreement dated as of July 30, 2021 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.7 to Registrant’s Form 10-Q, as filed by the Registrant with the SEC on August 16, 2021)

Exhibit No.	Description

10.54	Amendment No. 5 to Guarantee Agreement dated as of December 17, 2021 between FS Credit Real Estate Income Trust, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.56 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.55	Third Amendment to Guarantee Agreement dated as of September 22, 2020 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.57 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.56	Fourth Amendment to Guarantee Agreement dated as of December 17, 2021 between FS Credit Real Estate Income Trust, Inc. and Goldman Sachs Bank USA (incorporated by reference to Exhibit 10.58 to Registrant’s Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

10.57	Second Amendment to Loan and Servicing Agreement dated as of March 4, 2022 among FS CREIT Finance MM-1 LLC, FS CREIT Finance Holdings LLC, Massachusetts Mutual Life Insurance Company and the other lenders from time to time, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on March 7, 2022)

10.58	Performance-Contingent Class I Share Right Agreement (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on December 16, 2021)

10.59	Indenture dated as of March 31, 2022, by and among FS Rialto 2022-FL4 Issuer, LLC, Wilmington Trust, National Association, Computershare Trust Company, National Association, and FS Credit Real Estate Income Trust, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the SEC on April 6, 2022)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Annual Report on Form 10-K, as filed by the Registrant with the SEC on March 30, 2022)

23.1*	Consent of Ernst & Young LLP

23.2	Consent of Venable LLP (Included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (Included in Exhibit 8.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on July 31, 2020)

24.2	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on April 1, 2022)

24.3	Power of Attorney (incorporated by reference to Exhibit 24.2 of the Registrant’s Registration Statement on Form S-11, as filed by the Registrant with the SEC on October 15, 2021)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 8th day of April, 2022.

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael C. Forman Michael C. Forman	Chief Executive Officer, President and Chairman (Principal Executive Officer)	April 8, 2022

/s/ Edward T. Gallivan, Jr. Edward T. Gallivan, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 8, 2022

* David J. Adelman	Director	April 8, 2022

* Jeffrey Krasnoff	Director	April 8, 2022

* Ryan N. Boyer	Independent Director	April 8, 2022

* James W. Brown	Independent Director	April 8, 2022

* Karen D. Buchholz	Independent Director	April 8, 2022

* Terence J. Connors	Independent Director	April 8, 2022

* John A. Fry	Independent Director	April 8, 2022

*By:	/s/ Michael C. Forman
Michael C. Forman
Attorney-in-fact